UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ACCO BRANDS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 Notice of Annual Meeting of
Stockholders and Proxy Statement

A message from Boris Elisman, Chairman and CEO and Thomas Kroeger, Lead Independent Director
April 1, 2022
Dear Fellow Stockholder:
We invite you to join the Board of Directors and our management team at the ACCO Brands Corporation 2022 Annual Meeting of Stockholders, which will be held at 9:30 a.m. Central Time on Tuesday, May 17, 2022. The sole purpose of the meeting is to consider the matters described in the following Notice of 2022 Annual Meeting and Proxy Statement.
This year's Annual Meeting will again be conducted virtually, via a live audio webcast at www.virtualshareholdermeeting.com/ACCO2022. By conducting our meeting virtually, we can provide our broad stockholder base with easier access and greater ability to attend and participate in the meeting, including the ability to ask questions and vote their shares at the meeting if they wish.
ACCO Brands had an outstanding 2021, with record sales and strong growth in earnings and operating cash flow. Net sales exceeded $2 billion for the first time, increasing 22.4 percent to $2.03 billion. The sales increase was driven by the PowerA acquisition, which added 15 percent, or $249.6 million. Comparable net sales increased 5 percent.1 Gross margin improved 70 basis points to 30.4 percent. Operating income increased 35 percent to $151 million, and earnings per share were up 61.5 percent to $1.05 per share. We reduced our debt $131 million during the year and raised our quarterly dividend 15 percent in the fourth quarter. We have increased the total amount of dividends paid every year since initiating a regular dividend four years ago.
We have transformed our business by investing in innovative branded consumer and technology products for use in businesses, schools and homes, both organically and through acquisitions. Fifty-nine percent of our 2021 net sales came from consumer and technology products, up from 54 percent in 2020 and 49 percent in 2019. This change, along with our product investments and focus on growing mass merchandise and e-tail channels, should enable us to continue to organically grow sales and increase profitability. At the same time, we are strategically managing declining customers and commoditized product categories for cash.
The strategic changes in our product portfolio towards consumer, technology and at-home products and the diversification and growth of our channels align well with the behavioral and business environment changes that have taken place during the COVID-19 pandemic. More consumers are working, entertaining and spending time at home, investing in wellness products and services and shopping through on-line channels. We believe a number of these changes will remain with us long after the pandemic is gone. Longer term, under normal conditions, we currently expect comparable net sales growth in a range of 2 percent to 4 percent worldwide.
Last year we also made good progress on our Environmental, Social and Governance (“ESG”) initiatives. Two years ago, we announced three quantitative ESG objectives: to improve the energy efficiency of our facilities by 10 percent, to increase the gender diversity of our global leadership team to 33 percent, and to raise the percentage of our revenue generated by products certified to third-party environment and sustainability standards 10 percentage points. We believe we are on track to meet these objectives by 2025.
[1]
Comparable net sales, which represents net sales excluding the impact of material acquisitions and with current period foreign operation sales translated at prior-year currency rate, is a non-GAAP financial measure. An explanation of how we calculate comparable net sales and a reconciliation of comparable net sales to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found on page 81.

It is important that your shares are represented at the meeting, whether or not you plan to attend via the live webcast, and we encourage you to vote your shares prior to the Annual Meeting. You can submit your proxy by using a toll-free telephone number, by mail, or through the Internet. Instructions for using these services are provided on the accompanying proxy card. If you decide to vote your shares using the accompanying proxy card, we urge you to complete, sign, date and return it promptly.
Sincerely,

Boris Elisman	Thomas Kroeger
Chairman of the Board,	Lead Independent Director
and Chief Executive Officer

Forward-Looking Statements
Statements contained in this letter and the accompanying proxy statement, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, operations, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.
Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic on the economy and our business, our customers and the end-users of our products, and other changes in the macro environment; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.
Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the ongoing impact of the COVID-19 pandemic, including factors such as the severity, duration and spread of the virus and the adequacy of public health measures to combat it, decreased demand for our school and office products due to closures and changes in work arrangements, disruption in the global supply chain and the consequences of the pandemic on the global economy; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming business; continued disruptions in the global supply chain; risks associated with changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports we file with the Securities and Exchange Commission (“SEC”).

NOTICE OF 2022 ANNUAL MEETING AND PROXY STATEMENT
The Annual Meeting of Stockholders of ACCO Brands Corporation (“ACCO Brands” or the “Company”) will be held via a live audio webcast at www.virtualshareholdermeeting.com/ACCO2022 at 9:30 a.m. Central Time on Tuesday, May 17, 2022, for the following purposes:
Item 1:	To elect nine directors identified in this Proxy Statement for a term expiring at the 2023 Annual Meeting;
Item 2:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022;
Item 3:	To approve, by non-binding advisory vote, the compensation of our named executive officers;
Item 4:	To approve the 2022 ACCO Brands Corporation Incentive Plan; and
Item 5:	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
We currently are not aware of any other business to be brought before the 2022 Annual Meeting (the “Annual Meeting”). Only holders of record of common stock at the close of business on March 25, 2022, will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting via the live audio webcast, you may vote at the meeting which will override any previously submitted proxy.
As in previous years, we are providing access to our proxy materials to our stockholders via the Internet. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the record date on or about April 1, 2022. The Notice describes how you can access our proxy materials, including this Proxy Statement, beginning on or about April 1, 2022.
We also are soliciting voting instructions from participants in the ACCO Brands Corporation 401(k) plan who hold shares of our common stock under the plan. We ask each plan participant to sign, date and return the accompanying voting instruction card or provide voting instructions by telephone or through the Internet as described on the voting instruction card.
By order of the Board of Directors

Pamela R. Schneider
Senior Vice President, General Counsel
and Corporate Secretary
This Proxy Statement and accompanying proxy are first being made available or distributed to our stockholders on or about April 1, 2022.

PROXY STATEMENT - HIGHLIGHTS
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

ACCO Brands Corporation Annual Meeting of Stockholders
Time and Date:	9:30 a.m. Central Time on Tuesday, May 17, 2022
Place:	Live audio webcast at www.virtualshareholdermeeting.com/ACCO2022
Record Date:	March 25, 2022

Proposals to be Voted on and Board Voting Recommendations
Proposals		Board Recommendations	Page No.
Item 1	Election of nine directors	FOR each nominee	11
Item 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2022	FOR	28
Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	69
Item 4	Approval of the 2022 ACCO Brands Corporation Incentive Plan	FOR	70
Corporate Governance
Board of Directors and Committees
•	Declassified Board of Directors - all directors elected annually
•	Lead Independent Director
•	89 percent of our directors are independent
•	Fully independent Audit Committee, Compensation and Human Capital Committee and Nominating, Governance and Sustainability Committee
•	Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting
•	All directors attended over 85 percent of Board and committee meetings held in 2021
Stockholder Interests
•	Majority voting standard for election of directors in uncontested elections
•	No rights or “poison pill” plan
•	Stock ownership guidelines which apply to all executive officers and directors
•	Annual vote to ratify independent auditors
•	Hedging, pledging and short sales of Company stock are prohibited

Executive Compensation
Boris Elisman, Chairman of the Board and Chief Executive Officer
Fiscal 2021 - Summary Compensation Table Total $7,276,781
•	Base Salary Earnings - $998,462
•	2021 Annual Incentive Plan Payout - $1,184,974
•	2020-2022 Long-Term Incentive Plan Equity Grant - $5,050,656 (represents grant date fair value)
•	Retirement and All Other Compensation - $42,689
Compensation Highlights
•	2021 say-on-pay proposal approved by 96.5 percent of the shares that voted on the proposal
•	Performance metrics aligned with business strategy and stockholder value creation
•	Incentive plan outcomes aligned with business performance
•	86 percent of CEO target compensation is at-risk based on financial performance measures or stock price appreciation
•	Independent compensation consultant
•	Double-trigger change-in-control provisions in executive severance and equity incentive plans
•	No excise tax gross-up on executive severance plan payments
•	No employment agreements for U.S.-based executive officers
•	Incentive compensation “clawback” policy
•	Annual compensation risk assessment
•	Incentive compensation plan and practices include good corporate governance features such as:
○	One-year minimum vesting with multi-year vesting requirements on equity incentives
○	Dividend equivalents payable only if underlying grant vests
○	No liberal share recycling
○	No stock option repricing, cash buyouts, or discounted stock options
○	No hedging, pledging and short sales of Company stock

VOTING AND PROXIES
Why is ACCO Brands distributing this Proxy Statement?
Our Board of Directors is soliciting proxies for use at the Annual Meeting to be held on Tuesday, May 17, 2022, beginning at 9:30 a.m. Central Time, via a live audio webcast at www.virtualshareholdermeeting.com/ACCO2022. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the matters to be voted upon at the Annual Meeting.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is for stockholders to act upon the following matters outlined in the Notice and described in this Proxy Statement: (1) the election of nine directors, (2) the ratification of KPMG LLP as our independent registered public accounting firm for 2022, (3) a non-binding advisory vote on the compensation of our named executive officers, (4) the approval of the 2022 ACCO Brands Corporation Incentive Plan, and (5) such other business as may properly come before the meeting or any adjournment or postponement thereof. In addition, management will be available to respond to questions from stockholders.
Why did I receive a Notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials via the Internet. The Notice we sent to our stockholders provides instructions on how to access and review this Proxy Statement and our Annual Report online, as well as how to vote online prior to the meeting. Providing proxy materials electronically significantly reduces the printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders and is more environmentally friendly.
If you receive a Notice, you will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail on an ongoing basis.
Who is entitled to vote?
Only stockholders who own ACCO Brands common stock of record at the close of business on March 25, 2022, are entitled to vote. Each holder of common stock is entitled to one vote per share. There were 96,839,378 shares of common stock outstanding on March 25, 2022.
What is the difference between being a record holder and holding shares in street name?
A record holder holds shares in his or her own name. Shares held in “street name” are shares that are held in the name of a bank, broker or other nominee on a person’s behalf. If the shares you own are held in “street name,” the bank, broker or other nominee will vote your shares according to your instructions. Under the rules of the New York Stock Exchange (“NYSE”), if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares on any “discretionary” items but will not be allowed to vote your shares with respect to any “non-discretionary” items.
Only the ratification of KPMG LLP as our independent registered public accounting firm (Proxy Item 2) is considered to be a discretionary item under the NYSE rules, and your bank, broker or other nominee will be able to vote on that item even if it does not receive voting instructions from you, so long as it holds your shares in its name. The election of directors (Proxy Item 1), the advisory vote on the compensation of our named executive officers (Proxy Item 3) and the approval of the 2022 ACCO Brands Corporation Incentive Plan (Proxy Item 4) are non-discretionary items. Therefore, if you hold your shares in “street name,” your bank, broker or other nominee cannot vote your shares with respect to these items unless it receives your voting instructions. Non-discretionary proxy items as to which no voting instructions are received are counted as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

How do I vote?
Stockholders of record can vote by telephone or through the Internet by following the instructions printed on the accompanying proxy card or in the Notice or by filling out and returning the accompanying proxy card. Stockholders may also vote at the meeting by following the procedures for voting during the virtual meeting posted at www.virtualshareholdermeeting.com/ACCO2022.
Stockholders who hold shares in “street name” can vote by following the voting instructions in the materials received from their bank, broker or other nominee. The availability of telephone and Internet voting for stockholders who hold shares in “street name” will depend on the voting processes of your bank, broker or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your bank, broker or other nominee.
How will my proxy be voted?
Your proxy, when properly signed and returned, or processed by telephone or through the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the Annual Meeting other than the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022, the advisory vote on the compensation of our named executive officers and approval of the 2022 ACCO Brands Corporation Incentive Plan. If any other matter is properly presented at the meeting, the persons named in the enclosed form of proxy will have the authority to vote on such matters at their discretion.
What constitutes a quorum?
The holders of a majority of the issued and outstanding common stock of the Company present either in person or by proxy at the Annual Meeting will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. If less than a majority of the outstanding shares of common stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.
What if I submit but don’t mark the boxes on my proxy or voting instruction?
If you hold shares in your name and sign and return your proxy, or cast your proxy by telephone or through the Internet, but do not specify how you want your shares to be voted, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. In summary, the Board of Directors recommends a vote:
•	FOR the election of each director nominee (Proxy Item 1);
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 (Proxy Item 2);
•	FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers (Proxy Item 3); and
•	FOR the approval of the 2022 ACCO Brands Corporation Incentive Plan (Proxy Item 4).
If you hold shares in “street name,” your bank, broker or other nominee cannot vote your shares on non-discretionary items to be brought for a vote at the Annual Meeting. As a result, if you do not provide instructions on how you want your shares to be voted, your bank, broker or other nominee will not have the authority to vote on any proxy item except Proxy Item 2 (ratification of independent auditors).
How do I attend the Annual Meeting?
Any stockholder of record as of the record date (March 25, 2022) and those who hold a valid proxy from a stockholder of record can attend the Annual Meeting online at www.virtualshareholdermeeting.com/
ACCO2022. The live audio webcast will start at 9:30 a.m. CT. You will need your 16-digit control number that is printed on your proxy card, the Notice or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend and participate during the Annual Meeting will be posted at www.virtualshareholdermeeting.com/ACCO2022. We encourage you to access the meeting at least 15 minutes prior to the start time to allow ample time to complete the online check-in process. Stockholders who wish to submit questions may do so during the live audio webcast of the meeting.
Why is the Annual Meeting being held virtually?
We have again decided to hold this year’s Annual Meeting solely online. By conducting our Annual Meeting virtually, we can provide our broad stockholder base with much greater access to attend the meeting while still providing the same rights and opportunities for stockholders to participate, including the ability to ask questions, as they would at an in-person annual meeting.
Will I have an opportunity to submit a question at the Annual Meeting?
If you are a stockholder as of the record date who attends the Annual Meeting, you will be able to ask questions by submitting them online beginning 15 minutes prior to and during the Annual Meeting. In order to do this, you must access the Annual Meeting using your 16-digit control number. Further guidance on how to submit questions for the Annual Meeting, and our procedures for responding to those questions, will be available on the virtual shareholder meeting log-in page (www.virtualshareholdermeeting.com/ACCO2022).
What if I have technical difficulties accessing the virtual meeting?
If you encounter any technical difficulties accessing the virtual meeting during check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page. Further information on how to receive assistance for any technical and logistical issues related to accessing the virtual meeting will be available on www.virtualshareholdermeeting.com/ACCO2022 in advance of the meeting.
Can I attend the Annual Meeting if I vote by proxy?
Yes. Attending the meeting via the live audio webcast does not revoke your proxy unless you cast a vote at the meeting.
Please note that attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 25, 2022, the record date, and to those who hold a valid proxy from a stockholder of record.
How can I revoke my proxy?
You may revoke your proxy at any time before it is actually voted by giving written notice to our Corporate Secretary at the address listed under “Stockholder Communications” below, or by delivering a later-dated proxy by mail or voting by telephone or Internet at a later date, which automatically revokes your earlier proxy if one of those methods was used for your initial proxy submission. If you attend the Annual Meeting via the live audio webcast, you may vote at the meeting which will override any previously submitted proxy.
Will my vote be public?
No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspector of Election and certain employees who have an obligation to keep your votes secret.
How many votes are needed to elect directors and how will votes be counted?
Each nominee for director will be elected to the Board of Directors (Proxy Item 1) if the votes cast for such nominee's election exceeds the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast for or against that nominee’s election). Please note that if you hold your shares in “street name,” your bank, broker or other nominee will not be permitted to vote your shares on Proxy Item 1 (election of directors) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.

You may vote for or against each of the nominees for the Board of Directors, or you may abstain. If you abstain, your shares will be counted for purposes of establishing a quorum for the meeting but will have no effect on the election of the nominees.
In accordance with the Company’s Corporate Governance Principles, each director nominee has submitted a contingent, irrevocable resignation that the Board of Directors may accept in the event that the votes cast for the director nominee's election do not exceed the votes cast against the director nominee's election (with abstentions not counted as a vote cast either for or against the director nominee's election). In that situation, the Nominating, Governance and Sustainability Committee (or a special committee consisting solely of independent directors not subject to a failed vote) would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. For additional information, see “Election of Directors--2022 Board of Director Nominees.”
How many votes are needed to approve the other matters to be voted upon at the Annual Meeting and how will votes be counted?
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for the approval of Proxy Items 2, 3 and 4. This means that of the number of shares represented at the meeting and entitled to vote on the matter, a majority of them must be voted for the proposal for it to be approved. Proxies marked as abstentions on Proxy Items 2, 3 and 4 will have the same effect as a vote against the proposal and broker non-votes will have no effect on the vote for the proposal.
With respect to any other matter to be voted upon, you may vote for, against or abstain, with abstentions having the same effect as a vote against the proposal.
Please note that if you hold your shares in “street name,” your bank, broker or other nominee will not be permitted to vote your shares on the advisory vote on the compensation of our named executive officers (Proxy Item 3) and on the approval of the 2022 ACCO Brands Corporation Incentive Plan (Proxy Item 4) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.
What if I participate in the ACCO Brands 401(k) plan?
We also are making this Proxy Statement available to and seeking voting instructions from participants in the ACCO Brands 401(k) plan who hold shares of our common stock under such plan. The trustees of the plan, as record holders of ACCO Brands common stock held in the plan, will vote whole shares attributable to you in accordance with your directions given on your voting instruction card, by telephone or through the Internet. If you hold shares of our common stock under the plan, please complete, sign and return your voting instruction card or provide voting instructions by telephone or through the Internet, as described on the voting instruction card, prior to May 12, 2022. The voting instruction card will serve as instructions to the plan trustees to vote the shares attributable to your interest in the manner you indicate on the card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Our Proxy Statement and 2021 Annual Report on Form 10-K are available at: www.proxyvote.com.

ELECTION OF DIRECTORS
(Proxy Item 1)
Our By-laws currently provide that the Board of Directors may consist of not less than nine nor more than thirteen members. Currently, there are nine members serving on our Board of Directors. The Board of Directors, upon recommendation from the Nominating, Governance and Sustainability Committee, has selected all of the currently serving directors as nominees for election as directors at the Annual Meeting.
Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. The Board of Directors believes that there are general requirements applicable to all directors as well as other skills and experience that should be represented on our Board as a whole, but not necessarily in each director. The Board of Directors and the Nominating, Governance and Sustainability Committee consider the entirety of the qualifications of directors and director nominees individually, as well as in the broader context of the Board's overall composition and the Company's current and future needs.
Qualifications Required for All Directors
In assessing potential directors, including those recommended by stockholders, the Board of Directors and the Nominating, Governance and Sustainability Committee consider a variety of factors, including the evolving needs of the Board of Directors and the Company as well as other criteria established by the Board of Directors. These include the potential director's judgment, independence, business and educational background, stature, public service, conflicts of interest, integrity, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board of Directors and to the affairs of the Company. The Board of Directors and the Nominating, Governance and Sustainability Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. In accordance with the Company's Corporate Governance Principles, a director will not be nominated for election to the Board of Directors following his or her 74th birthday unless the full Board, upon the recommendation of the Nominating, Governance and Sustainability Committee, determines that it is in the best interests of the Company and its stockholders to extend the director's service for an additional period of time.
Board Diversity
The Board of Directors believes that diversity and inclusion are important considerations in board composition. While not maintaining a specific policy on board diversity requirements, we believe that our directors should have diverse backgrounds and possess a variety of skills, qualifications, experience and knowledge that complement the attributes of other Board members and enable them to contribute effectively to the Board's oversight role. We also believe the Board should include directors with a mix of tenures. When considering director qualifications, the Board of Directors and the Nominating, Governance and Sustainability Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. The Nominating, Governance and Sustainability Committee also evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Whenever a vacancy arises on the Board, we seek to identify and consider a diverse slate of potential nominees specifically including women and ethnically and racially diverse individuals. Depending on the current composition of the Board of Directors, the Nominating, Governance and Sustainability Committee may weigh certain factors, including those relating to diversity, more or less heavily when ultimately selecting a director nominee. One-third of our nine director nominees are women, including two who currently chair our Finance and Planning Committee and our Nominating, Governance and Sustainability Committee. Two director nominees have ethnically diverse backgrounds.
Experience, Qualifications and Skills Represented on Our Board of Directors
In addition to the general qualifications highlighted above, in light of the Company's current needs and its business strategy, our Board of Directors has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board of Directors believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, consumer brands management, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in international market development, corporate strategy, corporate governance and risk management. The Board of Directors also believes it is important that a meaningful number of our directors have operating knowledge of the markets and industries in which the Company operates and competes, as well as general management experience or experience serving as a public company director. As a group, the members of the Board of Directors reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment.
2022 Board of Director Nominees
The Board of Directors proposes that each of the nine nominees named and described below be elected for a one-year term expiring at the 2023 annual meeting of stockholders or when his or her respective successor is duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for election.
Our Board of Directors is comprised of individuals who collectively possess the particular qualifications and experiences we consider important to be represented on our Board of Directors as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board of Directors and the particular expertise, qualifications and skills we believe should be represented on our Board of Directors. Many of our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which led to each individual's selection as a nominee and the collective strength of our Board's experience and expertise.
	Boris Elisman	Gina Boswell	Kathleen S. Dvorak	Pradeep Jotwani	Robert J. Keller	Thomas Kroeger	Ron Lombardi	Graciela I. Monteagudo	E. Mark Rajkowski
Director Since	2013	2022	2010	2014	2005	2009	2018	2016	2012
Age	59	59	65	67	68	73	58	55	63
Gender	M	F	F	M	M	M	M	F	M
Ethnically Diverse				Yes				Yes
Senior Operating Executive Expertise	✔	✔		✔	✔		✔	✔	✔
Senior Financial Executive Expertise			✔				✔		✔
Senior Marketing/Sales Executive Expertise	✔	✔		✔	✔			✔
Senior HR/Compensation/Talent Development Expertise						✔
Consumer Brand and Digital Expertise		✔		✔			✔	✔
Operating Knowledge of Company's Industries	✔		✔		✔	✔
Public Company Directorship Experience		✔		✔	✔	✔	✔	✔	✔
IT/Cybersecurity/Technology Expertise	✔		✔				✔		✔
International Market Development Expertise	✔	✔		✔				✔
Corporate Strategy Development Expertise	✔		✔		✔	✔	✔		✔
Corporate Governance Expertise		✔	✔	✔		✔		✔
Risk Management Expertise			✔		✔	✔			✔

The following paragraphs provide information about each director nominee’s background, including positions held, principal occupation and business experience for the past five years, and the names of other publicly traded companies for which he or she currently serves as a director or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see “Certain Information Regarding Security Holders.” There are no family relationships among any of the directors and executive officers of ACCO Brands.
The Board of Directors recommends that you vote FOR the election of all the nominees.
BORIS ELISMAN

Boris Elisman, Chairman of the Board and Chief Executive Officer. Mr. Elisman is the Company's Chairman of the Board and Chief Executive Officer. Mr. Elisman was appointed as Chairman of the Board in May 2016. Prior to becoming our President and CEO in March 2013, Mr. Elisman served as President and Chief Operating Officer of the Company from 2010 and was President, ACCO Brands Americas from 2008 to 2010. In 2008, he served as President of the Company's Global Office Products Group and from 2004 to 2008, he served as President of the Company's Computer Products Group.

GINA R.BOSWELL

From May 2017 until her retirement in October 2019, Ms. Boswell was President, Customer Development for Unilever U.S.A., one of the largest markets for Unilever PLC/Unilever N.V., a multinational consumer goods company. From September 2015 to May 2017, she served as Executive Vice President and General Manager for Unilever UK and Ireland and before that as Executive Vice President, Personal Care. Prior to joining Unilever, Ms. Boswell served in various senior leadership positions with numerous consumer goods companies, including The Alberto Culver Company, Avon Products, Inc., Ford Motor Company and Estee Lauder Companies. Ms. Boswell has been a director of Manpower Group, Inc. since 2007, and a director of Wolverine Worldwide, Inc. since 2013.

KATHLEEN S. DVORAK

Ms. Dvorak served as Executive Vice President and Chief Financial Officer of Richardson Electronics, Ltd., a global provider of engineered solutions and a leading distributor of electronic components to the electron device marketplace from 2007 until her retirement in August 2015. Previously, she was Senior Vice President and Chief Financial Officer of Essendant Inc. (formerly United Stationers Inc.), an office products wholesaler and distributor. Ms. Dvorak has a certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

PRADEEP JOTWANI

Mr. Jotwani had a long and successful career at Hewlett-Packard Company (“HP”) serving in a number of different capacities from 1982 to 2007 and again from 2012 until July 2015. Among his responsibilities at HP were founding and serving as President of HP’s Consumer Business and setting up and serving as the Senior Vice President of Printing Supplies. When he retired from Hewlett-Packard in July 2015, he was Senior Vice President, LaserJet and Enterprise Solutions. In 2016 and 2017, Mr. Jotwani was a Fellow at the Distinguished Careers Institute at Stanford University.

ROBERT J. KELLER

Mr. Keller served as Chairman of the Board of Directors of the Company from October 2008 until his retirement in May 2016, and as Chief Executive Officer of the Company from October 2008 to March 2013. Prior to joining the Company, Mr. Keller served as President and Chief Executive Officer and as a director of APAC Customer Services, Inc., a provider of business process outsourcing services, and served in various capacities at Office Depot, Inc., most recently as its President, Business Services Group.

THOMAS KROEGER

Mr. Kroeger served as President of Spencer Alexander Associates, a provider of management consulting and executive recruiting services, from January 2004 until his retirement in March 2017. Mr. Kroeger previously served as chief human resources officer for each of Invacare Corporation, Office Depot, Inc. and The Sherwin-Williams Company. In each of these positions he was also a member of each company's executive committee.

RON LOMBARDI

Mr. Lombardi is Chairman, President and Chief Executive Officer of Prestige Consumer Healthcare, Inc. (formerly Prestige Brands Holdings, Inc.) (“Prestige”), which markets and distributes brand-name consumer healthcare products throughout the United States and in certain international markets. He was elected Chairman of the Board of Prestige in May 2017 and has served as a director and as President and Chief Executive Officer since June 2015. Prior to this role, Mr. Lombardi served as Prestige's Chief Financial Officer from December 2010 until November 2015.

GRACIELA I. MONTEAGUDO

Ms. Monteagudo served as Chief Executive Officer of LALA U.S., a dairy company focused on manufacturing and selling drinkable yogurts and value-added specialty milks from March 2017 to December 2018. Ms. Monteagudo previously served as Senior Vice President and President, Americas for Mead Johnson Nutrition Company from July 2015 to February 2017 where she was responsible for Mead Johnson’s businesses in North America and Latin America. Between May 2012 and June 2015, Ms. Monteagudo served as Mead Johnson’s Senior Vice President and General Manager, North America and Global Marketing. Ms. Monteagudo has been a director of iHeartMedia, Inc. since June 2021, and a director of WD-40 Company since June 2020. Ms. Monteagudo is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

E. MARK RAJKOWSKI

Mr. Rajkowski served as Senior Vice President and Chief Financial Officer of Xylem Inc., a global water technology company, from March 2016 until his retirement in December 2020. Mr. Rajkowski previously served as Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation from 2004 until July 2015. He began his career with PricewaterhouseCoopers LLP and held financial and operating positions of increasing responsibility at Eastman Kodak Company prior to joining MeadWestvaco. Mr. Rajkowski is also a director of Orbia Advance Corporation S.A.B. de C.V., a global provider of innovative solutions for building and infrastructure, data communications, irrigation and chemical applications to advance life around the world.

Each of our director nominees possesses the judgment and business and educational background required, has a proven track record of success in his or her field as well as a reputation for integrity, honesty and adherence to high ethical standards. They each have business acumen, an ability to exercise sound judgment and a commitment of service to our Company, its stockholders and the Board of Directors.
Each of the director nominees has consented to serve a one-year term if elected. If any director nominee should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors. Additionally, in accordance with the Company’s Corporate Governance Principles, each director nominee has submitted a contingent, irrevocable resignation that the Board may accept in the event that the votes cast for the director nominee's election do not exceed the votes cast against the director nominee's election (with abstentions not counted as a vote cast either for or against the director nominee's election). In that event, the Nominating, Governance and Sustainability Committee (or a special committee consisting solely of independent directors not subject to a failed vote) would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would then act on this recommendation within 90 days of the date that the election results were certified, and the Company would promptly publicly disclose the Board’s decision.
During 2021, there were fourteen meetings of the Board of Directors. During the first half of 2021, the Board continued to meet monthly with management regarding the ongoing impact of the pandemic on the Company. Each director attended more than 85% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served. In addition to participation at Board of Directors and committee meetings, our directors discharged their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with our Chairman and CEO and other members of senior management regarding matters of interest and concern to ACCO Brands.

CORPORATE GOVERNANCE
The Board of Directors has adopted Corporate Governance Principles to assist it in the exercise of its responsibility to oversee the performance of the Company's management for the benefit of the Company's stockholders and the creation of stockholder value. These principles, along with the charters of the Board of Directors' committees and other key policies and practices of the Board of Directors, provide a framework for the governance of the Company.
Director Independence
The Corporate Governance Principles provide that a majority of the members of the Board of Directors, and each member of the Audit Committee, the Compensation and Human Capital Committee and the Nominating, Governance and Sustainability Committee, must meet certain criteria for independence. Based on the NYSE independence requirements, the Corporate Governance Principles (which are available on our website, www.accobrands.com) set forth certain standards to assist the Board of Directors in determining director independence. The Corporate Governance Principles provide that a director will be considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Corporate Governance Principles provide that under no circumstances will a director be considered independent if:
(a)	the director is a current employee of the Company or any of its subsidiaries, or has an immediate family member who is a current executive officer of the Company or any of its subsidiaries;
(b)	the director is a former employee, or any immediate family member is a former executive officer, of the Company or its subsidiaries, until three years after the employment has ended;
(c)
the director (1) is a current partner or employee of the firm that is the Company's internal or external auditor; (2) has been within the last three years, or has an immediate family member that has been within the last three years, a partner or employee of such firm and worked on the Company's audit during that time; or (3) has an immediate family member who is currently, or within the last three years has been, an employee of such firm and participates in the audit, assurance or tax compliance (but not tax planning) practice;

(d)
the director or an immediate family member has been within the last three years employed as an executive officer of another company where any of the Company's present executive officers serves or has served at the same time on that company's compensation and/or human capital committee;

(e)
in any year, the director or any immediate family member receives, or in any twelve-month period within the last three years has received, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on future service); or

(f)
the director is a current employee, or any immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of the other company's consolidated gross revenues.

Each currently serving member of the Board of Directors, other than Mr. Elisman, has been affirmatively determined by the Board of Directors to be independent as defined in the Corporate Governance Principles and in accordance with NYSE independence requirements. Additionally, former directors James A. Buzzard, who died on April 9, 2021, and Hans Michael Norkus, who retired effective as of the date of the 2021 Annual Meeting, were determined to be independent during their 2021 tenure.
Stockholder Communication
The Board of Directors and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Chairman or the Office of the Corporate Secretary, Four Corporate Drive, Lake Zurich, Illinois 60047. Stockholders and other interested parties who wish to communicate with the non-employee or independent directors, any individual director or the Lead Independent Director should direct their communication care of the Office of the

Corporate Secretary at the address above. The Corporate Secretary will forward to our Lead Independent Director any communications intended for the full Board of Directors, for the non-employee or independent directors as a group, or for the Lead Independent Director. Communications intended for an individual director will be forwarded directly to that director. If multiple communications are received on a similar topic, the Corporate Secretary may, in her discretion, forward only representative correspondence. Any communications that are unrelated to the Company or Board business or that are abusive, inappropriate or in bad taste or present safety, security or privacy concerns may be handled differently.
Annual Meeting Attendance
We do not have a formal policy requiring members of the Board of Directors to attend stockholders' annual meetings, although all directors are currently expected to attend our live audio webcast. All of the director nominees serving on the Board of Directors at the time of the 2021 annual meeting of stockholders attended the 2021 annual meeting which was also held virtually.
Board of Directors' Leadership Structure
Chairman and CEO
The Board of Directors regularly evaluates the Company’s leadership structure and whether it is in the best interests of the Company for the positions of Chairman and CEO to be separate or combined. Since May 2016, the role of the Chairman and CEO has been combined under Boris Elisman. The Board continues to believe that having a single leader for the Company conveys unified leadership and direction to our customers, business partners, investors and other stakeholders and sharpens our focus in executing our business strategies and plans. The Board believes that this leadership structure has contributed to our long-term financial success.
Lead Independent Director
We believe that having a Lead Independent Director provides essentially the same benefits as having an independent chairman in terms of access to management and an independent voice with significant input into corporate governance. Mr. Kroeger currently serves as our Lead Independent Director, who presides at meetings of all non-employee directors in executive session. Each regularly scheduled quarterly Board meeting includes a non-employee director executive session. This allows directors to speak candidly on any matter of interest, without the Chairman and CEO, or other members of management, present. The Lead Independent Director works closely with Mr. Elisman in establishing the agenda for each meeting of the Board of Directors, attends committee meetings, as appropriate, and acts as a conduit for contact between Mr. Elisman and the other directors. Together with the chairman of our Compensation and Human Capital Committee, the Lead Independent Director also facilitates the process of evaluating Mr. Elisman's performance and determining his compensation.
Independent Committee Structure
Further, we view the independent members of our Board of Directors and the four standing Board committees as providing appropriate oversight and further balance to the combined Chairman and CEO role. For additional information regarding the roles and responsibilities of our Audit Committee, Compensation and Human Capital Committee, Nominating, Governance and Sustainability Committee, and Finance and Planning Committee, see “Committees.” The Chairman and CEO does not serve on any of our standing committees and, as discussed in more detail below, the entire Board of Directors is actively involved in overseeing our risk management. We believe the independent composition of our principal Board committees, together with the Lead Independent Director, provides balanced leadership and consistent, effective oversight of our management and our Company.
Risk Oversight
Our Board of Directors believes that an effective enterprise risk management program (“ERM”) will identify in a timely manner the material risks we face and communicate necessary information about those risks to senior management and, as appropriate, to the Board of Directors or its relevant committees. Additionally, our Board of Directors believes an effective ERM will support the implementation of appropriate and responsive risk management strategies and integrate risk management into our decision-making. Our senior management has primary responsibility for managing enterprise risks as well as the day-to-day risks associated with our business, including strategic, operational, financial, legal, regulatory, cybersecurity and technology, environmental, social, governance, geopolitical, reputational, and emerging risks.
Our Board is responsible for the oversight of our risk management. Our ERM includes procedures designed to help identify, evaluate, monitor, manage and mitigate the major internal and external risks we are exposed to in our business, and to align risk-taking appropriately with our efforts to increase stockholder value. The Board currently oversees our risk management primarily through the Nominating, Governance and Sustainability Committee, which oversees the ERM procedures established by management and the delegation of specific areas of risk to other Board committees to ensure comprehensive risk oversight. Our Board receives regular reports from each Board committee regarding management's reports on the areas of risk overseen by the committees. During 2020 and the first half of 2021, at the peak of the COVID-19 pandemic, the Board of Directors met with executive management at least once a month to understand the impact of the pandemic on the Company and oversee the actions management was taking to address these impacts.
In late 2021, at the request of the Nominating, Governance and Sustainability Committee, management conducted a review of its handling of the COVID-19 pandemic and its impacts on the Company to identify lessons learned regarding the Company’s preparedness for, and management of, the situation. The review identified both strengths and opportunities for improvement as it relates to the Company's cybersecurity risks and mitigation plans. Management reviewed and discussed these findings with the Nominating, Governance and Sustainability Committee and has incorporated the learnings into its ongoing ERM activities.
Cybersecurity
Our Audit Committee oversees the Company's cybersecurity risks. Ms. Dvorak, a member of our Audit Committee has a certificate in Cybersecurity Oversight from the National Association of Corporate Directors. Our Senior Vice President and Chief Information Officer and our Vice President, Global Cybersecurity, update the Audit Committee periodically regarding the actions management is taking to mitigate the Company's cybersecurity risks and continually enhance the Company's cybersecurity protection. Annually, they also present information regarding management's annual cybersecurity risk and maturity assessments. This annual briefing is also posted to the full Board. The Audit Committee is notified and briefed regularly in the event of a cybersecurity incident, regardless of the ultimate severity of the situation. During 2021, the Board and executive management also participated in cybersecurity training, including a mock tabletop exercise, facilitated by outside cybersecurity experts. Separately, the executive leadership team conducts a tabletop exercise in cybersecurity annually with assistance from outside experts. Learnings from these activities are incorporated into management's ongoing evaluation of cybersecurity risks and mitigation activities.
The Company maintains cybersecurity insurance coverage in an amount that management believes to be appropriate for the Company's risk profile. The Company also conducts mandatory cybersecurity training for its employees twice a year and all new hires are required to take cybersecurity training within 48 hours of receiving their Company computer. Failure to complete the training results in their system access being suspended until completion. Periodically, management conducts “phishing” exercises to test the effectiveness of its training programs. Under certain circumstances, employees who fall prey to the exercise are required to participate in additional remedial cybersecurity training. The results of these exercises are reported to the Audit Committee. Employees also receive monthly newsletters highlighting cybersecurity developments as well as targeted email messages, as appropriate.
Governance, Environmental Sustainability and Social Responsibility
Together, the Nominating, Governance and Sustainability Committee and the Compensation and Human Capital Committee oversee the Company's environmental, social and governance (“ESG”) activities and risks. In 2019, the Company publicly announced its intention to achieve three ESG goals by 2025. These commitments are 1) improving the energy efficiency of our facilities, 2) increasing the percentage of female leaders globally, and 3) raising the percentage of our revenue generated from certified or sustainable products. The full Board receives a quarterly scorecard tracking the Company's progress against these goals as well as an overall update on ESG at least annually.

The Nominating, Governance and Sustainability Committee oversees management's administration of the Company's corporate social responsibility and environmental sustainability programs and its annual ESG reporting. In December 2021, this committee changed its name and updated its charter to enhance its role relative to environmental sustainability. It also oversees the Company's corporate governance policies and practices, including its Code of Conduct and corporate compliance programs and training. Mandatory Code of Conduct training is conducted twice a year. Areas of focus include anti-corruption and bribery as well as the importance of “speaking-up” and the Company's non-retaliation policy. The Nominating, Governance and Sustainability Committee receives updates from management at least annually on all of these topics. These briefings are also posted to the full Board.
In December 2020, the Compensation Committee updated its charter to enhance its role in overseeing the Company's diversity and inclusion strategies as well as overall Company culture and employee health and safety and changed its name to the Compensation and Human Capital Committee. Our Global Chief People Officer regularly updates the Compensation and Human Capital Committee on the status of the Company's diversity and inclusion and culture initiatives. She also reviews these initiatives at least once a year with the full Board. During 2021, the Company conducted its periodic employee engagement survey. Over 90 percent of employees participated in the survey. Results of the survey overall were very positive and showed improvement on 83 percent of items repeated from the prior employee engagement survey. The Company had a higher average employee engagement rating than either general industry or consumer goods companies as measured by the independent firm used to conduct the survey. Management is currently determining the actions it will take to address various areas of opportunity for further improvement.
Other Enterprise Risks
Other ERM risks overseen by our Board's committees are as follows:
•
Audit Committee: Our Audit Committee oversees the financial risks associated with the preparation of the Company's financial statements and our financial compliance activities, including the adequacy of our internal controls over financial reporting, our disclosure controls and procedures and our information technology general controls. The Audit Committee receives regular reports from the Company's Vice President of Internal Audit regarding internal audit engagements and findings and from the Company's General Counsel regarding litigation, claims and regulatory matters.

•
Finance and Planning Committee: Our Finance and Planning Committee assists in monitoring and overseeing financial risks with respect to the Company's capital structure, investments, use of derivatives and hedging instruments, currency exposure, financial resiliency, and other business and financing plans and policies.

•
Compensation and Human Capital Committee: Our Compensation and Human Capital Committee considers the risks and structure of our executive compensation programs with an eye to providing incentives that appropriately reward executives for growing stockholder value without undue risk taking. It reviews, at least annually, the relationship between the Company's ERM and corporate strategy and executive compensation. The Compensation and Human Capital Committee also reviews incentive plan designs to ensure they do not encourage excessive risk taking and they incorporate appropriate risk mitigation features. See “Compensation Discussion and Analysis--Discussion and Analysis--Compensation Risk Assessment.” It also oversees the Company's succession planning and management development programs.

In addition to the activities undertaken by each of the Board committees, the Board as a whole participates in regular discussions among directors and with senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions and legal compliance matters. Operational and strategic presentations to the Board include consideration of the challenges and risks to our business. At least annually, our Board reviews management's long-term strategic plans and the risks associated with carrying out these plans.

Committees
The Board of Directors has established an Audit Committee, a Compensation and Human Capital Committee, a Nominating, Governance and Sustainability Committee and a Finance and Planning Committee, each of which operates pursuant to a written charter that is available on our website (www.accobrands.com). The Company also has an Executive Committee that consists of Messrs. Kroeger (Chairperson), Elisman, Keller and Rajkowski. The Executive Committee has all the power and authority of the Board of Directors except for specific powers that must be exercised by the entire Board of Directors.
Audit Committee
Members	Number of Meetings Last Year

The members of the Audit Committee are Mr. Lombardi (Chairperson), Ms. Dvorak, and Mr. Rajkowski. Each member meets the independence standards of our Corporate Governance Principles and the NYSE and the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member meets the financial literacy requirements of the NYSE and has been determined by the Board of Directors to be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.
Nine
Primary Functions

Oversees (1) the integrity of our financial statements and our accounting and financial reporting processes, (2) the independence and qualifications of our independent auditors, (3) the performance of the independent auditors and our internal audit function, and (4) our compliance with legal and regulatory requirements not specifically delegated to other Board committees. As part of its responsibilities, the Audit Committee, among other things:

•	retains and oversees an independent, registered public accounting firm to serve as the Company's independent auditors and monitors the independence and performance of our independent auditors;
•	approves the scope of audit work and reviews reports and recommendations of our independent auditors;
•	discusses with our independent auditors our annual and quarterly financial statements and meets separately with our independent auditors on a quarterly basis;
•	reviews internal audit staffing levels, qualifications and annual expense budgets, and oversees our internal audit function;
•	reviews the annual internal audit plan, summaries of key reports and updates on the results of internal audit work;
•	pre-approves all audit and permissible non-audit services to be provided by our independent auditors in accordance with policies and procedures established and maintained by the Audit Committee;
•
reviews and discusses with management our financial statements and quarterly and annual reports to be filed with the SEC, including any significant issues regarding financial statement presentation and judgments, as well as our earnings announcements and related materials;

•
reviews and discusses with management major issues regarding accounting and auditing principles and practices, significant changes in the Company’s selection or application of accounting principles and the effect of any pending or newly implemented regulatory and accounting initiatives on the Company’s financial statements;

•
reviews and discusses with management the adequacy and effectiveness of our disclosure controls and procedures and our internal control over financial reporting, including any material weaknesses, significant deficiencies or changes in internal controls;

•	discusses with management, the internal auditors and the independent auditor, the Company’s policies and procedures governing risk assessment and risk management;
•
oversees management’s policies and procedures related to (i) managing risks associated with the preparation of the Company’s financial statements, (ii) data security risks, including cybersecurity threats and data integrity, (iii) business continuity and disaster recovery, and (iv) except as delegated to the Finance and Planning Committee, financial risk assessment and risk management, and discusses with management the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	establishes and oversees procedures for receiving and responding to concerns regarding accounting, internal control over financial reporting and auditing matters; and
•	reviews and approves (or ratifies where appropriate) certain related-party transactions.

Compensation and Human Capital Committee
Members	Number of Meetings Last Year

The members of the Compensation and Human Capital Committee are Messrs. Jotwani (Chairperson) and Kroeger and Mses. Boswell and Monteagudo. Each member meets the independence standards of our Corporate Governance Principles and the NYSE, as well as qualifies as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
Eight
Primary Functions

Oversees compensation and benefit programs for our executive officers and other members of senior management, with a view towards attracting, motivating, and retaining high-quality leadership and compensating those individuals in a manner that is aligned with stockholders' interests, consistent with competitive practices, commensurate with performance and in compliance with the requirements of appropriate regulatory bodies, as well as the Company's human capital strategies related to its strategic business plans and social responsibility goals. As part of its responsibility, the Compensation and Human Capital Committee, among other things:

•	establishes the Company's compensation philosophy;
•	considers the impact of say-on-pay vote outcomes and shareholder engagement feedback on executive compensation;
•	reviews and approves, at least biennially, the compensation Peer Group used to establish executive pay levels and design practices and assess performance;
•	reviews and approves the use of cash and equity incentives, as well as the metrics used for short- and long-term incentives and the range of performance requirements for each incentive program;
•	annually reviews and recommends to the Board of Directors the compensation of our CEO and evaluates his performance, and establishes and approves the compensation for our other executive officers;
•
administers and reviews the Company's incentive compensation plans; determines and approves, or recommends for approval, grants of awards under such plans to executive officers; and delegates, at its discretion, to the CEO the authority to grant equity-based and incentive awards to non-executive employees;

•	oversees and, where applicable, administers the Company's health and benefit and defined benefit, retirement and supplemental retirement plans, including the Company's 401(k) plan;
•
exercises the Board of Directors' authority with respect to employment, compensation, severance and change-in-control arrangements or agreements with executive officers, and, if applicable, other key employees as it may determine, and oversees management's administration of such agreements or arrangements;

•	oversees the succession planning and management development processes for all executive officers and makes recommendations to the Board of Directors in connection with succession planning for our CEO;
•	oversees the development of human capital strategies in support of the Company's strategic business plan;
•	monitors progress toward the Company's achievement of its social sustainability goals (the “S” in ESG), e.g., pay equity, diversity and inclusion, and employee engagement;
•	assesses risk management with respect to the Company's executive compensation policies and practices;
•
periodically reviews the incentive compensation recoupment or forfeiture policies applicable to the Company’s executive officers and from time-to-time updates or makes recommendations to the Board regarding updates to such policies; and

•	establishes and reviews guidelines requiring our executives and other officers to maintain certain levels of stock ownership in the Company.

Nominating, Governance and Sustainability Committee
Members	Number of Meetings Last Year

The members of the Nominating, Governance and Sustainability Committee are Ms. Monteagudo (Chairperson), Ms. Boswell and Messrs. Jotwani and Kroeger. Each member meets the independence standards of our Corporate Governance Principles and the NYSE.
Seven
Primary Functions

Develops and oversees the Company's corporate governance policies and provides advice with respect to corporate governance, the rights and interests of stockholders and other stakeholders; oversees the Company's corporate social responsibility and environmental sustainability programs; and identifies, reviews and recommends qualified candidates for election to the Board of Directors and its committees. As part of its responsibility, the Nominating, Governance and Sustainability Committee, among other things:

•	annually reviews and, if desirable, recommends changes to the Company's Corporate Governance Principles;
•	reviews and provides recommendations with respect to the composition and structure of the Board of Directors and the duties, powers, composition and structure of the Board's committees;
•
establishes and reviews criteria relating to the qualifications, candidacy, service and tenure of directors and the procedures for the consideration of director candidates recommended by the Company's stockholders;

•	identifies and evaluates potential director candidates and recommends nominees for election or re-election as members of the Board of Directors;
•	establishes and reviews criteria and qualifications for membership on the Board's committees and recommends directors for membership on such committees;
•	together with our Lead Independent Director, manages the annual performance review process of the Board of Directors and the Board's committees;
•	annually reviews and may make recommendations regarding compensation arrangements for non-employee directors, and administers the Company's non-employee director deferred compensation plan;
•	develops, recommends and periodically reviews the non-employee director stock ownership guidelines;
•	oversees management's administration of the Company's ERM; and
•
oversees management's administration of the Company's corporate social responsibility and environmental sustainability programs (ESG) and periodically evaluates the effectiveness of, and makes recommendations regarding, the Company's environmental, social and governance programs, policies and initiatives.

Finance and Planning Committee
Members	Number of Meetings Last Year

The members of the Finance and Planning Committee are Ms. Dvorak (Chairperson), Ms. Boswell and Messrs. Keller, Lombardi and Rajkowski. Each member meets the independence standards of our Corporate Governance Principles and the NYSE.
Six
Primary Functions

Assists the Board of Directors in fulfilling its responsibilities to monitor and oversee the Company's financial affairs with respect to the Company's capital structure, investments, business and financing plans and policies, as well as financing requirements. The Finance and Planning Committee also evaluates specific financial proposals, plans, strategies, transactions and other initiatives. As part of its responsibility, the Finance and Planning Committee, among other things:

•
reviews the capital structure and financing requirements of the Company, as well as the Company's debt ratings and bank credit facility arrangements, and makes recommendations to management concerning the Company's liquidity needs;

•
reviews and approves the Company's policies related to the use of hedging and derivative instruments, including, among other things, approving any future authorizations for the Company and its subsidiaries to enter into swaps;

•
reviews and makes recommendations to the Board on strategic actions under consideration by the Company, including any proposed acquisitions or divestitures, mergers, joint ventures or strategic alliances or investments (including the financing thereof) or other actions to maintain or enhance shareholder value, where more in-depth consideration may be warranted than is practical for the whole Board to undertake;

•
reviews and makes recommendations to management regarding the annual business plan, the Company's dividend policy, and proposals regarding equity or debt transactions or proposed strategic or other extraordinary actions under consideration; and

•	annually reviews the funding and investment performance of the Company's defined benefit, retirement and supplemental retirement plans, including the Company's 401(k) plan.

Board and Committee Self-Evaluation
The Board recognizes that a thorough, constructive self-evaluation process enhances its effectiveness and is an essential element of good corporate governance. Accordingly, the Nominating, Governance and Sustainability Committee, together with our Lead Independent Director, oversee an annual self-evaluation process to ensure that the full Board and each of its committees conducts a thorough self-assessment of its performance and solicits feedback for improvement. Evaluation topics include board meeting mechanics and content quality; board organization, composition and operation; performance of board members, including the quality and candor of board deliberations; board dynamics and culture; committee performance and director education opportunities. The Nominating, Governance and Sustainability Committee reviews and reassesses the format and effectiveness of the evaluation process each year and makes changes when considered necessary or appropriate.
The purpose of the self-evaluation process is to identify ways in which to enhance the effectiveness of the Board’s and committees’ oversight of the Company’s business and financial performance and its corporate governance. Feedback on individual director performance is encouraged as part of the process.
As part of the self-evaluation process, each director completes written questionnaires developed by the Nominating, Governance and Sustainability Committee to provide feedback on the effectiveness of the Board and the committees on which he or she serves. The Lead Independent Director receives a summary of all responses from the written questionnaires and then has one-on-one discussions with each director. Each Committee Chair also receives the summary responses for his or her committee and may also have individual discussions with committee members. The results of the written questionnaires and the topics generated from the individual conversations with the Lead Independent Director and Committee Chairs are presented to the Board and each committee for discussion in executive session.
Director Nomination Process
In identifying and evaluating director candidates for recommendation as nominees to the Board of Directors, the Nominating, Governance and Sustainability Committee will determine, among other things, whether there are any evolving needs of the Board of Directors and the Company that require a director with particular expertise, experience or background to fill that need. The Nominating, Governance and Sustainability Committee may retain a third-party search firm to locate and provide information on candidates that meet the needs of the Board of Directors at that time. The Chairperson of the Nominating, Governance and Sustainability Committee and some or all of the members of the Nominating, Governance and Sustainability Committee and the Board will interview potential candidates that are deemed appropriate. If the Nominating, Governance and Sustainability Committee determines that a potential candidate meets the needs of the Board of Directors, has the qualifications, and meets the standards set forth in the Company's Corporate Governance Principles and as further described under the headings “Election of Directors--Qualifications Required for All Directors”, and “--Experience, Qualifications and Skills Represented on Our Board of Directors” and “--Board Diversity,” it will recommend to the Board of Directors the nomination of the candidate.
The Nominating, Governance and Sustainability Committee will consider director candidates recommended by stockholders if properly submitted to the Nominating, Governance and Sustainability Committee. Stockholders wishing to recommend persons for consideration by the Nominating, Governance and Sustainability Committee as nominees for election to the Board of Directors can do so by writing to the Office of the Corporate Secretary at Four Corporate Drive, Lake Zurich, Illinois 60047. Recommendations must include the proposed nominee's name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating, Governance and Sustainability Committee will then consider the candidate and the candidate's qualifications. The Nominating, Governance and Sustainability Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination and may interview the candidate if the Nominating, Governance and Sustainability Committee deems the candidate to be appropriate. The Nominating, Governance and Sustainability Committee may use the services of a third-party search firm to provide additional information about the candidate in determining whether to make a recommendation to the Board of Directors.

The nomination process for stockholder-recommended candidates and all other candidates is designed to ensure that the Nominating, Governance and Sustainability Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established in our Corporate Governance Principles. Stockholders seeking to nominate persons for election to our Board of Directors must comply with our procedures for stockholder nominations described under the heading “Submission of Stockholder Proposals and Nominations.”
Compensation and Human Capital Committee Interlocks and Insider Participation
All members of the Compensation and Human Capital Committee are considered independent under our Corporate Governance Principles.
None of the members of the Compensation and Human Capital Committee nor any other member of our Board of Directors served as an executive officer of another entity during 2021 for which any of our executive officers served as a director or a member of its compensation committee. None of the members of our Compensation and Human Capital Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.
TRANSACTIONS WITH RELATED PERSONS
The Company recognizes that a transaction or any series of similar transactions between the Company and any of its directors or executive officers can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Conduct, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal written policy which requires the Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction exceeding $120,000 in value in which the Company is, or will be, a participant, and in which any of the Company’s directors or executive officers or any of their immediate family members had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

2021 DIRECTOR COMPENSATION
Director compensation is set by the Board of Directors upon a recommendation from the Nominating, Governance and Sustainability Committee. The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. In addition, our compensation program is designed to align the interests of our Board with the long-term interests of our stockholders by linking a significant portion of director compensation to common stock performance. The compensation program is also designed to recognize the time commitment, expertise and potential liability associated with active Board membership. We compensate our non-executive directors with a combination of cash and equity-based compensation.
The Nominating, Governance and Sustainability Committee reviews non-employee director compensation annually and periodically engages the Compensation and Human Capital Committee’s independent consultant to conduct comprehensive reviews, including a review of director compensation of our Peer Group as described in “Compensation Discussion and Analysis--Discussion and Analysis--Peer Group.” The Nominating, Governance and Sustainability Committee uses the data and advice provided by the independent consultant, along with information from benchmarking studies conducted by the National Association of Corporate Directors and others, in formulating its recommendation to the Board regarding non-employee director compensation.
The following table sets forth the compensation paid to members of our Board of Directors in 2021 (other than Ms. Boswell and Mr. Elisman). Mr. Elisman's compensation is included in the 2021 Summary Compensation Table since he is a named executive officer of the Company. Ms. Bowell joined the Board in March 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
James A. Buzzard(1)	57,500	—	—	57,500
Kathleen S. Dvorak	103,791	115,000	—	218,791
Pradeep Jotwani	105,000	115,000	5,000	225,000
Robert J. Keller	90,000	115,000	—	205,000
Thomas Kroeger	111,731	115,000	5,000	231,731
Ron Lombardi	102,418	115,000	5,000	222,418
Graciela I. Monteagudo	100,000	115,000	—	215,000
Hans Michael Norkus(1)	38,187	—	—	38,187
E. Mark Rajkowski	93,819	115,000	5,000	213,819
(1)	Mr. Buzzard passed away in April 2021. Mr. Norkus retired from the Board of Directors as of May 18, 2021.
(2)
The amounts represent the grant date fair value of restricted stock unit awards determined in accordance with FASB ASC Topic 718. Assumptions used in determining the grant date fair value of these awards are set forth in Note 7 to the Company’s consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC. The aggregate number of outstanding stock awards held by each director at December 31, 2021 is set forth in the table below:

Name	Restricted Stock Units (RSUs)
James A. Buzzard	—
Kathleen S. Dvorak	124,378
Pradeep Jotwani	102,487
Robert J. Keller	83,012
Thomas Kroeger	92,906
Ron Lombardi	51,638
Graciela I. Monteagudo	67,134
Hans Michael Norkus	—
E. Mark Rajkowski	109,708
(3)
For Messrs. Jotwani, Kroeger, Lombardi and Rajkowski, the amount under “All Other Compensation” represents a matching charitable donation made by the Company on their behalf. See “--Director Charitable Matching Gift Program.”

Cash Compensation for Non-Employee Directors. Each non-employee director earns an annual cash retainer of $90,000. There are no separate meeting fees paid. In addition to the cash annual retainer, committee chairpersons receive additional annual cash retainers totaling $20,000 for the Audit Committee, $15,000 for the Compensation and Human Capital Committee, and $10,000 for the Nominating, Governance and Sustainability Committee, Finance and Planning Committee and Executive Committee, or any other committees established by the Board of Directors. The Lead Independent Director is paid an additional annual cash retainer of $25,000.
A non-employee director may elect to defer the cash portion of his or her compensation under our Deferred Compensation Plan for Directors (the “Deferred Plan”). If this option is chosen, the director can have his or her deferral account credited in either or both a phantom fixed income or a phantom stock unit account. The phantom stock unit account would correspond to the value of, and the dividend rights associated with, an equivalent number of shares of the Company's common stock. Upon the conclusion of service as a director, the balance in a phantom stock unit account or the balance in a phantom fixed income account would be paid to the director in a lump-sum cash distribution. Our obligation to redeem a phantom account is unsecured and is subject to the claims of our general creditors. For the year 2021, none of the directors elected to defer cash compensation and none had any balances in a phantom fixed income or phantom stock unit account.
Equity-Based Compensation for Non-Employee Directors. Each non-employee director is entitled to receive an annual equity grant either in the form of restricted stock units (“RSUs”) or common stock under the 2019 ACCO Brands Corporation Incentive Plan (including its predecessor or successor plans, the “Incentive Plan”) with a fair market value (as defined in the Incentive Plan) of $115,000.
Non-employee directors are required to receive their equity grants in the form of deferred RSUs if they have not yet attained the minimum stock ownership required under the Non-Employee Director Stock Ownership Guidelines. After achieving the minimum stock ownership threshold, directors may elect each year whether to receive an unrestricted stock grant or deferred RSUs under the Deferred Plan. Non-employee directors elected to the Board of Directors other than at an annual meeting receive a pro-rata portion of such amount based on the time between their date of appointment and the date of the next annual stockholders' meeting.
Under the terms of the Incentive Plan and each individual director’s RSU award agreements, each RSU represents the right to receive one share of our common stock and generally is fully vested and non-forfeitable on the date of grant with the payment of such RSUs to non-employee directors deferred under the Deferred Plan. The Deferred Plan provides that such awards are payable within 30 days after the conclusion of service as a director. Directors holding deferred RSUs are credited with additional RSUs based on the amount of any dividend that may be paid by the Company. The 2021 directors' RSU grants were not fully vested on the date of grant and are subject to a one-year vesting period.
Non-Employee Director Stock Ownership Guidelines. To further align our non-employee directors' interest with those of our stockholders, the Company maintains share ownership guidelines which require each non-employee director to maintain ownership in shares of the Company's common stock equal to five times his or her annual cash retainer within five years of joining our Board of Directors. Shares counting towards ownership targets include shares beneficially owned through a trust, spouse or dependent child, and RSUs.
Director Charitable Matching Gift Program. The Company has established a program under which it will make matching charitable gifts of up to $5,000 annually on behalf of each of its directors. During 2021, four directors participated in this program.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item 2)
The Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. During 2021, KPMG served as the Company’s independent registered public accounting firm and also provided certain other services to the Company. The Audit Committee and the Board of Directors recommend that you ratify this appointment. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting:
“RESOLVED, that the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year 2022 is ratified.”
The Audit Committee is responsible for the selection, retention and oversight of the Company’s independent registered public accounting firm. If stockholders do not ratify the appointment of KPMG as the Company’s independent registered accounting firm for 2022, the Audit Committee will reconsider its selection but may, nevertheless, continue to retain KPMG. Even if the selection is ratified, the Audit Committee has the discretion to appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.
A member of KPMG is expected to be in attendance during the Annual Meeting to make a statement if he or she desires and will respond to appropriate questions that may be asked by stockholders.
The Board of Directors recommends that you vote FOR Proxy Item 2.
Report of the Audit Committee
The Audit Committee is composed of directors that are “independent” as defined under the NYSE corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm for 2021, KPMG, is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for the year ended December 31, 2021, and reports on the effectiveness of internal control over financial reporting as of December 31, 2021, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the reasonableness of significant judgments and clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with KPMG the firm's independence from the Company, including the matters in the written disclosures and letter provided to the Audit Committee by KPMG regarding the firm’s communications with the Audit Committee concerning independence as required by the PCAOB and has considered the compatibility of non-audit services with the auditing firm's independence.
The Audit Committee discussed with KPMG the overall scope and plans for its integrated audit. The Audit Committee meets with KPMG, with and without management present, to discuss the results of the firm's examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Members of the Audit Committee:
Ronald Lombardi (Chairperson)
Kathleen Dvorak
E. Mark Rajkowski
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Audit and Non-Audit Fees
Our independent registered public accounting firm for the 2020 and 2021 fiscal years was KPMG. The following table summarizes the fees paid or payable by the Company to KPMG for services rendered during 2020 and 2021, respectively:
	2020	2021
Audit fees(1)	$3,700,290	$3,464,303
Audit-related fees(2)	$45,548	$32,206
Tax fees(3)	$83,630	$63,357
All other fees(4)	$11,359	$13,455
Total	$3,840,827	$3,573,321
(1)
Audit fees include fees for the audit of our annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting, the review of the financial information included in our Form 10-Q quarterly reports filed with the SEC, and services performed in connection with statutory audits and regulatory filings or engagements. The audit fees for 2021 decreased from 2020 primarily due to lower fees related to PowerA acquisition and system implementations, partially offset by increases in fees related to our 2021 debt offering and step 1 analysis of goodwill.

(2)
Audit-related fees include professional services related to the performance of the audit and are primarily agreed upon procedures and compliance audits required under various local international regulations.

(3)	Tax fees consist principally of professional services rendered for domestic and international tax compliance work.
(4)	All other fees relate to professional services rendered for the compilation of statutory financial statements for specific international legal entities.
Approval of Audit and Non-Audit Services
All audit and non-audit services provided to the Company by KPMG are approved in advance by the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to approve such services on behalf of the Audit Committee. The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the registered public accounting firm’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes preset spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of preset spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above for services provided to the Company under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee in accordance with the Company’s pre-approval policies and procedures.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS
The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2022 by the following individuals or entities:
•	each person known to us that owns more than 5% of the outstanding shares of the Company’s common stock;
•	each of our directors and named executive officers; and
•	all directors and executive officers of the Company as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned, subject to applicable community property laws. As of March 1, 2022, 95,900,775 shares of common stock were outstanding. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to RSUs or stock options held by that person that vest or are exercisable on or before April 30, 2022 (within 60 days after March 1, 2022) are deemed outstanding.
Beneficial Ownership
Name	Number of Shares	Number of Shares Subject to Options(1)	Number of Shares Subject to RSUs(2)	Total	Percent
BlackRock, Inc.(3) 55 East 52nd St New York, NY 10055	10,298,451	—	—	10,298,451	10.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355(4)	8,670,732	—	—	8,670,732	9.0%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(5)	7,272,377	—	—	7,272,377	7.6%
Wellington Management Group LLP 280 Congress St. Boston, MA 02210(6)	5,516,398	—	—	5,516,398	5.8%
Gina R. Boswell	—	—	—	—
Kathleen S. Dvorak	18,478	—	112,207	130,685	*
Boris Elisman(7)	1,136,545	720,376	76,438	1,933,359	2.0%
Pradeep Jotwani	—	—	90,316	90,316	*
Robert J. Keller	256,947	—	70,841	327,788	*
Thomas Kroeger(8)	40,008	—	80,735	120,743	*
Ron Lombardi	110,000	—	39,467	149,467	*
Graciela I. Monteagudo	—	—	54,963	54,963	*
E. Mark Rajkowski(9)	58,169	—	97,537	155,706	*
Patrick H. Buchenroth	114,791	155,797	15,772	286,360	*
Neal V. Fenwick(7)(10)	644,420	241,315	25,236	910,971	*
Cezary Monko	44,151	215,758	25,236	285,145	*
Thomas W. Tedford	278,327	373,497	25,236	677,060	*
All directors and executive officers as a group (20 persons)(7)	3,094,146	2,200,840	758,814	6,053,800	6.3%
*	Less than 1%
(1)	Indicates the number of shares of common stock issuable upon the exercise of options exercisable on or before April 30, 2022 (within 60 days after March 1, 2022).
(2)
Indicates the number of shares subject to vested RSUs or RSUs that may vest on or before April 30, 2022 (within 60 days after March 1, 2022. For members of our Board of Directors, these units represent the right to receive one share of common stock upon cessation of service as a director.

(3)
Based solely on a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc., on its own behalf and on behalf of certain affiliates. Of these shares, BlackRock, Inc. has sole voting power over 9,709,600 of the shares and sole dispositive power over all of the shares.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. Of these shares, The Vanguard Group does not have sole voting power over any of the shares, has sole dispositive power over 8,481,484 shares, has shared voting power over 124,076 shares, and shared dispositive power over 189,248 shares.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP. Of these shares, Dimensional Fund Advisors LP has sole voting power over 7,131,947 shares and sole dispositive power over 7,272,377 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of shares reported as beneficially owned.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 4, 2022 by Wellington Management Group LLP on its own behalf and on behalf of certain affiliates. Wellington Management Group LLP does not have sole dispositive or voting power over any of the shares, has shared voting power over 5,316,944 of the shares and has shared dispositive power over all of the shares.

(7)
Includes 7,721, 29,176 and 45,511 shares beneficially owned by Mr. Elisman, Mr. Fenwick and all directors and officers as a group, respectively, through the Company's 401(k) plan as of January 14, 2022.

(8)	Mr. Kroeger shares voting power and dispositive power over 12,188 shares with his wife, as co-trustees of a family trust.
(9)	Includes 29,537 shares owned by Mr. Rajkowski's wife.
(10)	Includes 2,500 shares owned by Mr. Fenwick’s wife.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the compensation decisions the Compensation and Human Capital Committee has made under each program, and the considerations in making those decisions in 2021. In addition, the Compensation Discussion and Analysis focuses on the compensation of the Company's named executive officers listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in the proxy statement.
The following discussion contains statements regarding future plans, performance targets and/or goals. This information is disclosed in the limited context of the Company compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Executive Summary
Our Named Executive Officers
The following executive officers are the named executive officers whose compensation is discussed and disclosed in this Proxy Statement:
•	Boris Elisman, Chairman of the Board and Chief Executive Officer
•	Neal V. Fenwick, Executive Vice President and Chief Financial Officer
•	Thomas W. Tedford, President and Chief Operating Officer
•	Cezary Monko, Executive Vice President, President, ACCO Brands Europe, Middle East and Africa
•	Patrick H. Buchenroth, Executive Vice President, President, ACCO Brands International
Mr. Tedford served as Executive Vice President, President, ACCO Brands North America through August 31, 2021 and as President and Chief Operating Officer for the remainder of 2021.
2021 Financial Performance Overview
Our Business. ACCO Brands designs, markets, and manufactures well-recognized consumer, school, technology and office products. Our widely known brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Marbig®, Mead®, NOBO®, PowerA®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, and TruSens®. Approximately 70 percent of our sales come from brands that occupy the No. 1 or No. 2 position in the product categories in which we compete. Our top 12 brands represented $1.5 billion of our 2021 net sales. We distribute our products through a wide variety of channels to ensure that our products are readily and conveniently available for purchase by consumers and other end-users, wherever they prefer to shop. These channels include mass retailers; e-tailers; discount, drug/grocery and variety chains; warehouse clubs; hardware and specialty stores; independent office product dealers; office superstores; wholesalers; contract stationers; technology specialty businesses; and our direct-to-consumer channel. Our products are sold primarily in the U.S., Europe, Australia, Canada, Brazil and Mexico.
We have transformed our business by investing in innovative branded consumer and technology products for use in schools, businesses and homes, both organically and through acquisitions. This change, and our investments and focus on growing channels, should enable us to continue to organically grow sales and increase profitability. At the same time, we are strategically managing declining customers and commoditized product categories, which remain important contributors to our profit and cash flow. Our top five customers represented 36 percent of our sales in 2021.
Our business is consumer- and brand-centric, product differentiated, and geographically diverse. Organically, we have grown our PowerA® video gaming accessories, Kensington® computer accessories and Leitz and Rexel European range of shredders and organization product offerings. ACCO Brands remains a leading supplier of school products, including our top-selling Five Star® line of school notebooks in North America, laminating machines, and stapling and punching products, among others. We have also entered the wellness category with TruSens® branded air purifiers, which we plan to expand over the next few years.
We have made five major acquisitions over the past six years. These acquisitions have meaningfully expanded our portfolio of well-known brands and enhanced our competitive position from both a product category, brand and geographic perspective, while adding scale to our operations. Historically, our approach to acquisitions has focused on consolidation and geographic expansion opportunities that met our strategic and financial criteria. Strategically, we have targeted categories or geographies that provided opportunities for profitable growth, leading brands, and channel diversity. More recently we have prioritized faster growing product categories, including adjacencies.
Our recent acquisition of PowerA in late 2020 allowed us to enter an attractive product category of third-party video gaming accessories, including controllers, power charging stations, and headsets. The addition of PowerA has meaningfully improved ACCO Brands' potential for organic sales growth and profitability and reinforced our presence in the faster growing mass and e-commerce channels. The Company plans to expand this business internationally, particularly in Europe and Asia, adding to organic growth over the longer term. PowerA and Kensington are now the two largest and fastest growing brands in our portfolio, representing approximately 25 percent of our sales.
Our 2021 Results. The Company posted record sales and strong earnings growth during 2021. Net sales increased 22.4 percent to $2.03 billion. The sales increase was driven by the PowerA acquisition, which added $249.6 million, and 5 percent comparable net sales growth2. The Company continued to shift its product portfolio to faster growing consumer and technology products and to transition to faster growing channels such as mass merchandise and e-tail. Fifty-nine percent of our 2021 net sales came from consumer and technology products, up from 54 percent in 2020 and 49 percent in 2019. Walmart and Amazon were our top two customers in 2021. Operating income increased 34 percent to $151 million due to sales growth and improved gross margins. Gross margin improved 70 basis points to 30.4 percent largely due to long term-cost reductions and lower inventory charges due to the higher sales. Earnings per share was up 61.5 percent to $1.05 per share.
Sales in the North America segment increased 26.8 percent mostly due to the PowerA acquisition. Favorable foreign exchange added 0.9 percent. Excluding the acquisition and foreign exchange, the segment’s sales grew 1.6 percent. North America operating income grew 46.9 percent to $121.9 million primarily due to long-term cost reductions and lower inventory charges due to the higher sales.
EMEA segment sales grew 26.5 percent from higher demand due to economic recovery, contributions from the PowerA acquisition and market share gains. Strong sales growth came from computer accessories, do-it-yourself tools, home-use filing items, shredders, air purifiers, and art supplies, along with an increase in many commercial product categories and $12.7 million from the Franken product range. The PowerA acquisition added 7.2 percent and favorable foreign exchange increased sales 4.2 percent. Excluding the acquisition and foreign exchange, EMEA sales grew 15 percent, exceeding pre-pandemic levels. Operating income grew 19.6 percent to $61.7 million due to the acquisition of PowerA and favorable foreign exchange. Strong increases in operating income in the first half were partially offset by declines in the second half due to lower gross profit caused by higher logistics and commodity costs.
International segment sales increased 3.5 percent due to the PowerA acquisition and favorable foreign exchange. Operating income was up 102.6 percent due to lower bad debt and inventory expenses, the net benefit of price increases, and the contribution from PowerA.
The Company also successfully managed organizational and structural changes key to the achievement of our business objectives during 2021. These changes included the successful integration of PowerA, which we
[2]
Comparable net sales, which represents net sales excluding the impact of material acquisitions and with current-period foreign operation sales translated at prior-year currency rate, is a non-GAAP financial measure. An explanation of how we calculate comparable net sales and a reconciliation of comparable net sales to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found on page 81.

acquired in December 2020, distribution center and office space consolidations, the proactive management of COVID-related personnel issues, and expected leadership transitions in line with succession planning. Finally, the Company was able to retain key talent throughout the aforementioned changes.
We also made progress towards meeting our 2025 ESG goals of 1) improving the energy efficiency at our facilities, 2) increasing the gender diversity of our global leadership teams, and 3) increasing the percentage of revenue generated from certified or sustainable products.
For more information about our business and 2021 results, please see “Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which can be found at the Investor Relations section of our website at www.accobrands.com.
Impact of 2021 Company Performance on Executive Compensation
2021 Annual Incentive Plan
Based on a comprehensive review of competitive market practices, current market conditions and the recommendations of the Compensation and Human Capital Committee's independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), the Compensation and Human Capital Committee approved several changes to the Annual Incentive Plan (“AIP”) for 2021. The first was the addition of a strategic measures performance metric with a 25 percent weighting while retaining a 75 percent weight on financial performance measures. The second was a change in the financial performance measures to focus management's attention on continuing to drive profitable growth while improving the mix of higher margin value-added products, which is aligned with the Company strategy to become more brand-, consumer- and technology centric. The approved design utilized two financial measures, adjusted operating income and adjusted gross margin percent. The strategic measures are intended to incent 1) our transformation to a faster growing, brand and consumer centric business, 2) the astute management of people, systems and processes to support our transformation, and 3) progress in meeting our ESG goals for energy efficiency, diversity representation and environmentally and socially sustainable products.
We believe the incentive compensation earned in 2021 by our executive officers, including our named executive officers, properly reflects the performance of the Company. For the 2021 AIP award payout, the chart below reflects actual Company, business segment and strategic measures performance in relation to the targets established by the Compensation and Human Capital Committee for each performance measure applied to our named executive officers.
Name	AIP Performance Measure	Weight	Target Performance	Achieved Performance	Earned Payout
Boris Elisman, CEO Neal Fenwick, CFO Tom Tedford(1), COO	ACCO Brands adjusted operating income	50.0%	$206.87M	102.3%	98.9%
	ACCO Brands adjusted gross margin percent	25.0%	31.1%	90.8%
	ACCO Brands strategic measures	25.0%	100%	100%
Tom Tedford(1), President North America	ACCO Brands adjusted operating income	30.0%	$206.87M	102.3%	102.0%
	North America adjusted operating income	22.5%	$115.26M	103.9%
	North America adjusted gross margin percent	22.5%	31.2%	102.1%
	ACCO Brands strategic measures	25.0%	100%	100%
Cezary Monko, President EMEA	ACCO Brands adjusted operating income	30.0%	$206.87M	102.3%	93.0%
	EMEA adjusted operating income	22.5%	$67.77M	88.4%
	EMEA adjusted gross margin percent	22.5%	31.5%	55.2%
	ACCO Brands strategic measures	25.0%	100%	120%
Patrick Buchenroth, President International	ACCO Brands adjusted operating income	30.0%	$206.87M	102.3%	105.6%
	International adjusted operating income	22.5%	$32.70M	118.3%
	International adjusted gross margin percent	22.5%	30.3%	103.3%
	ACCO Brands strategic measures	25.0%	100%	100.0%
(1)
Mr. Tedford served as Executive Vice President; President, ACCO Brands North America through August 31, 2021 and as President and Chief Operating Officer for the remainder of 2021. His AIP was calculated using two different sets of performance measures on a pro rata basis. For the period he served as President, ACCO Brands North America he was measured on ACCO Brands adjusted operating income, North America adjusted operating income, North America adjusted gross margin percent and ACCO Brands strategic measures. For the period he served as President and Chief Operating Officer he was measured on the same performance measures as Messrs. Elisman and Fenwick-- ACCO Brands adjusted operating income, ACCO Brands adjusted gross margin percent and ACCO Brands strategic measures.

The financial performance measures were earned by each executive based on actual achievement of adjusted operating income and adjusted gross margin percent for the Company and/or, depending on his responsibilities, a business segment. Achievement of the strategic measures was based on qualitative judgment informed by quantitative results. Based on the factors outlined below, the Board for Mr. Elisman, and the Compensation and Human Capital Committee for the other named executive officers, determined that each of the named executive officers earned 100 percent payout on the strategic measures, except for Mr. Monko who earned 120 percent, which was reflective of the significant 2021 sales growth achieved by his business segment.
The Company continued to accelerate growth and improve profitability in a challenging economic climate throughout 2021. Additionally, the Company continued to shift its product portfolio to faster growing consumer and technology categories. Fifty-nine percent of the Company's annual sales came from faster growing consumer and technology products, up from 54 percent in 2020 and 49 percent in 2019. We also continued to transition our channels to faster growing mass merchandisers and e-tailers. Walmart and Amazon were its top two customers in 2021. Overall sales were up 22 percent and comparable net sales were up 5.0 percent from 2020. EMEA grew its comparable net sales more than 15 percent, exceeding 2019 pre-pandemic levels, driven by expansion of its work from home product portfolio and strong market share gains.3
The Company also successfully navigated organizational and structural changes key to the achievement of our business objectives during 2021. This included the successful integration of PowerA, which we acquired in December 2020, distribution center and office space consolidations, the proactive management of COVID-related personnel issues and expected leadership transitions in line with succession planning. Finally, the Company was able to retain key talent throughout the aforementioned changes.
We also made progress on advancing, and believe we are on track to meet, our 2025 ESG goals of 1) improving the energy efficiency at our facilities, 2) increasing the gender diversity percentage of our leaders globally, and 3) increasing the percentage of revenue generated from certified or sustainable products. Meaningful progress was achieved in each of these areas, which contributed to target level achievement of the strategic measures.
For additional information regarding the 2021 AIP, including information regarding the calculation of each of the financial measures, see “Discussion and Analysis--Annual Compensation--Annual Incentive - 2021 Targets and --Annual Incentive - 2021 Payouts.”
Long-Term Incentive Plan 2019-2021 Performance Stock Units
Despite the profound impact of the COVID-19 pandemic on the Company's financial performance, especially in 2020, the Compensation and Human Capital Committee did not adjust any of the financial performance objectives originally approved for the 2019-2021 Long-Term Incentive Plan (“LTIP”) Performance Stock Unit (“PSU”) awards, which were granted in March 2019. As a result, none of the named executive officers received a payout on the 2019-2021 PSU awards due to performance falling below threshold levels.
For additional information regarding the 2019-2021 PSU awards, including information regarding the calculation of each of the financial measures, see “Compensation Discussion and Analysis--Long-Term Incentive Compensation--2019-2021 PSU Award Payout.”
[3]
Comparable net sales, which represents net sales excluding the impact of material acquisitions and with current-period foreign operation sales translated at prior-year currency rate, is a non-GAAP financial measure. An explanation of how we calculate comparable net sales and a reconciliation of comparable net sales to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found on page 81.

2021 Special PSU Award
The Compensation and Human Capital Committee considered the risk of loss of key talent, especially in light of the ongoing strategic transformation of the Company which was being successfully driven by the management team. Believing that talent continuity and retention was essential to sustaining this progress, and to encourage the achievement of our earnings per share and free cash flow objectives, a one-time PSU award was granted on March 3, 2021, to the named executive officers and other LTIP eligible executives who were employed by the Company on or before June 30, 2020. The grant value of the special PSU award was set at 75 percent of the named executive officer's 2021 PSU grant value. The PSUs granted were earned based on the achievement of adjusted earnings per share and adjusted free cash flow goals for the 2021 calendar year as outlined in the table below, following which 50 percent of the earned award vested as of March 3, 2022, and the remainder will vest on December 31, 2022, subject to continued employment.
Performance Measure	Weight	Target Performance	Achieved Performance	Earned Payout
Adjusted cash flow	50.0%	$140.0M	96.3%	108.1%
Adjusted earnings per share	50.0%	$1.35	120.0%
For additional information, see “Compensation Discussion and Analysis--Long-Term Incentive Compensation--2021 LTIP Awards--Performance Stock Units (PSUs).”
2021 CEO Pay Decisions
Mr. Elisman's overall compensation package is reviewed annually by the Compensation and Human Capital Committee and the Board with input from the Compensation and Human Capital Committee's independent compensation consultant, Meridian. This review takes into account Mr. Elisman's overall performance as the Company's CEO, the overall long- and short-term financial and strategic performance of the Company, and the relative positioning of Mr. Elisman's total compensation package to the median of the Company's Peer Group.
Mr. Elisman’s 2021 base salary and incentive targets were set in early March 2021. In setting Mr. Elisman's 2021 base salary and incentive targets, the Compensation and Human Capital Committee considered a broad range of factors, including the following:
•
Despite the ongoing challenges created by COVID-19, management continued to successfully execute its strategy to transform its business to be more consumer- and brand-centric and geographically diverse, including the acquisition and integration of PowerA.

•	Astute management of people, systems and processes to support our transformation, including progress on ESG.
•
Management's demonstrated agility in responding quickly and decisively to the change and the uncertainty that came with the pandemic by reducing costs, pursuing long-term operating efficiencies and putting the health and safety of employees at the forefront of decisions.

In light of the Company's performance in an extremely challenging and ever-changing environment, and in order to maintain alignment of Mr. Elisman's compensation generally with the Peer Group median, the Compensation and Human Capital Committee recommended, and the Board of Directors approved, the following actions related to Mr. Elisman's 2021 compensation:
•	A 2.55 percent increase in his base salary to $1,005,000, effective April 1, 2021;
•	The continuation of his AIP award target at 120 percent of his base salary;
•
The grant of a long-term equity award with an aggregate target award grant value of approximately $3,500,000, representing a 9.38 percent increase over the aggregate target award grant value in the prior year; and

•
The grant of a one-time performance-based special equity award with an aggregate target award grant value of $1,575,000 to encourage retention and incent strategic transformation aligned with the creation of stockholder value.

After these adjustments, Mr. Elisman’s total compensation package, excluding the one-time special PSU award, but inclusive of base salary, target annual incentive and target annual long-term equity compensation, is generally aligned with the median target annual compensation of other CEOs within the Company's Peer Group. With the one-time special PSU award factored in, Mr. Elisman's total compensation package is in between the median and the upper quartile of target annual compensation of other CEOs within the Company's Peer Group. Eighty-six percent of his total target compensation consists of variable, at-risk pay.
Summary of Key Executive Compensation Practices
The following list highlights the significant executive compensation practices of the Company which the Compensation and Human Capital Committee believes are effective in aligning the interests of our executive officers with those of our stockholders, and are consistent with good corporate governance.
•
At-Will Employment - The Company does not maintain individual employment contracts or individual change-in-control agreements with its executive officers, except for Mr. Monko who is based in Poland where it is common practice for an executive to have an individual employment contract.

•
Peer Group - The Compensation and Human Capital Committee regularly assesses executive officer total rewards and program design against that of the Peer Group; the Peer Group is periodically reviewed and approved by the Compensation and Human Capital Committee.

•
Target Compensation at Peer Group Market Median - The Compensation and Human Capital Committee typically targets each component of compensation at or near the median of our Peer Group taking into account the experience, impact and performance of individual executives. Actual pay may be greater-than or less-than median based upon performance and experience.

•
Pay-for-Performance - A significant portion of each of our executive officer's compensation is variable and at-risk, with actual amounts paid based on performance; for 2021, 86 percent of the CEO's total target compensation was at-risk.

•
Variety of Performance Measures - Our short- and long-term compensation programs use a variety of complementary measures so executive officers do not focus on one measure at the expense of other measures.

•
Award Caps - To encourage executive officers to focus equally on short- and long-term performance goals, target awards in our short- and long-term incentive compensation programs both provide a maximum payout at 200 percent of target, which is aligned with market norms.

•
Blend of Corporate and Business Segment Performance - Our short- and long-term compensation programs contain financial performance measures that focus on both business segment and company-wide performance.

•
Incentive Payout - Annual Review Relative to Peer Group - The Compensation and Human Capital Committee reviews short- and long-term incentive performance and payouts relative to the performance of our Peer Group companies on an annual basis.

•
Double-Trigger Equity Award Vesting Upon Change-in-Control - No automatic vesting of equity awards upon a change-in-control. Both a change-in-control and an involuntary termination of employment or termination by executive for “good reason” must occur for equity awards to vest.

•
Double-Trigger Change-in-Control Provision in Executive Severance Plan - Both a change-in-control and an involuntary termination of employment or termination by executive for “good reason” must occur to receive cash severance payment in connection with a change-in-control.

•	Change-in-Control Taxes - No excise or income tax gross-up provision included in the executive severance plan.
•	Minimum Vesting - Full-value equity awards are generally subject to either a three-year service-based vesting or three-year performance-based vesting.
•	Limited Perquisites - The Company provides limited perquisites to its executive officers.

•	Prohibit Stock Option Re-pricing - Re-pricing of underwater stock options is prohibited without stockholder approval.
•
No Liberal Share Recycling - Shares that are surrendered or withheld to pay an award's exercise price or withholding taxes cannot be added back to the shares available under the Incentive Plan. Likewise, any shares reacquired by the Company upon the exercise of stock options will not be added to the pool of available shares under the Incentive Plan.

•
Stock Ownership Guidelines - Stock ownership guidelines for executive officers, including 6x salary for our CEO, include a requirement to retain 50 percent of net shares received through equity awards until the guidelines are satisfied; the Company does not include unexercised, vested Non-Qualified Stock Options (“NQSOs”), or unearned and unvested PSUs in calculating guideline attainment levels.

•
Clawback or Forfeiture of Incentive Payments Policy - The Company has a policy to recoup incentive compensation paid or payable to executive officers if either the payment was based on financial results that were subsequently restated (regardless of whether the officer was responsible for the restatement), or if the officer engages in willful or intentional misconduct.

•	Prohibition on Hedging and Pledging - Company policy prohibits executive officers and directors from hedging or pledging Company stock.
•	Independent Compensation and Human Capital Committee - The Compensation and Human Capital Committee is comprised entirely of independent members of our Board of Directors.
•
Independent Compensation Consultant - The Compensation and Human Capital Committee engages an independent executive compensation consultant who acts solely at the direction of the Committee and satisfies all of the SEC and NYSE requirements for “independence.”

•
Tally Sheets Review - The Compensation and Human Capital Committee reviews a total summary of current and historical compensation for our named executive officers to ensure pay is aligned with market, individual performance and Company performance.

The above practices are designed to ensure that the compensation of our executive officers, including our named executive officers, effectively motivates them to deliver results which are aligned with the strategies of the Company and which enhance long-term stockholder value creation.
2021 Advisory Vote on 2020 Executive Compensation
In overseeing our Company's executive compensation program, the Compensation and Human Capital Committee seeks to provide compensation for our executive officers, including our named executive officers, that is competitive within our industry, with a substantial emphasis on Company performance and stockholder returns. At the 2021 annual meeting of stockholders, 96.5 percent of the votes cast approved a non-binding, advisory vote on the 2020 compensation of our named executive officers disclosed in our annual proxy statement filed in 2021. The Compensation and Human Capital Committee believes this result, along with other stockholder engagement activities, affirms our stockholders’ support of the Company’s approach to executive compensation, however, the Company will continue to update its executive compensation programs as business and industry conditions change. The Compensation and Human Capital Committee will also continue to consider the outcome of our stockholders’ annual advisory votes on executive compensation and other important input from our stockholder engagement efforts when making future compensation decisions for our named executive officers.

Discussion and Analysis
Executive Compensation Philosophy
Our executive compensation philosophy creates an approach that targets each compensation component at approximately the median of similarly situated executives of companies in our Peer Group, with discretion to adjust where individual experience, impact, performance and/or other factors are appropriate. We are committed to providing competitive compensation programs that are designed to:
•
Align with stockholder interests by weighting a substantial portion of total compensation toward at-risk performance-based incentives, which encourage the creation of long-term stockholder value through the achievement of the Company’s financial, strategic and ESG goals. In addition, a significant portion of our executive compensation is equity based, which incents our executive officers to increase share price thereby directly benefiting our stockholders.

•
Drive business strategy and pay for performance by linking incentive awards that balance both short and long-term financial goals and drive achievement of the Company’s business objectives by tying compensation to the accomplishments of those objectives.

•
Attract and retain top talent who can contribute significantly to the achievement of the Company’s goals and deliver results critical to our long-term success. We structure compensation levels that reflect the competitive marketplace and our commitment to diversity, equity and inclusion.

The components of compensation are developed by our Compensation and Human Capital Committee, with advice received from both its independent compensation consultant and our management team, and are set annually to ensure alignment with the Company’s compensation philosophy.
Compensation Components(1)
Annual Compensation
Base Salary - fixed cash compensation based on the Compensation and Human Capital Committee's assessment of competitive market data, the position, and the incumbent executive officer's experience, skills, knowledge and performance; provides an appropriate level of financial certainty.

Annual Incentives - variable performance-based cash compensation earned if annual financial objectives established by the Compensation and Human Capital Committee are achieved, with above-target payouts for above-target performance and below-target or no payouts for performance that falls short of established goals.

Long-Term Compensation(2)
Performance Stock Units and/or Performance Cash - equity and/or cash awards that reward the achievement of long-term financial performance goals which contribute to the creation of stockholder value over the long-term, with above-target payouts for above-target performance and below-target or no payouts for performance that falls short of established goals.

Stock Options - equity awards that align management with stockholders' interest in share price appreciation.
Restricted Stock Units and/or Time-Vested Cash - equity and/or cash awards that encourage retention while aligning management with stockholders' interests through stock ownership.
Benefits
The Company provides retirement, health and welfare plans that are the same as offered to all other salaried employees in the same geography. In addition, executive officers receive life insurance and long-term disability coverage and some executive officers receive certain limited perquisites.

(1)	Where exigent circumstances exist, the Compensation and Human Capital Committee may deviate from the compensation core components.
(2)
The Compensation and Human Capital Committee determines annually the long-term compensation mix based on a variety of factors, such as participant eligibility, share availability under the Company's Incentive Plan, Peer Group practices, cost and cash flow impact to the Company.

Role of our Compensation and Human Capital Committee
Our Compensation and Human Capital Committee is responsible for establishing, overseeing, and monitoring executive compensation and benefit programs for the Company consistent with our pay-for-performance philosophy, as well as the overall human capital and social responsibility strategies that support the Company's strategic business plan. This includes the monitoring of progress toward the Company's achievement of its ESG goals related to pay equity, diversity and inclusion, and employee engagement, among other things. At the direction of the Compensation and Human Capital Committee, management prepares presentations of total compensation, “tally sheets,” and other supporting data for the Compensation and Human Capital Committee's use when considering and determining executive compensation. The “tally sheets” provide a succinct summary of all components of each named executive officer's compensation so that the Compensation and Human Capital Committee can analyze each component, the aggregate amount of the components and the impact of Company performance on the value of both short- and long-term incentive awards.
The Compensation and Human Capital Committee also annually reviews the total target compensation for the CEO and presents a recommendation to the Board of Directors regarding the CEO’s total cash and long-term equity incentive compensation based on this evaluation. The CEO's performance and the Compensation and Human Capital Committee's recommended compensation actions are then discussed with the Board of Directors, which establishes the CEO's total compensation annually.
For additional information regarding the role of our Compensation and Human Capital Committee, see “Corporate Governance—Committees—Compensation and Human Capital Committee.”
Role of Our Compensation Consultant and Management
The Compensation and Human Capital Committee's independent compensation consultant provides competitive compensation data, analysis and guidance to the Compensation and Human Capital Committee, which is used when reviewing and designing our overall executive compensation programs. During 2021, Meridian provided guidance and recommendations to the Compensation and Human Capital Committee on executive officer compensation and related governance matters, including consultation regarding the design of our short- and long-term incentive awards. During 2021, representatives of Meridian attended six of the eight Compensation and Human Capital Committee meetings, including portions of the executive sessions without management present.
Our executive management makes recommendations regarding executive compensation matters to the Compensation and Human Capital Committee. Management takes into account the compensation consultant's advice to the Compensation and Human Capital Committee and uses publicly available compensation and benefits survey data and information when making its recommendations to the Compensation and Human Capital Committee. Management may retain other consultants to provide related competitive data and information to assist management in formulating such recommendations. Management's recommendations have historically focused on the Company’s broad-based compensation and benefit plans, the structure and performance measures for short- and long-term incentives, and compensation and benefits matters related to the Company’s executive officers. Members of our management team, including our CEO, may be invited to attend all or portions of the Compensation and Human Capital Committee meetings. At these meetings, our CEO provides his recommendations regarding compensation and benefits matters pertaining to our other executive officers. The Compensation and Human Capital Committee has ultimate authority with respect to all compensation actions, plans, and programs for our executive officers, other than our CEO. Recommendations relating to compensation matters pertaining to our CEO, Mr. Elisman, are made by the Compensation and Human Capital Committee and approved by the independent members of our Board of Directors without Mr. Elisman being present.

Independence of Compensation Consultant
The Compensation and Human Capital Committee received a letter dated January 11, 2021 from Meridian addressing factors relevant to the SEC and NYSE rules regarding independence and potential conflicts of interest. After considering the information and statement provided by Meridian, as well as other factors and information, no conflicts of interest with respect to Meridian's advice were identified by the Compensation and Human Capital Committee, and the Compensation and Human Capital Committee concluded Meridian was an independent consultant.
Compensation Risk Assessment
Management and the Compensation and Human Capital Committee conducted a risk assessment of the Company's employee compensation programs and practices, including our executive compensation programs. The Compensation and Human Capital Committee, with assistance from Meridian, reviewed and discussed with management the results of management's evaluation of the Company's compensation programs and practices and concluded that our employee compensation programs are not designed to incentivize or reward excessive risk-taking and have appropriate risk-mitigating provisions, including caps on incentives and clawback provisions. As a result, we believe the risks associated with our compensation programs are within the Company's ability to effectively monitor and manage, and are not reasonably likely to have a material adverse effect on the Company. In its discussion, the Compensation and Human Capital Committee considered the attributes of our 2021 compensation program, with key elements summarized in the table below:
•
The total compensation pay mix includes a market-aligned balance of short- and long-term incentive compensation elements where pay is both fixed (base salary) and performance-based (short- and long-term incentives), with sufficient fixed compensation so that employees are not unduly focused on financial performance.

•	The mix of LTIP award types encourage value creation, retention, and stock price appreciation.
•
Financial performance targets for the short- and long-term incentives are the same for executives and employees alike, and include Company-wide performance measures incenting consistent behavior across the Company.

•	Strategic measures are aligned for all executives incenting focused and consistent behavior across the Company.
•
Multiple and varied performance measures for each of the short- and long-term incentives encourage executives to focus their efforts on driving balanced performance across the multiple key financial measures.

•	Change-in-control and severance benefits are aligned with market norms.
•	Competitive stock ownership guidelines are in place, requiring long-term ownership of Company stock by executive management.
•	Short- and long-term incentive awards are capped at 200 percent of target award opportunity and have threshold requirements.
•
Anti-hedging/anti-pledging and whistleblower policies are in place and actively communicated to all employees. A clawback policy is in place for executive management to deter excessive or inappropriate risk taking.

Peer Group
In establishing executive compensation, the Compensation and Human Capital Committee reviews the compensation of our executive officers in relation to the compensation of executives at a group of comparable companies. We refer to that group of companies as our “Peer Group.” The Compensation and Human Capital Committee reviews and approves our Peer Group on a biennial basis. The compensation decisions in 2021 were made with reference to a Peer Group established in June 2020 based on the following methodology:

Given our unique mix of consumer, school, technology and office products, it can be difficult to identify companies whose size, business, industry dynamics and other characteristics are largely similar to those of ACCO Brands. Accordingly, we used the following peer-selection criteria to develop a representative Peer Group for the Company:
•	Type of business - includes companies with the following characteristics:
○	Global operations with significant sales in foreign countries
○	Products sold through stores and distributors
•	Size of business - includes companies with the following characteristics:
○	Revenue size one-half to three times the size of our revenue
○	Market capitalization one-half to four times the size of our market capitalization
○	Similar number of employees
•	Other companies' peer companies
○	The prospective peer company is listed in the respective peer groups of our peers, or lists us as a peer
Companies meeting these criteria generally participate in the same or similar industries, have product distribution models similar to ours, and are companies with which we compete for talented executives. Based on the foregoing criteria, the Compensation and Human Capital Committee approved the following Peer Group, which consisted of 21 companies with median revenue of $1.9 billion (in line with our Company's revenues):
Armstrong World Industries, Inc.	Kimball International, Inc.	Snap-on Incorporated
Brady Corporation	Knoll, Inc.(1)	Spectrum Brands Holdings, Inc.
Cimpress plc	Logitech International SA	Steelcase Inc.
Deluxe Corporation	MSA Safety Incorporated	The Scotts Miracle-Gro Company
Helen of Troy Limited	MillerKnoll, Inc.(1)	The Toro Company
Herman Miller, Inc.(1)	Pitney Bowes Inc.	Tupperware Brands Corporation
HNI Corporation	Plantronics, Inc.	UniFirst Corporation
Interface, Inc.
(1)	Herman Miller, Inc. acquired Knoll, Inc. in July 2021. MillerKnoll, Inc. was added to the Peer Group, reducing the total to 20 companies.
For the named executive officers 2021 compensation review in March 2021, the total compensation market data from the Peer Group was used to evaluate pay against the market median of reported total compensation using 2020 proxy data, appropriately aged, for each position at the Peer Group companies.
Executive Total Compensation and Compensation Mix
The Compensation and Human Capital Committee believes that linking pay and performance contributes to the creation of stockholder value. Annually, the Compensation and Human Capital Committee reviews actual short- and long-term incentive payouts relative to the performance of our Peer Group companies. For the pay-and-performance link to be effective, experienced individuals who have proven to be strong contributors to the Company’s performance should be rewarded with total compensation that falls at approximately the median of total compensation paid to similarly situated executives of the companies in our Peer Group. The Compensation and Human Capital Committee may exercise discretion and consider additional factors such as individual performance, experience level, future potential and specific job assignment of the executive, pay equity, market conditions and the Company’s recent performance when determining pay for any of our executive officers.
A substantial portion of executive compensation is at risk. Accordingly, our executive compensation components are weighted toward incentives which we believe encourage the creation of stockholder value through the advancement of our strategy and the achievement of the Company’s or specific business segment's revenue growth, profitability improvement, cash flow, net income per share, and working capital efficiency goals, as well as share price appreciation. Though the Compensation and Human Capital Committee has not pre-established any relative weightings among the various compensation components, the Compensation and Human Capital Committee targets the market median of the Peer Group for each compensation component as well as at the overall total compensation of all components combined. The Compensation and Human Capital Committee reviews the base salary and short- and long-term incentive compensation mix for executive officers at least annually to ensure alignment with the Company's executive compensation philosophy.
In considering 2021 total compensation adjustments for the named executive officers other than the CEO, the Compensation and Human Capital Committee used performance assessments by our CEO and the compensation information of the Peer Group. In the case of Mr. Elisman, the Compensation and Human Capital Committee and the Board of Directors used their performance assessment of Mr. Elisman and Peer Group compensation information. On a total compensation basis, excluding the one-time special PSU award, Mr. Elisman's 2021 total compensation was generally aligned with the median of CEOs in our Peer Group. With the one-time special PSU award factored in, Mr. Elisman's total compensation package was in between the median and the upper quartile of target annual compensation of other CEOs within the Company's Peer Group. The total compensation of each of our named executive officers, other than Mr. Elisman, and excluding the one-time special PSU award, was generally aligned with the median following their 2021 compensation actions.
The following graphs show the CEO's and the other named executive officers' 2021 pay mix at total target compensation (i.e., base salary, target annual incentive and target long-term incentive). Each compensation component is described in further detail below. For our CEO, at least 86 percent of his total target compensation was variable and at risk, and for the other named executive officers as a group, at least 74 percent of their average total target compensation was variable and at risk.

(1)	The 2021 total direct compensation at target includes a one-time performance-based LTIP award.
Annual Compensation
In establishing annual compensation, the Compensation and Human Capital Committee reviewed the relevant Peer Group base salary and annual incentive compensation data for each of the named executive officers and other relevant factors that are described below.

Base Salaries
In March 2021, the following base salaries for the named executive officers were approved, with the effective date of April 1, 2021:
Name	Prior Base Salary ($)	New Base Salary ($)	% Change
Boris Elisman Chairman of the Board and Chief Executive Officer	980,000	1,005,000	2.55
Neal V. Fenwick Executive Vice President and Chief Financial Officer	568,437	579,806	2.00
Thomas W. Tedford(1) President and Chief Operating Officer	571,224	585,504	2.50
Cezary Monko(2) Executive Vice President; President, ACCO Brands EMEA	559,894	582,289	4.00
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	479,446	493,830	3.00
(1)
The new base salary for Mr. Tedford was based on his position as Executive Vice President; President, ACCO Brands North America. Mr. Tedford was promoted to President and Chief Operating Officer effective September 1, 2021 and his salary was increased to $660,000 (representing a 12.7 percent increase).

(2)
The prior base salary for all named executive officers was in effect on January 1, 2021. Mr. Monko's prior base salary of 2,156,755 Polish Zloty and new base salary of 2,243,025 Polish Zloty are shown in U.S. dollars, converted from Polish Zloty using the 2021 average conversion rate of 0.2596.

Following his 2021 base salary adjustment, Mr. Elisman's 2021 base salary was generally aligned with the median base salary of CEO positions at our Peer Group companies. Our other named executive officers received moderate 2021 base salary adjustments which aligned them, as a group, in between the median and the upper quartile for comparable positions in our Peer Group companies.
Annual Incentive - 2021 Targets
The table below summarizes the 2021 AIP target and maximum award opportunities for each of our named executive officers, which vary depending upon leadership responsibilities:
Name	Target AIP as % of Salary (100% of Target)	Maximum AIP as % of Salary (200% of Target)	Target AIP Award Opportunity
Boris Elisman Chairman of the Board and Chief Executive Officer	120%	240%	$1,198,154
Neal V. Fenwick Executive Vice President and Chief Financial Officer	75%	150%	$432,624
Thomas W. Tedford(1) President and Chief Operating Officer	75% / 90%	150% / 180%	$485,767
Cezary Monko(2) Executive Vice President; President, ACCO Brands EMEA	75%	150%	$432,518
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	75%	150%	$367,551
(1)
Mr. Tedford's target AIP award opportunity was 75 percent of his base salary through August 31, 2021. Effective September 1, 2021 his target AIP award opportunity was increased to 90 percent of his base salary in connection with his promotion to President and Chief Operating Officer.

(2)	The target AIP award opportunity for Mr. Monko is shown in U.S. dollars, converted from Polish Zloty using the 2021 average conversion rate of 0.2596.

Mr. Elisman's target annual incentive opportunity of 120 percent of base salary is at the median target annual incentive opportunity of CEO positions in our Peer Group. The target annual incentive award opportunity percent for our other named executive officers, as a group, was generally aligned with the median target annual incentive opportunity of comparable positions using the compensation data from our Peer Group companies.
The Compensation and Human Capital Committee, in consultation with management and Meridian, considered a variety of measures and performance goals when designing the 2021 AIP. The Compensation and Human Capital Committee determined that executive officers would be measured against adjusted operating income and adjusted gross margin percent, with a combined weight of 75 percent of the total AIP. The Compensation and Human Capital Committee believes that adjusted operating income and adjusted gross margin percent, together with the strategic measures weighted at 25 percent, focus our executive officers on profitable growth and is aligned with the strategic transformation of the Company to be more brand-, consumer- and technology centric.
Each of the financial performance measures defined below is measured at budgeted currency rates, which are different than actual rates, to remove the impact of year-to-year currency fluctuations that are outside of the control of management.
2021 AIP Performance Measures	Definition	Rationale for Measure
ACCO Brands adjusted operating income
Operating income as reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), adjusted to exclude certain one-time and non-comparable items primarily associated with transaction and integration related expenses, restructuring charges, and incentive compensation expense.
Focuses executive officers on growing Company profitability, aligned with stockholder returns.
ACCO Brands adjusted gross margin percent
Adjusted gross profit divided by net sales. Adjusted gross profit equals net sales as reported in accordance with U.S. GAAP, less cost of goods sold and the cost of freight and distribution, plus or minus adjustments as externally reported by the Company.
Focuses executive officers on expanding margins and executing on Company strategy, aligned with stockholder returns.
ACCO Brands strategic measures
Qualitative and quantitative measures that incent 1) the transformation of the Company to a faster growing, brand and consumer centric business, 2) the astute management of people, systems and process to enable structural change key to the achievement of our business objectives, and 3) progress in meeting our ESG goals for improving the energy efficiency at our facilities, increasing the gender diversity of our global leadership teams, and increasing the percentage of revenue generated from certified or sustainable products.
Focuses executive officers on critical Company priorities, such as ESG, aligned with stockholder interests.

All of our named executive officers had at least 50 percent of their 2021 target AIP opportunity determined by ACCO Brands' Adjusted Operating Income or a combination of ACCO Brands' Adjusted Operating Income and business segment Adjusted Operating Income. The heavier weighting on adjusted operating income aligns with the Company's strategy to continually improve profitability as the primary driver of growing stockholder value. For 2021, the AIP award opportunity for each financial performance measure ranged from a threshold of 50 percent to a maximum of 200 percent of target, with 0 percent payout for below-threshold performance.
Aligned with the Company's compensation philosophy, and in consultation with Meridian, the Compensation and Human Capital Committee also added a strategic measures component with a 25 percent weight of the total AIP. strategic measures incent 1) the transformation of the company to a faster growing brand and consumer centric business, 2) the astute management of people, systems and processes to enable structural change key to the achievement of our business objectives, and 3) progress in meeting our ESG goals for energy efficiency, gender diversity in leadership and growth of environmentally and socially sustainable products.
Due to the uncertainty of the timing of economic recovery from the COVID-19 global pandemic, two AIP measurement periods were utilized: 1) first half covering the period from January 1, 2021 through June 30, 2021 and 2) full year covering the period from January 1, 2021 through December 31, 2021 (with targets reviewed in August 2021). The first half performance achievement established a minimum payout level that was trued up based on actual full year performance achievement.
Annual Incentive - 2021 Payouts
The chart on page 30 reflects actual Company performance in relation to target performance established by the Compensation and Human Capital Committee for each performance measure applied to our named executive officers. The 2021 AIP payouts for our named executive officers are indicated in the table below:
Name	Target AIP Award Opportunity	Actual AIP Award Payout	AIP Payout as % of Target Award	AIP Payout as % of Base Salary
Boris Elisman Chairman of the Board and Chief Executive Officer	$1,198,154	$1,184,974	98.9%	118.7%
Neal V. Fenwick Executive Vice President and Chief Financial Officer	$432,624	$427,866	98.9%	74.2%
Thomas W. Tedford(1) President and Chief Operating Officer	$485,767	$489,604	100.8%	80.9%
Cezary Monko(2) Executive Vice President; President, ACCO Brands EMEA	$432,518	$402,242	93.0%	69.8%
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	$367,551	$388,134	105.6%	79.2%
(1)
Mr. Tedford served as Executive Vice President; President, ACCO Brands North America through August 31, 2021 and as President and Chief Operating Officer for the remainder of 2021. Mr. Tedford's target AIP award opportunity was 75 percent of his base salary through August 31, 2021. Effective September 1, 2021, his target AIP award opportunity was increased to 90 percent of his base salary in connection with his promotion to President and Chief Operating Officer. His total AIP award opportunity and payout is a blend of both positions, calculated on a pro rata basis.

(2)	Mr. Monko's AIP award amount is reflected in U.S. dollars converted from Polish Zloty using the 2021 average conversion rate of 0.2596.
Long-Term Incentive Compensation
Pursuant to the Incentive Plan, the Company may use a variety of long-term incentive awards, such as NQSOs, RSUs, PSUs, Performance Cash and Time-Vested Cash. The Compensation and Human Capital Committee determines annually the long-term compensation mix based on a variety of factors, such as our business strategy, marketplace trends, retention needs, participant eligibility, share availability under the Incentive Plan, Peer Group practices, cost and cash flow impact to the Company.

2021 LTIP Awards
Mr. Elisman's 2021 LTIP award was comprised by value of 60 percent PSUs, 20 percent RSUs, and 20 percent NQSOs. The 2021 LTIP awards for the other named executive officers were comprised by value of 50 percent PSUs, 25 percent RSUs, and 25 percent NQSOs.
In establishing the 2021 LTIP grant values, the Compensation and Human Capital Committee reviewed the LTIP compensation data for the companies in our Peer Group. The grant values for our named executive officers 2021 LTIP awards at target, excluding the one-time performance-based special equity award, were generally at the median of target LTIP value for similar positions at our Peer Group companies. With the one-time performance-based special equity award factored in, the 2021 LTIP grant values at target for our named executive officers were in between median and the upper quartile for similar positions at our Peer Group companies.
The following is a description of the terms of the PSUs, RSUs and NQSOs granted in 2021:
Performance Stock Units (PSUs). Due to the uncertainty of the timing of economic recovery from the COVID-19 global pandemic, the financial measures for the 2021-2023 PSUs will be measured and earned based on performance during three one-year performance periods ending December 31 of each year, rather than one three-year period, but will not vest until the end of year three, on December 31, 2023. This change to three one-year performance periods was only made for the 2021-2023 PSUs. The Compensation and Human Capital Committee currently intends to revert to a cumulative three-year performance period for the 2022-2024 PSU awards. Furthermore, it currently intends to add a total shareholder return modifier to the 2022-2024 PSUs. The Compensation and Human Capital Committee, in consultation with management and Meridian, considered a variety of measures and performance goals when designing the 2021-2023 PSUs and determined that executive officers would be measured against adjusted earnings per share and adjusted free cash flow defined in the chart below.
2021-2023 Three One-Year Financial Performance Measures	Weight of Measure	Definition	Rationale for Measure
ACCO Brands adjusted earnings per share	50%
Adjusted net income divided by the weighted average fully diluted outstanding shares of the Company's common stock for the relevant year as externally reported by the Company. Adjusted net income excludes restructuring expenses, transaction and integration costs, amortization of intangibles and other one-time and non-recurring items and is calculated using the externally reported adjusted tax rate.
			Focuses executive officers on growing Company profitability, aligned with stockholder returns.
ACCO Brands adjusted free cash flow	50%
Net cash provided by operations as reported in accordance with U.S. GAAP, plus cash proceeds from any sale of operating assets and cash payments related to any debt refinancing or business acquisition or disposition, less capital expenditures, and further adjusted to exclude any adverse cash consequences from tax assessments related to pre-acquisition transactions (including related interest payments, net of tax).
			Focuses executive officers on generating cash to fund capital allocation priorities of dividend payments, acquisitions, debt reductions and share repurchases.

Financial performance goals are set at the beginning of each of the three one-year performance periods. In setting the objectives for the 2021 calendar year, the Compensation and Human Capital Committee took into account the following:
•
Adjusted earnings per share - the target is based on the Company's business plan as approved by the Board of Directors, with the first-year target of 42 percent growth in adjusted EPS from 2020, which included the incremental profit contribution from the PowerA acquisition.

•
Adjusted free cash flow - the target is based on the Company's business plan as approved by the Board of Directors, with the first-year target of 35 percent growth in adjusted free cash flow, which included an incremental working capital investment because of the PowerA acquisition.

One third of the 2021-2023 PSUs are earned (subject to achieved performance) after completion of each one-year performance period, and except as otherwise provided in the Incentive Plan or award agreements, vest in full on December 31, 2023. The number of PSUs that may be earned for each financial performance measure ranges from 50 percent to 200 percent of target, with 0 percent for below threshold performance. Executive officers accrue dividend equivalents on unvested PSUs, which are subject to the underlying terms and conditions of each PSU award, and are not paid until the PSUs have been earned and vested. The number of PSUs that are earned and vested are settled in a like number of shares of common stock of the Company.
Restricted Stock Units (RSUs). The 2021 RSUs represent the right to receive shares of common stock of the Company, subject to the completion of a three-year service period (e.g., the RSUs cliff vest on the third anniversary of the grant date), except as otherwise provided in the Incentive Plan or award agreements. Executive officers accrue dividend equivalents on unvested RSUs, which are subject to the underlying terms and conditions of each RSU award, and are not paid until the RSUs have vested. Vested RSUs are settled for a like number of shares of common stock of the Company.
Non-Qualified Stock Options (NQSOs). The 2021 NQSOs represent the right to purchase shares of common stock of the Company at a fixed price (e.g., exercise price) over a fixed period (e.g., term). The 2021 NQSOs have an exercise price of $8.42, which represents the average of the high and low trading price of the Company’s stock on the NYSE on the grant date. The 2021 NQSOs have a ten-year term and vest in three equal tranches on each of the first three anniversaries of the grant date, except as otherwise provided in the Incentive Plan or award agreements.
2019-2021 PSUs Award Payout
The Compensation and Human Capital Committee did not adjust any of the financial performance objectives originally approved for the 2019-2021 PSU awards to reflect the impact of the COVID-19 pandemic on the Company's financial performance results. As a result, none of the named executive officers received a payout on the 2019-2021 PSU awards due to performance not achieving threshold. Messrs. Elisman, Fenwick, Tedford, Monko and Buchenroth forfeited 230,635, 50,762, 50,762, 50,762, and 31,726 PSUs, respectively together with all accrued dividend equivalent shares on these underlying awards.
Special PSUs Award Payout
The achievement of the special one-time PSU award granted on March 3, 2021 to retain the key talent successfully driving our strategic transformation is driven by the same performance measures and performance goals as year one of the 2021-2023 PSU award.
Timing of Equity Grants
Annual equity awards are granted to executive officers and other eligible employees, and are typically granted during the first quarter of each year, unless circumstances arise that warrant establishing different dates. Off-cycle (non-annual) awards may be made if our CEO and the Compensation and Human Capital Committee deem it necessary for newly-promoted employees, strategic new hires, or in other special or unique circumstances. The award is determined by the CEO and the Compensation and Human Capital Committee in advance of the actual effective date of the grant. The effective date for an off-cycle award is the first business day of the month following a newly hired/promoted eligible employee's effective date of hire or promotion, as the case may be.

Retirement Benefits
Defined Contribution - 401(k) - United States
All of the Company’s named executive officers (other than Mr. Monko) were participants in the Company’s U.S. tax-qualified 401(k) retirement savings plan during 2021. The Company’s 401(k) program matches employee contributions up to six percent of eligible plan compensation. These matching contributions apply to all participating employees, including our named executive officers (other than Mr. Monko).
Defined Benefit - Pension - United States and United Kingdom
The ACCO Brands Corporation Pension Plan for U.S. salaried and hourly employees (the “ACCO U.S. Pension”) was frozen in the first quarter of 2009. As a result, none of the executive officers that participate in the ACCO U.S. Pension have accrued any additional benefits under this plan since that time. Mr. Fenwick is also entitled to a pension benefit under the ACCO United Kingdom Pension Plan (“ACCO U.K. Pension”) in which he participated until April 1, 2006. Mr. Fenwick was eligible to participate in the ACCO U.K. Pension based on his prior employment with the Company in Europe. For more information, see “2021 Summary Compensation Table” and “Pension Benefits.”
Retirement Plans - Poland
Mr. Monko is entitled to a pension benefit under the Company's Polish broad-based defined benefit pension plan upon retirement on or after age 65, and he participates in Polish Private Employee Capital Plan, known as a PPK, which is a private long-term saving system established by the Polish government. The amount of benefits provided to Mr. Monko in the form of PPK employer contributions is included in the “All Other Compensation” column of the 2021 Summary Compensation Table and related footnotes. For more information, see “2021 Summary Compensation Table” and “Pension Benefits.”
Health and Other Benefits
The employee medical and welfare benefits provided to executive officers are offered through broad-based plans available to all employees in the given geography.
Perquisites
The Compensation and Human Capital Committee approved a limited number of low-cost perquisites for executive officers, which are either legacy in nature, or the perquisite is a common practice in a given geography. The costs to the Company and a description of personal benefits provided to our named executive officers are included in the “All Other Compensation” column of the 2021 Summary Compensation Table and related footnotes.
Executive Severance Plan
The Company does not provide individual employment contracts for executive officers, unless having an employment contract is a common practice in a given geography. All of the Company’s executive officers, including the named executive officers, currently participate in the Company’s Executive Severance Plan (the “ESP”), which is administered by the Compensation and Human Capital Committee. The ESP is intended to help the Company attract and retain executives in a talent marketplace where such employment protections are commonly offered, including among our Peer Group companies. Though Mr. Monko has an employment contract, which is governed by Polish law, his severance benefits are established by the ESP.
For further details regarding severance benefits provided under the ESP, see “Potential Payments upon Termination or Change-in-Control” and the related tables.

Executive Stock Ownership Guidelines
To further align executive officers' interests with those of our stockholders, the Company maintains the following stock ownership guidelines, which apply to all executive officers. Executives must attain the level of stock ownership appropriate to their position as a multiple of base salary or a number of shares, whichever is lower.
Executive Level	Number of Shares	Multiple of Base Salary
Chief Executive Officer	500,000	6.0X
President and Chief Operating Officer	200,000	4.0X
Segment Presidents and Chief Financial Officer	125,000	3.0X
Other Executives	60,000	2.0X
Executive officers are generally expected to achieve their respective ownership goals within five years of becoming an officer. If an executive is promoted to a higher level requiring greater stock ownership, he or she has five years from the date of such promotion to achieve the new level. All executive officers attained or are on track to attain the requirements of the guidelines within the required time frame.
Shares counting towards ownership targets include shares held by the executive officer personally in both retirement and non-retirement accounts, shares beneficially owned through a trust, spouse and/or dependent child, unvested RSUs, and earned but not yet vested PSUs. Attainment is achieved at either the lower of a multiple of salary or a number of shares, which the Compensation and Human Capital Committee believes reduces the impact of stock price volatility.
Following the vesting of PSUs or RSUs, or the exercise of stock options, executive officers who have not yet met their applicable stock ownership goals (in number of shares or value) are expected to retain at least 50 percent of the net value of shares of stock received (e.g., the net value after deduction of the exercise price and all applicable tax and other required withholding). Subject to the Company’s insider-trading policy, an executive officer may reduce his or her share ownership so long as his or her ownership is maintained at or above the required ownership levels.
The Compensation and Human Capital Committee has the discretion to remedy any deficiency if ownership goals are not met on a timely basis. Remedies may include providing a portion of annual incentive awards in Company stock or similar actions. The Compensation and Human Capital Committee may also consider other factors, including general equity market conditions and the Company’s then-current stock price when determining the need for any remedies.
Prohibitions on Hedging, Pledging and Similar Transactions
Hedging and similar monetization transactions by directors and employees, including executive officers, that may offset or protect against decreases in the market price of our Company stock, can lead to a misalignment between the objectives of these individuals and the objectives of our stockholders. Similarly, stock pledges by directors and executive officers could detrimentally impact our stockholders if they are used as part of a hedging strategy or in the event of a forced sale of our stock, such as to meet a margin call. Accordingly, under our insider trading policy:
•
directors and employees, including our executive officers, are prohibited from engaging in any hedging transactions with respect to the Company stock they may own, including through prepaid variable forward contracts, equity swaps, collars and exchange funds;

•	directors and executive officers are prohibited from trading in puts, calls, exchange-traded options or similar securities involving our stock;
•	directors and employees, including executive officers, are prohibited from engaging in short sales of our stock; and
•
directors and executive officers are prohibited from holding our securities in margin accounts or otherwise pledging our securities as collateral for a loan, and all other employees must receive pre-clearance from the Company in order to do so.

Our insider trading policy does not provide for exceptions or waivers to these prohibitions.

Recoupment or Forfeiture of Incentive Payments Policy
The Company has a policy to “clawback” compensation paid or payable to executive officers in the event of a financial restatement. Under the policy, executive officers who receive any cash or equity incentive compensation payments may be required to forfeit or reimburse the Company for those payments, as the case may be, in the event that either:
•
the amount was based upon the achievement of financial results that were subsequently the subject of an accounting restatement required by the federal securities laws, and a lower amount would have been paid to the executive officer based on the restated amount, regardless of whether the executive officer was responsible for the restatement; or

•
the Board of Directors determines that the executive officer engaged in willful or intentional misconduct with respect to the performance of his or her duties, including but not limited to “cause” as defined in the ESP, misappropriation or misuse of corporate assets, opportunities derived from confidential information, breach of fiduciary duty owed to the Company, or violation of restrictive covenants.

In such circumstances the Company may seek to recover from the executive officer, either by repayment of cash or equity incentives already paid or cancellation or forfeiture of outstanding cash or equity incentive compensation awards not yet earned, either the amount by which his or her cash or equity incentive payments exceeded the lower payment that would have been made based on the restated financial results, or, in the case of willful or intentional misconduct, an amount equal to the value of any cash or equity incentive payments received during the three-year period prior to the executive's termination of employment (or, if longer, the period during which the misconduct existed), or after the termination. The Board may waive or reduce an executive officer’s repayment obligation based upon hardship, the executive officer’s degree of culpability or responsibility, or such other factors as the Board deems appropriate.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee oversees the compensation programs of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation and Human Capital Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in this Proxy Statement.
Members of the Compensation and Human Capital Committee:
Pradeep Jotwani (Chairperson)
Gina R. Boswell
Thomas Kroeger
Graciela I. Monteagudo
This Compensation and Human Capital Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
2021 Summary Compensation Table
The table below provides information regarding the total compensation paid to or earned by each of our named executive officers for each of the fiscal years ended December 31, 2021, 2020, and 2019.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive(5) ($)	Change in Pension Value(6) ($)	All Other Comp(7) ($)	Total ($)
Boris Elisman Chairman of the Board and Chief Executive Officer	2021	998,462	—	4,375,015	675,641	1,184,974	—	42,689	7,276,781
	2020	865,462	460,800	2,560,010	524,303	—	20,000	26,208	4,456,783
	2019	957,500	—	2,423,211	536,018	591,735	36,000	42,633	4,587,097
Neal V. Fenwick Executive Vice President and Chief Financial Officer	2021	576,833	—	1,012,522	217,171	427,866	—	45,707	2,280,098
	2020	558,106	167,200	637,509	174,086	—	1,228,650	29,634	2,795,185
	2019	554,559	—	600,009	176,963	199,919	1,031,100	52,002	2,614,552
Thomas W. Tedford President and Chief Operating Officer	2021	605,551	—	1,237,513	265,431	489,604	—	19,614	2,617,712
	2020	558,309	167,200	750,005	204,806	—	—	8,133	1,688,453
	2019	554,559	—	600,009	176,963	262,029	—	19,126	1,612,686
Cezary Monko Executive Vice President; President, ACCO Brands Europe, Middle East, Africa	2021	576,691	—	1,012,522	217,171	402,242	—	32,836	2,241,462
	2020	539,698	161,510	525,006	143,364	65,573	17,000	38,128	1,490,279
	2019	540,433	—	600,009	176,963	644,086	14,000	27,717	2,003,208
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	2021	490,068	—	675,015	144,782	388,134	—	20,834	1,718,832
	2020	470,733	141,100	412,510	112,644	63,549	—	9,353	1,209,889
	2019	467,742	—	375,002	110,602	83,819	—	20,711	1,057,876
(1)
All of our executive officers, other than Mr. Monko, are paid bi-weekly; Mr. Monko is paid monthly. Mr. Elisman's 2020 salary was lower by $96,000 than would otherwise have been paid, due to a 50 percent reduction in salary over five bi-weekly paychecks during the second quarter of 2020 as a result of the COVID-19 pandemic. Mr. Tedford's 2021 salary reflects his time as Executive Vice President, President, ACCO Brands North America through August 31, 2021 and his time as President and Chief Operating Officer effective September 1, 2021. Mr. Monko's salary shown in column (c) has been converted from Polish Zloty to U.S. dollars using the average conversion rate of 0.2606 for 2019, 0.2571 for 2020 and 0.2596 for 2021. See“--Discussion and Analysis--Annual Compensation--Base Salaries” for further details.

(2)
Represents a discretionary cash bonus paid in 2020 to each of the named executive officers in recognition of their swift and decisive actions to mitigate and manage the unprecedented challenges resulting from the COVID-19 pandemic on the Company's business operations, as well as to recognize their success in continuing to drive the strategic transformation of the Company during 2020.

(3)
The amounts shown in column (e) reflect the grant date fair value of RSUs and PSUs granted in 2019, 2020, and 2021 determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for each year shown included in the Company’s Annual Reports on Form 10-K filed with the SEC. These awards are described in more detail in the footnotes to the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End tables. The value of the PSUs included in the amounts shown reflects target payout levels, based on the probable outcome of the performance conditions, determined as of the grant date. The maximum value of the PSUs granted in 2019 is 150 percent of the target award and the maximum value of the PSUs granted in 2020 and 2021 is 200 percent of the target award. Actual performance of the 2019-2021 PSU awards did not meet threshold and resulted in zero payout. The stock award value for 2021 includes a one-time performance-based award, see “--Discussion and Analysis--Long-Term Incentive Compensation--2021 LTIP Awards--Performance Stock Units (PSUs)” for further details. The following table provides details about the maximum potential PSU award value for years 2019, 2020 and 2021.

Name	Grant Year	Maximum Potential PSU Award Value
Boris Elisman Chairman of the Board and Chief Executive Officer	2021	$4,200,014
	2021 Special	$3,150,006
	2020	$3,840,011
	2019	$2,726,106
Neal V. Fenwick Executive Vice President and Chief Financial Officer	2021	$900,014
	2021 Special	$675,015
	2020	$850,007
	2019	$600,007
Thomas W. Tedford President and Chief Operating Officer	2021	$1,100,006
	2021 Special	$825,008
	2020	$1,000,006
	2019	$600,007

Name	Grant Year	Maximum Potential PSU Award Value
Cezary Monko Executive Vice President; President, ACCO Brands EMEA	2021	$900,014
	2021 Special	$675,015
	2020	$700,008
	2019	$600,007
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	2021	$600,009
	2021 Special	$450,015
	2020	$550,008
	2019	$375,001
(4)
The amounts shown in column (f) reflect the grant date fair value for the fiscal year ended December 31 for each year shown that is attributable to NQSO grants determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for each year shown included in the Company’s Annual Reports on Form 10-K filed with the SEC.

(5)
The amounts shown in column (g) include: (i) AIP awards, if any, earned under our AIP by each of the named executive officers for each year shown and (ii) for 2019, a one-time EMEA Synergy Bonus for Mr. Monko totaling $509,410. For 2021, Messrs. Elisman and Fenwick earned 98.9 percent of their target AIP opportunity, Mr. Tedford earned 102.0 percent of his target AIP opportunity for his time as Executive Vice President, President, ACCO Brands North America and 98.9 percent of his target AIP opportunity for his time as President and Chief Operating Officer, and Messrs. Monko and Buchenroth earned 93.0 percent and 105.6 percent of their target AIP opportunity, respectively. For 2020, Messrs. Elisman, Fenwick and Tedford did not earn an AIP award, and Messrs. Monko and. Buchenroth earned 16.2 percent and 18.0 percent of their target AIP opportunity, respectively. For 2019, each of Messrs. Elisman and Fenwick earned 51.5 percent of his target AIP opportunity, and Messrs. Tedford, Monko and Buchenroth earned 67.5 percent, 35.6 percent, and 25.6 percent of their target AIP opportunity, respectively. For Mr. Monko, the values shown in column (g) were converted from Polish Zloty to U.S. dollars using the average conversion rate of 0.2606 for 2019, 0.2571 for 2020 and 0.2596 for 2021.

(6)
The amounts shown in column (h) represent the aggregate change (increase) in actuarial present value during each year shown for the named executive officer’s accumulated benefit, if any, provided under the ACCO U.S. Pension, ACCO U.K. Pension, and the Polish defined benefit retirement plan. None of the named executive officers earned any preferential amounts on their account balances. For 2020, the ACCO U.S. Pension value increased for Messrs. Elisman and Fenwick and the ACCO U.K. Pension value increased for Mr. Fenwick due to a decrease in the discount rate assumption, and for 2020, the Polish defined benefit retirement plan value increased for Mr. Monko due to an increase in his salary. For 2019, the ACCO U.S. Pension value increased for Messrs. Elisman and Fenwick and the ACCO U.K. Pension value increased for Mr. Fenwick due to a decrease in the discount rate assumption, and for 2019, the Polish defined benefit retirement plan value increased for Mr. Monko due to an increase in his salary. For Messrs. Elisman and Fenwick, all such amounts fully-vested in prior years. Messrs. Tedford and Buchenroth were not eligible to participate in the ACCO U.S. Pension prior to the time it was frozen. See “Pension Benefits” for further details.

(7)	The following table provides details about each component of the “All Other Compensation” shown in column (i) for the fiscal year ended December 31, 2021:
Name	Automobile(1)	Company Contributions to Defined Contribution Plans(2)	Miscellaneous Perquisites(3)	Total
Boris Elisman Chairman of the Board and Chief Executive Officer	$13,992	$17,400	$11,297	$42,689
Neal V. Fenwick Executive Vice President and Chief Financial Officer	$13,992	$17,400	$14,315	$45,707
Thomas W. Tedford President and Chief Operating Officer	—	$17,400	$2,214	$19,614
Cezary Monko Executive Vice President; President, ACCO Brands EMEA	$19,146	$12,097	$1,593	$32,836
Patrick H. Buchenroth Executive Vice President; President, ACCO Brands International	$0	$17,400	$3,434	$20,834
(1)
Messrs. Elisman and Fenwick are provided an automobile allowance, subject to taxation. Mr. Monko is provided a company-leased vehicle, subject to taxation for any personal use, the value of which is reflected in U.S. dollars converted from Polish Zloty using the 2021 average conversion rate of 0.2596.

(2)
The amounts reflect the Company’s 2021 contribution to the U.S. tax-qualified 401(k) savings plan account for each of the named executive officers, other than Mr. Monko, whose amount represents the Company's 2021 contribution to the Polish Private Employee Capital Plan, known as PPK.

(3)
The amounts include the 2021 cost to the Company for premiums paid on excess long-term disability and/or group term life insurance in the amounts of $6,297, $9,415, $2,214, and $3,434 for each of Messrs. Elisman, Fenwick, Tedford, and Buchenroth, respectively. For Messrs. Elisman and Fenwick, the amount also includes a matching charitable donation in the amount of $5,000 and $1,650, respectively, made by the Company on behalf of each of these named executive officers. For Mr. Fenwick, the amount also includes $3,250 for income tax preparation fees. Mr. Monko's amount of $1,593 represents the excess premium on personal and family medical coverage paid by the Company and is reflected in U.S. dollars converted from Polish Zloty using the 2021 average conversion rate of 0.2596.

Grants of Plan-Based Awards
The following table sets forth information concerning each grant of an award made to a named executive officer under the Company’s Incentive Plan during the fiscal year ended December 31, 2021.
Name	Grant Date of Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($)	Grant Date Fair Value of Stock and Option Awards(6) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Boris Elisman	03/03/21	$603,000	$1,206,000	$2,412,000
	03/03/21				218,231	436,462	872,924				$3,675,010
	03/03/21							83,136			$700,005
	03/03/21								277,118	$8.42	$675,641
Neal V. Fenwick	03/03/21	$217,427	$434,854	$869,708
	03/03/21				46,765	93,529	187,058				$787,515
	03/03/21							26,723			$225,008
	03/03/21								89,074	$8.42	$217,171
Thomas W. Tedford	03/03/21	$245,443	$490,886	$981,772
	03/03/21				57,156	114,312	228,624				$962,507
	03/03/21							32,661			$275,006
	03/03/21								108,868	$8.42	$265,431
Cezary Monko	03/03/21	$218,359	$436,717	$873,434
	03/03/21				46,765	93,529	187,058				$787,514
	03/03/21							26,723			$225,008
	03/03/21								89,074	$8.42	$217,171
Patrick H. Buchenroth	03/03/21	$185,186	$370,372	$740,744
	03/03/21				31,177	62,353	124,706				$525,012
	03/03/21							17,815			$150,002
	03/03/21								59,383	$8.42	$144,782
(1)
The amounts shown represent the potential AIP earnings for 2021 at threshold, target and maximum performance. Threshold is 50 percent of target and maximum is 200 percent of target performance. The actual amounts earned for 2021 are included in column (g) of the 2021 Summary Compensation Table and further described in footnote 5 thereto. For Mr. Monko, the value has been converted from Polish Zloty to U.S. dollars using the 2021 average conversion rate of 0.2596.

(2)
The amounts shown represent the threshold, target and maximum number of PSUs that may be earned based on achievement of performance measures. Threshold is 50 percent of target and maximum is 200 percent of target performance. Includes a one-time special PSU award, see “--Discussion and Analysis--Long-Term Incentive Compensation” for further details.

(3)	The amounts shown represent RSUs which vest on the third anniversary of the grant date.
(4)	The amounts shown represent NQSOs which vest in three equal annual installments on each of the first three anniversaries of the grant date.
(5)	The exercise price per share of each NQSO is $8.42, which equals the average of the high and low sales price of a share of the Company's common stock on the grant date of March 3, 2021.
(6)	The amounts shown represent the grant date fair value of each equity award determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding unexercised NQSOs and unvested RSUs and PSUs as of December 31, 2021 for each of the named executive officers.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(2) ($)
Boris Elisman	—	277,118	8.42	3/3/2031
	85,780	171,559	8.29	3/4/2030
	148,919	74,459	9.04	3/6/2026
	118,032	—	12.82	3/7/2025
	115,033	—	12.75	3/8/2024
	278,514	—	7.51	3/4/2022
					375,212(3)	3,099,251	332,543(6)	2,746,805
					77,202(4)	637,689	463,210(7)	3,826,115
					69,633(5)	575,169	—(8)	—
Neal Fenwick	—	89,074	8.42	3/3/2031
	28,482	56,963	8.29	3/4/2030
	49,165	24,582	9.04	3/6/2026
	41,696	—	12.82	3/7/2025
	39,216	—	12.75	3/8/2024
	66,313	—	7.51	3/4/2022
					89,312(3)	737,717	71,260(6)	588,608
					25,634(4)	211,737	102,534(7)	846,931
					22,989(5)	189,889	—(8)	—
Thomas Tedford	—	108,868	8.42	3/3/2031
	33,508	67,015	8.29	3/4/2030
	49,165	24,582	9.04	3/6/2026
	51,318	—	12.82	3/7/2025
	52,288	—	12.75	3/8/2024
	92,838	—	7.51	3/4/2022
					109,158(3)	901,645	87,095(6)	719,405
					30,157(4)	249,097	120,628(7)	996,387
					22,989(5)	189,889	—(8)	—
Cezary Monko	—	89,074	8.42	3/3/2031
	23,456	46,910	8.29	3/4/2030
	49,165	24,582	9.04	3/6/2026
	32,074	—	12.82	3/7/2025
	33,334	—	12.75	3/8/2024
					89,312(3)	737,717	71,260(6)	588,608
					21,110(4)	174,369	84,440(7)	697,474
					22,989(5)	189,889	—(8)	—
Patrick Buchenroth	—	59,383	8.42	3/3/2031
	18,430	36,858	8.29	3/4/2030
	30,728	15,364	9.04	3/6/2026
	28,867	—	12.82	3/7/2025
	24,184	—	12.75	3/8/2024
					59,541(3)	491,809	47,507(6)	392,408
					16,587(4)	137,009	66,346(7)	548,018
					14,368(5)	118,680	—(8)	—

(1)
NQSOs vest in three equal installments on each of the first three anniversaries of the grant date. The vesting of unexercisable NQSOs could accelerate or continue vesting under the following circumstances:

Event	Result
Retirement
For NQSOs granted prior to 2020, the award would vest pro-rata through the date of separation, provided the separation occurs at least one year after the grant date. For NQSOs granted in or after 2020, the award would continue to vest according to the original vesting schedule, provided the separation occurs at least one year after the grant date.

Death or Disability	Award would fully vest and become exercisable.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment (as defined in the award agreement). If award meets the definition of replacement award as defined in the award agreement, then no immediate vesting. If award does not meet the definition of replacement award, then the award becomes immediately exercisable.

(2)	The amounts shown reflect the market value as calculated based on the $8.26 closing price of the Company’s common stock on December 31, 2021.
(3)
The amounts shown represent time-vested RSUs and earned but unvested portions of the 2021 Special PSU award and year one of the 2021-2023 PSU award that vest and convert into the right to receive an equal number of shares of the Company's common stock on March 3, 2024, December 31, 2022 and March 3, 2024, respectively, provided that the named executive officer is employed by the Company at such time. The vesting of these shares could accelerate or continue vesting under the following circumstances:

Event	Result
Involuntary Termination without Cause	Award would vest pro-rata through date of separation, provided separation occurs within 180 days prior to the final vesting date.
Retirement	Award would continue to vest according to the original vesting schedule, provided the separation occurs at least one year after the grant date.
Death or Disability	Award would fully vest on the date of separation.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment as defined in the award agreement. If award meets the definition of replacement award (as defined in the award agreement), then no immediate vesting. If award does not meet the definition of replacement award, award shall vest in full and shall be paid in cash or shares of stock in equivalent cash value as determined by the Compensation and Human Capital Committee.

For additional information on the 2021 special PSU awards, see “Compensation Discussion and Analysis--Impact of 2021 Company Performance on Executive Compensation--2021 Special PSU Award.” For additional information on the 2021-2023 PSU awards, see “Compensation Discussion and Analysis--Long-Term Incentive Compensation--Performance Stock Units (PSUs).”
(4)
The amounts shown represent time-vested RSUs that vest and convert into the right to receive an equal number of shares of the Company's common stock on March 4, 2023, provided that the named executive officer is employed by the Company at such time. The vesting of these RSUs could accelerate under the following circumstances:

Event	Result
Involuntary Termination without Cause	Award would vest pro-rata through date of separation, provided separation occurs within 180 days prior to the vesting date.
Retirement	Award would vest pro-rata through date of separation, provided the separation occurs at least one year after the grant date.
Death or Disability	Award would pro-rata vest on the date of separation.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment as defined in the award agreement. If award meets the definition of replacement award (as defined in the award agreement), then no immediate vesting. If award does not meet the definition of replacement award, award shall vest in full and shall be paid in cash or shares of stock in equivalent cash value as determined by the Compensation and Human Capital Committee.

(5)
The amounts shown represent time-vested RSUs that vest and convert into the right to receive an equal number of shares of the Company's common stock on April 4, 2022, provided that the named executive officer is employed by the Company at such time. The vesting of these RSUs could accelerate under the same conditions as described in footnote (4) above.

(6)
The amounts shown represent unearned and unvested PSUs for years two and three of the 2021-2023 PSU awards at a maximum level of performance. For additional information on the 2021-2023 PSU award, see “Compensation Discussion and Analysis--Long-Term Incentive Compensation--2021 LTIP Awards--Performance Stock Units (PSUs).” The vesting of these PSUs could accelerate under the following circumstances:

Event	Result
Involuntary Termination without Cause	Award would vest pro-rata at actual performance through the date of separation, provided the termination occurs after June 30 of the last year in the three-year performance period.
Retirement	Award would vest pro-rata through date of separation based upon actual performance, provided the separation occurs at least one year after the grant date.
Death or Disability	Award would vest pro-rata through the date of separation based upon target performance.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment (as defined in the award agreement). If award meets the definition of replacement award (as defined in the award agreement), then no immediate vesting. If award does not meet the definition of replacement award, award shall vest in full at target or greater (if performance deemed above target by the Compensation and Human Capital Committee) and shall be paid in cash or shares of stock in equivalent cash value as determined by the Compensation and Human Capital Committee.

(7)
The amounts shown represent unearned and unvested PSUs for the 2020-2022 PSU awards at a maximum level of performance. The vesting of these PSUs could accelerate under the same conditions as described in footnote (6) above.

(8)
The amounts shown represent PSUs for the 2019-2021 PSU awards. The performance period ended on December 31, 2021. In March 2022 it was determined that the threshold performance level required to earn the awards was not met. As a result, all the PSUs were forfeited.

2021 Option Exercises and Stock Vested
The following table sets forth the aggregate number of shares acquired and the dollar amounts realized by each of the named executive officers during the fiscal year ended December 31, 2021 from the vesting of RSUs and the exercise of NQSOs during 2021. The 2019-2021 PSUs were forfeited due to financial performance thresholds not being attained.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(2) ($)
Boris Elisman	94,944	$216,477	47,039	$408,769
Neal V. Fenwick	81,110	$179,311	16,617	$144,402
Thomas W. Tedford	6,260	$13,976	20,452	$177,728
Cezary Monko	—	—	12,783	$111,084
Patrick H. Buchenroth	—	—	11,505	$99,978
(1)
For Mr. Elisman, the value represents the difference between the strike price of $6.12 and $8.40, the fair market value of the Company’s common stock on March 3, 2021 when 94,944 NQSOs were exercised. For Mr. Fenwick, the value represents the difference between the exercise price of $6.12 and $8.33, the fair market value of the Company’s common stock on March 2, 2021 when 81,110 NQSOs were exercised. For Mr. Tedford, the value represents the difference between the exercise price of $6.12 and $8.34, the fair market value of the Company’s common stock on March 3, 2021 when 6,260 NQSOs were exercised.

(2)
Reflects the number of shares (including dividend equivalents) received by Messrs. Elisman, Fenwick, Tedford, Monko and Buchenroth, respectively, upon the vesting of RSUs on March 7, 2021. The realized value was based upon the fair market value of the Company's common stock of $8.69 per share on the vesting date.

CEO PAY RATIO
Pursuant to the rules adopted by the SEC, we are required to disclose the ratio of the median of the annual total compensation of all our employees, other than our CEO, to the annual total compensation of our CEO, which we refer to as the “Pay Ratio.” The Pay Ratio is intended to be a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The table below reflects the Pay Ratio:
CEO Annual Total Compensation(1)	7,276,781
Median Employee Annual Total Compensation	44,545
Pay Ratio of CEO to Median Employee Compensation	163:1
(1)
2021 annual total compensation includes a one-time performance-based LTIP award that was granted to encourage the retention of key talent in order to sustain progress on our strategic transformation. Excluding this LTIP award, the CEO pay ratio is 128:1.

We undertook the following steps to estimate the median annual compensation of each of our employees and identify a median employee:
First, we determined our employee population as of October 1, 2021. On this date, without taking into account any adjustments, our employee population consisted of 6,054 employees, of which 1,788 were U.S. employees and 4,266 were non-U.S. employees. From this number, we excluded employees based upon the following approved SEC exception:
•
5 percent De Minimis Exception. We excluded a total of 301 employees comprising all of the employees from the following countries: Mexico (272 employees) and Chile (29 employees). The excluded employees represent less than 5 percent of our total employee population.

This resulted in 5,753 employees from 36 countries considered for purposes of determining our median employee.
Second, for this employee population, we selected their 2021 base salary as our consistently-applied compensation measure. For a permanent employee, we used the hourly rate of pay and his or her regularly scheduled weekly hours of work to establish the annual salary. For a temporary employee, we used the hourly rate of pay and his or her regularly scheduled weekly hours of work measured as of October 1, 2021, and the anticipated number of weeks worked during 2021 to estimate an annual base salary. We then converted all foreign currency salaries to U.S. dollar equivalents using the closing market spot rates on October 1, 2021. From this calculation, we determined our representative median employee.
We then calculated the annual total compensation for the representative median employee using the same methodology we use for our named executive officers in the 2021 Summary Compensation Table in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table in this Proxy Statement.
Our Pay Ratio has been calculated using selected assumptions, estimates and adjustments as permitted under Item 402(u) of Regulation S-K, and is a reasonable estimate calculated in a manner consistent with the Regulation. Other companies may use different methodologies, assumptions, estimates and adjustments, and therefore a comparison of our Pay Ratio to that of other companies will be limited in value.

PENSION BENEFITS
The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the fiscal year ended December 31, 2021 with respect to the ACCO U.S. Pension, the ACCO U.K. Pension, and the Polish retirement plan for each of the named executive officers.
Name	Plan Name	Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Boris Elisman	ACCO U.S. Pension	4.4	148,000	—
Neal V. Fenwick	ACCO U.K. Pension	23.0	7,155,868	—
	ACCO U.S. Pension	3.0	119,000	—
Thomas W. Tedford	N/A
Cezary Monko	Polish Retirement Pension	N/A	124,000	—
Patrick H. Buchenroth	N/A
(1)
Years of Credited Service for the ACCO U.S. Pension are shown through March 7, 2009, the date on which the ACCO U.S. Pension plan was frozen. Mr. Fenwick participated in the ACCO U.K. Pension until April 1, 2006. Vesting service, which determines vesting and eligibility for early retirement benefits, continues to grow. As of December 31, 2021, vesting service is 12.75 years greater (absent any break-in-service or termination) than credited service shown in the table above. Years of credited service are not applicable under the Polish Retirement Plan.

(2)
Amounts reported above as the actuarial present value of accumulated benefits under the ACCO U.S. Pension are computed using the interest and mortality assumptions that the Company applies to amounts reported in its financial statements, and are assumed to be payable at age 65. Despite the plan being frozen, the value of the benefit changes due to the assumptions utilized in these calculations. Amounts reported above as the actuarial present value of accumulated benefit for Mr. Fenwick under the ACCO U.K. Pension assumes an interest rate of 2.0 percent and an exchange rate (as of December 31, 2021) of $1.3494 to one British Pound. Amounts reported above as the actuarial present value of accumulated benefit for Mr. Monko under the Poland Statutory Retirement Obligation assumes an interest rate of 3.70 percent, a salary increase assumption (for projection purposes) of 3.0 percent per annum, and a Polish Zloty exchange rate on December 31, 2021 of $0.2470.

ACCO U.S. Pension
The ACCO U.S. Pension is a broad-based, tax-qualified defined benefit pension plan, which provides a monthly cash benefit upon retirement to eligible employees of the Company, including the participating named executive officers. Eligible employees must have completed one year of service to participate in the ACCO U.S. Pension and five years of service to vest in the benefit. The determination of benefits under the ACCO U.S. Pension is based upon years of credited service with the Company and its participating U.S. subsidiaries and the average of the highest five consecutive years of earnings within the last ten years of vesting service. “Eligible Earnings” include base pay and certain regularly occurring bonuses, but do not include amounts that have been deferred and, for years of credited service prior to 2002, annual bonuses. All benefit service and accruals for benefits under the ACCO U.S. Pension were frozen on March 6, 2009. As a result, no additional benefits will accrue from that date for any of the named executive officers unless action is taken to reinstate any such benefits.
Benefits under the ACCO U.S. Pension are calculated in the following manner: A participant’s benefit for credited service accrued prior to January 1, 2002 equals the product of (A) the participant's years of credited service multiplied by (B) the sum of (i) 0.75 percent of Eligible Earnings up to the participant’s applicable Social Security-covered compensation amount, plus (ii) 1.25 percent of the participant’s final Eligible Earnings in excess of the participant’s applicable Social Security-covered compensation amount (up to a maximum of thirty years). The participant’s benefit for credited service accrued since January 1, 2002 equals the product of (C) the participant's years of credited service multiplied by (D) 1.25 percent of the participant’s final average Eligible Earnings, except that for years of credited service since January 1, 2007, the annual benefit accrual rate is 1.00 percent instead of 1.25 percent. As described above, Eligible Earnings and credited service will be determined as of March 6, 2009 unless subsequent action to reinstate benefit accruals is taken. Participants are fully vested in benefits after five years of service, with no vesting prior to that date. None of the named executive officers are entitled to additional credited service other than that which has been earned during employment.

Several forms of benefit payments are available under the ACCO U.S. Pension. The regular form of payment under the ACCO U.S. Pension is a single life annuity for single participants and a qualified joint and survivor annuity for married participants. Optional forms of payment include 5 and 10-year period certain and life annuity options, 50 percent, 75 percent and 100percent joint and contingent beneficiary options, and a Social Security benefit adjustment option. The payout option must be elected by the participant before benefit payments commence. For a participant who is no longer an active employee of the Company, an automatic lump-sum distribution of benefits occurs if his or her pension value is less than or equal to $1,000, and in 2015, the Company established an automatic lump-sum rollover feature if his or her pension value is greater than $1,000 but less than or equal to $5,000. Each option available under the ACCO U.S. Pension is actuarially equivalent.
Normal retirement benefits commence at age 65. Under the ACCO U.S. Pension, early retirement benefit payments are available in a reduced amount to participants upon attainment of age 55 and completion of at least five years of vesting service. For vesting purposes, the ACCO U.S. Pension recognizes prior service with Fortune Brands, Inc. and other companies previously related to the Company for periods before the spin-off of the Company from Fortune Brands, Inc. on August 16, 2005.
ACCO U.K. Pension
Mr. Fenwick is also entitled to a pension benefit under the ACCO U.K. Pension in which he participated until April 1, 2006. The ACCO U.K. Pension is a broad-based, defined benefit pension plan which provides a benefit upon retirement to eligible employees of ACCO U.K. Limited and certain other European subsidiaries of the Company. Mr. Fenwick was eligible to participate in the ACCO U.K. Pension based on his prior European employment with the Company. Benefits are payable upon retirement at or after age 62 with twenty years of credited service, as a single life annuity, in an amount equal to two-thirds (2/3) of Mr. Fenwick’s final Pensionable Earnings while a participant in this plan. Under the ACCO U.K. Pension, early retirement benefit payments are available in an actuarially reduced amount to participants upon attainment of age 55. The reduction is 5 percent per year if retiring before age 62. “Pensionable Earnings” are defined as Mr. Fenwick’s base salary for the preceding full year prior to April 1, 2006 together with the average annual bonus paid for the preceding three years. Benefits under this plan are based on the higher of (1) Pensionable Earnings for the full year immediately prior to April 1, 2006, or (2) the average of any three consecutive years of Pensionable Earnings in the last ten years prior thereto. Mr. Fenwick is fully vested in this benefit.
Polish Retirement Plans
Defined Benefit - Mr. Monko is entitled to a pension benefit under the Company's Polish broad-based defined benefit pension plan upon retirement on or after age 65. The plan provides for a one-time lump sum payment in an amount equal to three times the employee's monthly average base salary in effect over the last three months of his or her employment, subject to taxation. There are no service requirements or early retirement provisions for this benefit. Mr. Monko must be working for the Company at the time of his retirement in order to receive this benefit. For more information, see “2021 Summary Compensation Table.”
Defined Contribution - In November 2019, Mr. Monko became a participant in the Polish Private Employee Capital Plan, known as a PPK, which is a private long-term saving system established by the Polish government. For employees aged 55-70, participation in the program is voluntary, however matching retirement contributions by the employer are mandatory. Mr. Monko, whose age is above 55 voluntarily contributed to the PPK and, in turn, received an obligatory employer contribution as well. The amount of benefits provided to Mr. Monko in the form of PPK employer contributions is included in the “All Other Compensation” column of the 2021 Summary Compensation Table and related footnotes.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company does not have written employment agreements with its executive officers, including the named executive officers, unless it is common practice to provide an individual employment contract, such as in select international markets where we have executive officers. Only Mr. Monko, whose employment is based in Poland, has an employment contract. All of our executive officers, including all of our named executive officers, were covered by the Company’s ESP at December 31, 2021 and continue to be so covered as of the date of this Proxy Statement.
The Company’s ESP in effect as of December 31, 2021 provides the named executive officers the following payments and benefits upon (i) an involuntary termination without “cause,” (ii) voluntary termination for “good reason” or (iii) involuntary termination without “cause” within 6 months before or 24 months after a change-in-control as defined in the ESP, the values of which are summarized in tables set forth below:
•
Involuntary Termination: 24 months of base salary and two years of target bonus for Mr. Elisman; 21 months of base salary and one year of target bonus for Messrs. Fenwick, Tedford, Monko and Buchenroth; 18 months of base salary and one year of target bonus for all other executive officers.

•
Change-in-Control Termination: 2.99 times base salary plus 2.99 times target bonus for the year of separation for Mr. Elisman; 2.25 times base salary plus 2.25 times target bonus for the year of separation for Messrs. Fenwick, Tedford, Monko and Buchenroth; 2 times base salary plus 2 times target bonus for the year of separation for all other executive officers. The executive would also receive a pro-rata annual bonus for the year of the executive’s termination up through and including the termination effective date calculated based upon actual performance as approved by the Compensation and Human Capital Committee.

•	Outplacement services in a value commensurate with the level of the position.
•
Any amounts payable under the ESP are reduced by amounts payable to a named executive officer under any other severance plan applicable to the named executive officer or agreement that has been entered into between the Company and the named executive officer.

In accordance with Section 4999 of the Code, if the severance calculation is subject to an excise tax, the Company will calculate two severance payment alternatives and determine which alternative results in the highest net amount of severance payment for each executive officer, commonly referred to as the best-net approach. Either the aggregate of all severance payments for an executive officer will be paid as calculated and subject to regular payroll income tax and excise tax, or the aggregate of all severance payments for an executive officer shall be reduced prior to payment to a gross amount that results in the largest net amount for that executive officer so as to remain subject to regular payroll income tax but not subject to excise tax. Mr. Monko is not subject to Section 4999 of the Code.
Medical and other welfare benefits continue for the named executive officer’s severance period on the same cost-sharing basis as if employment had not terminated. No severance or change-in-control payments would be made until the named executive officer executes a release waiving any and all claims the executive may have against the Company. No benefits would be provided to a named executive officer if a termination was for “cause” or voluntary (other than in the case of a retirement) except where required by law or at the discretion of the Board of Directors. In addition, certain equity grants awarded to the named executive officers may accelerate upon death, disability, retirement, termination without cause and in the event of a change-in-control as defined in the Incentive Plan. For additional details, see the Outstanding Equity Awards at Fiscal Year-End table and related footnotes.
The tables below reflect the estimated payments and other benefit amounts that would have been received by each named executive officer or his estate on December 31, 2021, under the following circumstances:
•	a change-in-control without termination of employment;
•	termination of employment by the executive officer for retirement;
•	termination of employment by the Company without cause;
•	following (or in certain circumstances preceding) a change-in-control, a termination of employment by the Company without “cause” or by the executive officer for “good reason”; or
•	termination of employment as a result of death or disability.

In preparing the tables, it is assumed that each of the named executive officers has no earned but unpaid salary or accrued and unused vacation benefits at the time of his termination and that the values reflect compensation in addition to what he would have earned had the described event not occurred. The notes accompanying these tables appear at the end of this section. Messrs. Elisman, Fenwick and Monko are retirement eligible.
Boris Elisman
	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for “Good Reason” Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	—	—	4,422,000	6,610,890	—	—
Annual Incentive(1)	—	—	—	1,206,000	—	—
Benefits:
Continuation of Benefits(2)	—	—	33,296	49,777	—	—
Outplacement Services	—	—	60,000	60,000	—	—
Additional 401(k) Plan Contributions(3)	—	—	—	52,026	—	—
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	—	—	—	—	—	—
Value of Restricted Stock Units(5)(7)	—	996,740	996,740	2,026,205	1,193,566	1,193,566
Value of Performance Stock Units(6)(7)	—	1,371,715	1,371,715	5,779,614	2,080,676	2,080,676
Change-in-Control Compensation Reduction(8)	—			—
Total	—	2,368,455	6,883,751	15,784,512	3,274,242	3,274,242
See accompanying notes at the end of this section.

Neal V. Fenwick
	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for “Good Reason” Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	—	—	1,449,515	2,282,986	—	—
Annual Incentive(1)	—	—	—	434,854	—	—
Benefits:
Continuation of Benefits(2)	—	—	21,459	27,590	—	—
Outplacement Services	—	—	60,000	60,000	—	—
Additional 401(k) Plan Contributions(3)	—	—	—	39,150	—	—
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	—	—	—	—	—	—
Value of Restricted Stock Units(5)(7)	—	329,861	329,861	664,066	393,128	393,128
Value of Performance Stock Units(6)(7)	—	303,636	303,636	1,253,047	455,558	455,558
Change-in-Control Compensation Reduction(8)	—			—
Total	—	633,497	2,164,471	4,761,694	848,687	848,687
See accompanying notes at the end of this section.

Thomas W. Tedford
	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for “Good Reason” Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	—	—	1,749,000	2,821,500	—	—
Annual Incentive(1)	—	—	—	594,000	—	—
Benefits:
Continuation of Benefits(2)	—	—	28,495	36,636	—	—
Outplacement Services	—	—	60,000	60,000	—	—
Additional Poland PPK Contributions(3)	—	—	—	39,150	—	—
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	—	—	—	—	—	—
Value of Restricted Stock Units(5)(7)	—	—	190,934	754,887	431,700	431,700
Value of Performance Stock Units(6)(7)	—	—	—	1,510,653	542,899	542,899
Change-in-Control Compensation Reduction(8)	—			—
Total	—	—	2,028,429	5,816,826	974,599	974,599
See accompanying notes at the end of this section.

Cezary Monko
	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for “Good Reason” Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	—	—	1,385,068	2,181,485	—	—
Annual Incentive(1)	—	—	—	415,521	—	—
Benefits:
Continuation of Benefits(2)	—	—	2,653	3,411	277,014	138,507
Outplacement Services	—	—	60,000	60,000	—	—
Additional 401(k) Plan Contributions(3)	—	—	—	25,897	—	—
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	—	—	—	—	—	—
Value of Restricted Stock Units(5)(7)	—	305,342	305,342	623,875	368,610	368,610
Value of Performance Stock Units(6)(7)	—	250,054	250,054	1,172,674	363,996	363,996
Change-in-Control Compensation Reduction(8)	—			—
Total	—	555,397	2,003,117	4,482,863	1,009,620	871,113
See accompanying notes at the end of this section. Mr. Monko's employment contract contains a six-month notice provision prior to termination of employment. The table above assumes notice was provided on June 30, 2021 resulting in termination on December 31, 2021. Mr. Monko's LTIP values are quoted in U.S. dollars; all other values were converted from Polish Zloty to U.S. dollars using the 2021 year-end conversion rate of 0.2470.
See accompanying notes at the end of this section.

Patrick H. Buchenroth
	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for “Good Reason” Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	—	—	1,234,575	1,944,455	—	—
Annual Incentive(1)	—	—	—	370,372	—	—
Benefits:
Continuation of Benefits(2)	—	—	28,035	36,045	—	—
Outplacement Services	—	—	60,000	60,000	—	—
Additional 401(k) Plan Contributions(3)	—	—	—	39,150	—	—
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	—	—	—	—	—	—
Value of Restricted Stock Units(5)(7)	—	—	119,333	429,559	251,406	251,406
Value of Performance Stock Units(6)(7)	—	—	—	826,439	297,753	297,753
Change-in-Control Compensation Reduction(8)	—			(432,532)
Total	—	—	1,441,943	3,273,488	549,159	549,159
Notes to Potential Payments Upon Termination or Change-in-Control Tables
(1)	Represents 2021 base salary and annual incentive opportunity at target performance, calculated according to the terms of the ESP.
(2)
Represents the approximate value of the employer subsidy to broad-based health and welfare employee benefit plans for the named executive officer's benefit during the severance period. For Mr. Monko, the Company's disability policy for employees in Poland provides for a one-time lump sum payment from the Company in an amount equal to three times the employee's monthly average base salary in effect over the last three months of his employment, subject to taxation. Polish law also requires, in the event of termination of employment as a result of death, for the Company to make a one-time lump sum payment in an amount equal to six-times the employee's monthly average base salary in effect over the last six months of his employment, subject to taxation.

(3)
Represents the maximum annual Company contribution to each named executive officer's account, except for Mr. Monko, under the Company's 401(k) Plan during the severance period. For Mr. Monko, the amount represents the maximum annual Company contribution to his Poland PPK retirement.

(4)
Reflects the excess of the fair market value as of December 31, 2021 of the underlying shares over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event. The amounts shown reflect the value as calculated based on the $8.26 closing price of the Company’s common stock on December 31, 2021.

(5)
Reflects the fair market value as of December 31, 2021 of the shares underlying all unvested RSUs which vest in connection with the specified event. The amounts shown reflect the value as calculated based on the $8.26 closing price of the Company’s common stock on December 31, 2021.

See accompanying notes at the end of this section.

(6)
Reflects the unvested fair market value as of December 31, 2021 of the shares underlying unvested PSUs at target which would vest in connection with the specified event. This value does not include the 2019-2021 PSU award which vested on December 31, 2021. The amounts shown reflect the value as calculated based on the $8.26 closing price of the Company’s common stock on December 31, 2021.

(7)
For RSUs, PSUs and NQSOs granted in 2016 and thereafter, in the event of a change-in-control without termination, if the award is replaced with an award of the same or greater value and with the same or not less favorable terms and conditions, the award is subject to double-trigger vesting. If the RSU or PSU award is not replaced, the award shall vest in full at target performance or greater and is paid out in cash or shares of stock of equivalent cash value. If the NQSO is not replaced, it shall become immediately exercisable. The value in the table assumes the awards are not replaced upon a change-in-control and reflect the full vesting of the award, with the PSU awards vesting at target performance.

(8)
Excluding Mr. Monko, upon a change-in-control of the Company, named executive officers may be subject to a reduction in compensation. The agreement provides a modified economic cut-back in which an executive’s total change-in-control benefits with an amount that would otherwise trigger an excise tax under Internal Revenue Code Section 4999 would be reduced to the largest amount that would not trigger such excise tax but only if such reduction would result in a larger after-tax amount to the executive than the after-tax amount following application of the excise tax and other applicable taxes to unreduced change in control benefits. This column shows the estimated cut-back assuming a hypothetical December 31, 2021 change-in-control date with a qualifying termination of employment.

See accompanying notes at the end of this section.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item 3)
We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as required under Section 14A of the Exchange Act. The proposal, commonly known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, including in the Compensation Discussion and Analysis, the executive compensation tables and other related disclosures contained therein.”
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to attract, retain and motivate highly skilled executive officers, link pay to performance, and build sustainable value for our stockholders. When you cast your vote, we urge you to consider the description of our executive compensation program contained in this Proxy Statement, including under the heading “Compensation Discussion and Analysis” and the accompanying executive compensation tables and related footnotes.
Because your vote is advisory, it will not be binding upon our Board of Directors, it will not overrule any decision by the Board of Directors and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation and Human Capital Committee and our Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends that you vote FOR Proxy Item 3.
In keeping with the preference expressed by our stockholders at our 2017 Annual Meeting of Stockholders, we will continue to hold the advisory say-on-pay vote annually until the next required stockholder vote on the frequency of holding the say-on-pay vote, which will occur not later than the 2023 Annual Meeting of Stockholders.

PROPOSAL TO APPROVE THE 2022 ACCO BRANDS
CORPORATION INCENTIVE PLAN
(Proxy Item 4)
At the Annual Meeting, stockholders will vote on a proposal to approve a new incentive plan, the 2022 ACCO Brands Corporation Incentive Plan (the “Plan”).
The Company currently maintains the 2019 ACCO Brands Corporation Incentive Plan, referred to as the “Existing Plan.” The Compensation and Human Capital Committee, with the assistance of the Compensation and Human Capital Committee's independent compensation consultant, Meridian, reviewed the Existing Plan and determined that an insufficient number of shares of common stock remained available under the Existing Plan to enable the Company to provide future grants of stock options and other equity-based awards to non-employee directors and employees. As a result of this review, the Compensation and Human Capital Committee recommended to the Board of Directors that it adopt a new plan in order for the Company to continue to have the ability to offer equity as part of the Company's overall compensation program.
In addition to the Existing Plan, the Company maintains the ACCO Brands Corporation Incentive Plan as Amended and Restated effective May 12, 2015 (the “2015 Plan”). No additional shares are available for grant under the 2015 Plan, but there are outstanding awards under the 2015 Plan, and to the extent such awards are forfeited or expire, the shares will be added to the shares available for grant under the new Plan.
On March 18, 2022, the Company’s Board of Directors approved the Plan, subject to stockholder approval at the Annual Meeting, based upon a recommendation of the Compensation and Human Capital Committee and management.
The total number of shares of common stock available for awards under the Plan may not exceed the sum of (i) 7,250,000 shares, (ii) the number of shares remaining in the Existing Plan as of the effective date of the Plan, and (iii) the number of shares subject to outstanding awards under the Existing Plan or the 2015 Plan as of the effective date of the Plan that thereafter cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards, including shares withheld to satisfy the exercise price or tax withholding obligations associated with the exercise, vesting or settlement of such awards) on the basis of: (A) one share for each share subject to a stock option or stock appreciation right, and (B) 2.0 shares for each share subject to a full-value award under the Prior Plan or 2.06 shares for each share subject to a full value award under the 2015 Plan. The effective date of the Plan will be May 17, 2022 if stockholders approve the Plan at the Annual Meeting. As of March 10, 2022, 96,641,436 shares remained available for future grants under the Existing Plan. No additional grants will be made under the Existing Plan if the Plan is approved.
Factors Considered by the Compensation and Human Capital Committee and Board
In setting the proposed number of shares to be reserved and issuable under the Plan, the Compensation and Human Capital Committee and the Board of Directors considered a number of factors, which included the following:
•
Expected duration of shares available for issuance under the Plan. Based on the requested number of shares to be reserved under the Plan (including the anticipated number of shares to be transferred from the Existing Plan to the Plan) and on our three-year average burn rate, we expect that the share reserve will cover Awards (as defined below) for approximately 2-3 years. We believe the expected life of the share reserve is reasonable and will ensure sufficient availability for equity awards.

•
Expected potential dilution. The potential dilution under our Existing Plan was 11.5 percent. The Plan will increase potential dilution by 7.9 percentage points. Therefore, as of the record date, the total potential dilution with the shares requested for the Plan would approximate 19.4 percent in total.

We define potential dilution as the sum of the total number of (i) outstanding full value share grants (i.e., awards other than stock options and stock appreciation rights), (ii) outstanding stock options and (iii) shares of common stock available for future grants under the Plan, expressed as a percentage of the fully diluted weighted average shares of common stock outstanding.
We believe that the expected potential dilution that will result from the Plan is reasonable for a company of our size in our industry.

•
Other considerations. In approving the Plan and the number of shares reserved for issuance thereunder, the Compensation and Human Capital Committee and the Board of Directors also considered our long-term incentive pay strategy of emphasizing equity grants to management and directors to align their interests to those of our stockholders.

The Board of Directors recommends that you vote FOR Proxy Item 4.
Rationale for Implementing Proposed Plan
The Board believes that the adoption of the Plan is desirable and in the best interests of the Company and its stockholders. The Plan is intended to promote and closely align the interests of employees of the Company and its stockholders by continuing the ability for the Company to award to employees stock-based compensation, including performance-based equity compensation, while not causing unreasonable dilution to stockholders. The Plan includes important features that are designed to serve our stockholders’ interests as described below. The continued ability to offer our employees equity-based compensation also is a critical factor in attracting, motivating and retaining qualified employees who will contribute to our financial success, thereby advancing the interests of the Company and its stockholders. Additionally, the Plan will provide the flexibility to grant awards to our non-employee directors. Therefore, the Board views the Plan as a key component of the Company’s compensation program.
Approval of the Plan requires the affirmative vote of a majority of the shares of ACCO Brands common stock represented in person or by proxy at the Annual Meeting and entitled to vote. If the Plan is approved by stockholders, awards will no longer be granted under the Existing Plan and remaining shares from the Existing Plan will roll into the Plan. Any shares subject to outstanding awards granted under the Existing Plan that would again become available for the issuance of awards pursuant to the terms of those awards and the Existing Plan will become available for use under the Plan in such amounts as described above. If the Plan is not approved by stockholders, awards will continue to be granted under the Existing Plan, but no more equity-based awards may be granted once the maximum number of shares reserved under the Existing Plan has been reached.
The principal features of the Plan are highlighted below.
Overview
Our incentive plans are a vital component of our compensation program. The purpose of the Plan is to provide incentives linked to the creation of stockholder value and the achievement of certain long-term strategic and financial goals through a variety of equity-based and cash awards designed to attract, retain and motivate the best available employees and non-employee directors. Presently, our equity award program consists of grants of performance share units (“PSUs”), restricted stock units (“RSUs”) and non-qualified stock options (“NQSOs”).
•
PSUs represent the principal component of long-term equity incentive compensation for our named executive officers. These grants are indicative of our pay-for-performance philosophy, as discussed under the heading “Compensation Discussion and Analysis—Discussion and Analysis—Executive Compensation Philosophy.” PSUs focus management on long-term financial performance, aligning management and stockholders' interests regarding the creation of stockholder value.

•	RSUs and NQSOs serve as important management retention tools and further align management with stockholders’ interests, including our stockholders’ interest in share price appreciation.
Important Features of the Plan
The Plan includes the following important features that are designed to serve our stockholders’ interests.
•
One-year minimum vesting. The period required for vesting of an equity-based award under the Plan may not be less than one year, other than as the Compensation and Human Capital Committee may otherwise specify in the case of the death or disability, or where awards have been assumed by the Company in connection with a merger or other business combination, or as otherwise may apply in the event of a change in control under the Plan. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year; provided, that awards granted to non-employee directors on the date of an annual stockholder meeting that vest at the next annual stockholder meeting will be deemed to have a vesting period of one year even if the period of time between stockholder meetings is less than one year.
•
Limited discretionary authority to accelerate vesting. The Compensation and Human Capital Committee will not have discretion to accelerate the vesting of any portion of an award, except in cases of termination by reason of death or disability.

•
Non-employee director compensation. The value (determined under applicable accounting standards for financial reporting purposes) of a non-employee director’s total compensation from the Company in a calendar year, including awards from the Plan, may not exceed $500,000.

•
Dividends and dividend equivalents. Rights to dividends and dividend equivalents may be made a part of certain awards, subject to such terms, conditions and restrictions as the Compensation and Human Capital Committee may establish. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will only be paid to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will only be paid to the extent the award vests.

•
Fungible share ratio. The Plan contains a “fungible share ratio.” Under the ratio, full-value awards made from the Plan (i.e., generally equity-based awards other than stock options and stock appreciation rights (“SARs”)) are counted against the share reserve as 2.00 shares for each share of stock subject to an award, while any stock options and SARs issued under the Plan are counted against the share reserve on a 1:1 basis.

•
No liberal share recycling. Shares that are surrendered or withheld to pay an award's exercise price or withholding taxes cannot be added back to the shares available under the Plan. Likewise, any shares reacquired by the Company with the amount received from stock option exercises will not be added to the pool of available shares under the Plan.

•
No repricing or cash buy-out without stockholder approval. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading “—Adjustments” or in the event of a change in control. (However, options and SARs may be settled by a cash payment that does not exceed the difference between the fair market value of the shares subject to the option or SAR and the strike price.)

•
No liberal change of control definition. The Plan does not have a “liberal” change-in-control definition. A change in control is deemed to occur only upon completion, rather than stockholder approval, of a transaction.

•	No evergreen provision. The number of shares available for grant under the Plan is capped, and there is no formula providing for any automatic increase in the number of shares available.
•	No discounted stock options or SARs. The Plan prohibits the granting of stock options or SARs at strike prices that are less than the fair market value of our common stock on the date of grant.
Historical Grant and Governance Practice Highlights
Our historical grant and governance practices are set forth below.
•
Three-year vesting and performance periods. Historically, annual equity grants to executive officers, including our CEO, have generally been subject to a minimum three-year vesting period. RSUs are currently subject to a minimum three-year cliff vesting period and grants of NQSOs vest one-third per year over three years. In addition, awards of PSUs generally have been subject to a three-year performance cycle (except as noted below).

In 2021, the Compensation and Human Capital Committee considered the risk of loss of key talent, especially in light of the ongoing strategic transformation of the Company which was being successfully driven by the management team. Believing that talent continuity and retention was essential to sustaining this progress, and to encourage the achievement of our EPS and free cash flow objectives, a one-time PSU award was granted on March 3, 2021 to the named executive officers and other eligible executives who were employed by the Company on or before June 30, 2021. See “Compensation Discussion and Analysis—2021 Special PSU Award”.
Due to the uncertainty of the timing of economic recovery from the COVID-19 global pandemic, the financial measures for the 2021-2023 PSUs that were granted in March 2021 will be measured and earned based on performance during three one-year performance periods ending December 31 of each year, rather than one three-year period, but will not vest until the end of year three, on December 31, 2023. This change to three one-year performance periods was only made for the 2021-2023 PSUs. We intend to revert to a cumulative three-year performance period for the 2022-2024 PSU awards.
•
High proportion of CEO’s compensation subject to performance conditions. In 2020 and 2021, 60 percent of our CEO’s target equity-based compensation was subject to achievement of financial performance measures. In 2020 and 2021, 81 percent and 86 percent, respectively, of our CEO’s total target compensation was variable and at risk as it was subject to the achievement of financial performance measures and share price appreciation.

•
No hedging or pledging. Our insider trading policy, which applies to shares acquired through grants made under the Plan, prohibits our directors and employees from engaging in hedging transactions or pledging their shares. For further information on this policy, see “Compensation Discussion and Analysis--Discussion and Analysis--Prohibitions on Hedging, Pledging and Similar Transactions.”

•
Post vesting/exercise holding requirements. Our executive officers are required to hold a specified number of shares or dollar value of equity granted to them under the Plan. Prior to attaining the required threshold level, they may liquidate no more than 50 percent of the net shares remaining after the exercise of a stock award or the vesting of shares granted under the Plan; after attaining the required threshold, they may sell shares, subject to our insider trading policy, so long as they maintain the required threshold number of shares or dollar value. For further information on this policy, see “Compensation Discussion and Analysis—Discussion and Analysis—Executive Stock Ownership Guidelines.”

Information on Equity Compensation Plans as of March 10, 2022
The following table provides information regarding outstanding equity-based awards and shares available under the Existing Plan as of March 10, 2022:
Total number of stock options outstanding(1)	6,861,076
Weighted-average exercise price of stock options outstanding	$9.34
Weighted-average remaining duration of stock options outstanding	2.65 years
Total number of full value awards outstanding (includes RSUs and PSUs)(2)	4,761,345
Shares available for grant under the Existing Plan(3)	896,898
Total shares of common stock outstanding [as of the proxy record date]	96,641,436
(1)	No stock appreciation rights were outstanding.
(2)	The number of shares of outstanding PSUs assumes performance at the expected performance level.
(3)
The number of shares remaining available for future grant under the Existing Plan reflects PSUs at target payout. Only the number of shares remaining available for future grant under the Existing Plan as of the effective date of the Plan will be transferred to the Plan.

Description of the Plan
The following description of the Plan summarizes the material terms of the Plan; however, it does not purport to be complete and is qualified in its entirety by reference to the Plan attached as Annex A to this Proxy Statement.
Term and Effective Date
The Plan will become effective on the date our stockholders approve the Plan, which, if the Plan is approved at the Annual Meeting, will be May 17, 2022. No awards may be made or granted after the tenth anniversary of the Plan’s effective date.
Administration
The Plan will be administered by the Compensation and Human Capital Committee, which is composed entirely of directors who are “non-employee directors” under the rules adopted under Section 16 of the Exchange Act, and are independent under the rules of the NYSE. The Compensation and Human Capital Committee has the power and authority to construe and interpret the Plan, select the individuals who will receive awards from among eligible participants, and determine the form, amount and terms of those awards, except that the amount, form, and timing of the grant of awards to non-employee directors shall be determined by the full Board of Directors unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board. The Compensation and Human Capital Committee has the power to delegate to one or more officers of the Company the right to designate employees (other than the employee himself or herself or executive officers of ACCO Brands) to receive awards, subject to certain restrictions and provided that the total number of shares or cash payable under such awards are determined by the Compensation and Human Capital Committee.
Eligibility
Employees of the Company or its subsidiaries, including executive officers, selected by the Compensation and Human Capital Committee as well as non-employee directors of the Company are eligible to receive awards under the Plan. The Compensation and Human Capital Committee anticipates that individuals who are vice president level or above will receive annual grants of awards under the Plan. The approximate number of employees in that group is 70. In addition, the Compensation and Human Capital Committee anticipates that discretionary grants will be made on an annual basis to certain high potential employees who are director level and above. The approximate number of employees eligible to receive a discretionary grant is approximately 200, and approximately 70 discretionary grants are made annually. The Board anticipates that all non-employee directors will be eligible to participate in the Plan as of May 17, 2022.
Plan and Award Limitations and Restrictions
Reserved shares. The total number of shares of common stock available for awards under the Plan may not exceed the sum of (i) 7,250,000 shares, (ii) the number of shares remaining in the Existing Plan as of the effective date of the Plan, and (iii) the number of shares subject to outstanding awards under the Existing Plan or the 2015 Plan as of the effective date of the Plan that thereafter cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards, including shares withheld to satisfy the exercise price or tax withholding obligations associated with the exercise, vesting or settlement of such awards) on the basis of: (A) one share for each share subject to a stock option or stock appreciation right , and (B) 2.0 shares for each share subject to a full-value award under the Existing Plan (2.06 shares for each share subject to a full value award under the 2015 Plan).
Fungible share ratio. Awards made under the Plan will reduce the number of shares thereafter available for awards on the basis of (i) one share for each share issued under a stock option or an SAR, and (ii) 2.0 shares for each share issued as a full-value award.
Non-employee director compensation. The value (determined under applicable accounting standards for financial reporting purposes) of a non-employee director’s total compensation from the Company in a calendar year, including awards from the Plan, may not exceed $500,000.
One-year minimum vesting. The period required for vesting of an equity-based award under the Plan may not be less than one year, other than as the Compensation and Human Capital Committee may otherwise specify in the case of the death or disability, or where awards have been assumed by the Company in connection with a merger or other business combination, or as otherwise may apply in the event of a change in control under the Plan. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year. Awards granted to non-employee directors on the date of an annual stockholder meeting that vest at the next annual stockholder meeting will be deemed to have a vesting period of one year even if the period of time between stockholder meetings is less than one year.
No repricing or cash buy-out without stockholder approval. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading “—Adjustments” or in the event of a change in control. (However, options and SARs may be settled by a cash payment that does not exceed the difference between the fair market value of the shares subject to the option or SAR and the strike price.)
Clawback and cancellation. All awards made under the Plan, and shares of common stock issued thereunder, are subject to applicable ACCO Brands’ clawback or recoupment policies as in effect from time-to-time and any similar policies required by law or regulation. Unless otherwise provided in an award agreement, a participant’s award or payments thereunder will be subject to cancellation or recoupment in instances where the participant is terminated for cause or has violated certain policies or codes of conduct, has breached a restrictive covenant applicable to the participant or has engaged in misconduct or conduct that is detrimental to the business or reputation of the Company. The Company’s current clawback policy provides that an executive officer may be required to forfeit or reimburse the Company for cash or equity incentive compensation paid or payable to the executive officer if either the payment was based on the achievement of financial results that were subsequently restated (regardless of whether the officer was responsible for the restatement) and a lower amount would have been paid to the executive officer based on the restated results, or if the Board determines the officer engaged in willful or intentional misconduct. For further information regarding the clawback policy, see “Compensation Discussion and Analysis—Discussion and Analysis—Recoupment or Forfeiture of Incentive Payments Policy.”
Share Recycling Provisions and Limitations
The Plan contains the following provisions and limitations with respect to shares that may again become available for awards:
•
Any shares of common stock covered by an award that are not issued or are cancelled because the award expires or is forfeited or terminated (for example, for a failure to vest or to achieve applicable performance conditions) will be again available for award and will not be considered as having been made subject to an award.

•
Any shares surrendered or withheld as payment for all or a portion of the exercise price of a stock option, or surrendered or withheld in satisfaction of withholding taxes with respect to an award, will not be again available for award.

•
The exercise or settlement of an SAR will reduce the shares available under the Plan by the total number of shares to which the exercise or settlement relates, and not just the net amount of shares actually issued upon exercise or settlement.

•	Any shares that are reacquired by the Company with the amount received upon the exercise of stock options will not be added to the pool of shares available for awards under the Plan.
•	Awards partially or wholly settled in cash will only reduce the number of shares available for issuance under the Plan to the extent shares are issued.
•
Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger or other business combination will not reduce the number of shares available for issuance under the Plan.

The number of shares reserved for issuance under the Plan and the limitations described above may be adjusted by the events described below under the headings “—Adjustments” and “—Change in Control”.

Award Forms
Under the Plan, the Compensation and Human Capital Committee may grant various types of awards, including the following:
Stock options. Stock option awards may be either incentive stock options (“ISOs”) or NQSOs. Stock options are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation and Human Capital Committee. Stock options expire no later than the tenth anniversary of the date of grant, and the exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant. As of March 25, 2022, the market value of a share of our common stock, based on the average of the high and low sales price as reported on the NYSE on that date, was $8.22 per share.
Stock appreciation rights. SARs may be granted independently of any stock option or in tandem with all or any part of a stock option. SARs are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation and Human Capital Committee. Generally, upon exercise, an SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof) the excess of the fair market value of a share of common stock on the date the SAR was exercised over its exercise price. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of an SAR may not be less than the fair market value of a share of our common stock on the date of grant.
Restricted stock and performance shares. Shares of common stock that are subject to restrictions on transfer or other incidents of ownership as established by the Compensation and Human Capital Committee, including, in the case of performance shares, the satisfaction of performance criteria, may be awarded under the Plan. For restricted stock, a “restriction period” will apply during which time the shares are subject to forfeiture by the participant if, for example, the participant’s employment or service terminates. During a restriction period, the holder of restricted stock will be entitled to exercise full voting rights.
Restricted and performance stock units. RSUs and PSUs are fixed or variable share denominated units subject to such terms and conditions, including vesting, time of payment and, in the case of PSUs, the satisfaction of performance criteria, as the Compensation and Human Capital Committee may determine. RSUs and PSUs are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Company's common stock, and may be paid in shares of common stock, cash or a combination of both.
Dividends and dividend equivalents. Rights to dividends and dividend equivalents may be made a part of certain awards, subject to such terms, conditions and restrictions as the Compensation and Human Capital Committee may establish. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will only be paid to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will only be paid to the extent the award vests.
Cash-based awards. Awards denominated in cash may be granted under the Plan, or under other multi-year bonus plans or incentive plans established under the Plan, that may be earned and payable based on the satisfaction of performance criteria designated by the Compensation and Human Capital Committee.
Other incentive awards. The Compensation and Human Capital Committee may grant other types of awards under the Plan whose value, in whole or in part, is based on the Company’s common stock or other factors.
Performance Criteria
Performance awards, such as performance shares and PSUs, represent the right to receive shares of common stock, cash or a combination thereof, contingent on the achievement of performance or other objectives during a specified period as the Compensation and Human Capital Committee may determine. Awards intended to be “performance-based compensation” will be conditioned on the achievement of criteria, measures or goals established by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee has the sole discretion to adjust the determinations of the value and degree of attainment of the performance goals including the discretion to reduce the amount of an award that would otherwise vest or be paid based on the achievement of the performance goals. The Compensation and Human Capital Committee also retains the sole discretion to adjust such performance goals to reflect changes in circumstances that occur after the goals are established, or to reduce or increase the amount of the payment and/or vesting of an award relative to the performance goals.
Participant Termination Provisions
Each participant’s award agreement will specify the treatment of the award in the event of the participant’s termination of employment (or service as a non-employee director), as determined by the Compensation and Human Capital Committee at the time of grant. Generally, awards will be forfeited and will not be paid if the awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service as a non-employee director with the Company ceases. Except as otherwise determined by the Compensation and Human Capital Committee in the award agreement, if a participant’s employment or service as a non-employee director with the Company ends due to death, disability, retirement or due to a divestiture (as defined below) that is not a change in control (as defined in the Plan), then any awards then held by a participant will vest as follows:
Death or Disability
•
All options and SARs held by the participant will immediately become vested and exercisable, and will continue to be exercisable for the lesser of five years or the remaining term of the options and SARs, unless death occurs in the final year of the term, in which case the exercise of NQSOs or SARs can occur for up to one additional year from the date of death; and

•	All restricted stock or RSUs held by the participant will become unrestricted or nonforfeitable and payable; and
•
A prorated portion of all performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that could have become earned and vested based on the deemed attainment of performance at the target level, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination.

Retirement
•
All options and SARs held by the participant will continue to vest and be exercisable in accordance with their original vesting terms (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the option or SAR; and

•	All restricted stock or RSUs held by the participant will continue to vest in accordance with their original vesting terms (as if the termination of employment or service had not occurred); and
•
A prorated portion of all performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that would have become earned and vested based on the actual attainment of performance objectives set forth in the award over the applicable performance period, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination.

Divestiture
•
Upon termination due to a divestiture occurring after the first anniversary of the date of grant, all options and SARs held by a participant will become immediately vested and exercisable with respect to a prorated portion of the number of shares subject to the options or SARs, and will remain exercisable until the expiration of the term of the option or SAR, with such proration based on the portion of the restriction period that elapsed through the date of the participant’s termination; and

•
Upon termination due to a divestiture occurring after the first anniversary of the date of grant, all restricted stock and RSUs held by a participant will become unrestricted or nonforfeitable and payable with respect to a prorated portion of the number of shares subject to the restricted stock awards and RSUs with such proration based on the portion of the restriction period that elapsed through the date of the participant’s termination; and

•
Upon termination due to a divestiture occurring after the first anniversary of the date of grant, a prorated portion of all performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that could have become earned or vested based on the deemed attainment of performance at the target level, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination.

Generally, a “divestiture” is a transaction (that is not a change in control) by which the subsidiary of the Company that is the participant’s principal employer or service recipient ceases to be a subsidiary of the Company.
Involuntary Termination Without Cause
For an employee who incurs an involuntary termination of employment without cause during the six-month period preceding the specified vesting date (but after the first anniversary of the grant date), a prorated portion of any restricted stock and RSUs held by the employee will become unrestricted or nonforfeitable and payable, respectively, based on the period of restriction elapsed through the date of the participant’s termination.
For an employee who incurs an involuntary termination of employment without cause during the last six months of a performance period (but after the first anniversary of the grant date), a portion of any performance shares and PSUs held by the employee will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that would have become earned and vested based on the actual attainment of performance objectives set forth in the award over the applicable performance period, with such number of performance shares or PSUs prorated based on the portion of the performance period elapsed through the date of the participant’s termination.
The Plan provides that the Compensation and Human Capital Committee is not authorized to waive or accelerate vesting of any award except in cases of termination by reason of death or disability.
Adjustments
In the event of a corporate transaction involving the Company, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation or spin-off, the Compensation and Human Capital Committee may adjust outstanding awards as it deems appropriate in order to prevent dilution or enlargement of participants’ rights under the Plan.
Change in Control
Replacement awards-no immediate vesting. Awards will not vest upon a change in control of the Company (as defined in Section 2(j) of the Plan) if a “Replacement Award” as defined under Section 17.1(a)(ii) of the Plan (which may include the original award) is issued in substitution for the award. Where Replacement Awards are issued, vesting will be accelerated where a participant incurs an involuntary termination other than due to cause or disability, or resigns for good reason (as defined in the Plan) during the 24 months following the change in control.
Vesting if no replacement award. To the extent a Replacement Award is not provided to a participant, or if a participant incurs an involuntary termination other than due to cause or disability within 180 days prior to a change in control, upon a change in control, all outstanding options and SARs will become immediately exercisable; all restricted stock will become unrestricted or nonforfeitable; all RSUs will become fully vested and paid out in cash or common stock; and all performance-based awards will become payable in full, with the performance objectives applicable to such award deemed satisfied at the target level of performance for the entire performance period (or a greater amount if determined by the Compensation and Human Capital Committee to have been earned based on performance through the date of the change in control).

Individual award agreements may provide for different treatment on a change in control.
Amendment and Termination
Our Board of Directors may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan, subject to the receipt of stockholder approval for certain types of amendments. No amendment, suspension, modification or termination of the Plan may materially adversely affect any award previously granted under the Plan without the written consent of the participant holding such award.
U.S. Federal Tax Consequences
The following is a brief summary of the principal United States federal income tax consequences of awards that may be granted under the Plan. The summary is based on current U.S. federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.
Non-qualified stock options and SARs. A participant who receives an NQSO or SAR does not recognize taxable income upon the grant of the NQSO or SAR, and the Company is not entitled to a tax deduction on the date of grant. The participant will recognize ordinary income upon the exercise of the NQSO or SAR in an amount equal to the excess of the fair market value of the NQSO or SAR shares on the exercise date over the NQSO or SAR exercise price stated in the award. Such income will be treated as compensation to the participant subject to applicable tax withholding requirements. The Company generally is entitled to a tax deduction in an amount equal to the amount that is taxable to the participant as ordinary income in the year that the income is taxable to the participant, subject to the discussion below. Any appreciation in value of the shares after the time of exercise will be taxable to the participant as capital gain upon sale of the shares and will not result in a deduction by the Company.
Incentive stock options. An employee who receives an ISO does not recognize taxable income upon the grant or exercise of the ISO, unless the ISO is exercised more than three months after termination of employment (one year in cases of disability) and the Company is not entitled to a tax deduction on the date of grant. The difference between the ISO exercise price and the fair market value of the ISO shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.
An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of an ISO. The nature of the gain or loss depends on how long the ISO and the ISO shares were held. If the ISO shares are not disposed of pursuant to a disqualifying disposition, the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. A “disqualifying disposition” is a disposition that occurs within two years from the date the ISO was granted or one year from the date of ISO exercise. If ISO shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the ISO shares on the date of exercise and the ISO exercise price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the shares were held after exercise of the ISO. The Company generally is entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income, subject to the discussion below.
Restricted stock, performance shares, RSUs and PSUs. A participant who receives shares of restricted stock or performance shares will generally be taxed on the value of the shares at the time they either are no longer subject to a substantial risk of forfeiture, or are transferable. A participant may instead elect under Section 83(b) of the Code to be taxed on the value of the shares at the time the award is issued, but in such case will not be entitled to an offsetting deduction if the shares are subsequently forfeited. A participant who receives an RSU or PSU will be subject to income tax on the value of the shares issued in settlement of the RSU or PSU at the time the shares are issued (or the amount of cash issued in lieu of shares). When a participant sells or otherwise disposes of shares received, the difference between the proceeds received for the shares and the amount of income realized as described above will generally constitute a capital gain or loss. The Company will generally be entitled to a deduction for the amount of ordinary income realized by a participant as described above (including any income realized upon making a Section 83(b) election), subject to the discussion below.
Cash-based awards. Awards settled by a cash payment will be taxable to the participant as ordinary income, and deductible by the Company at the time of payment, subject to the discussion below.
Pursuant to Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “Act”), the Company will not be entitled to deduct compensation paid to any “covered employee” — generally any person who either is, or at any time has been, a named executive officer — to the extent the total compensation paid to the covered employee in any year exceeds $1,000,000.
New Plan Benefits
Because grants under the Plan will be discretionary, the Company cannot now determine the number of shares that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such shares will be determined by the Compensation and Human Capital Committee or the Board from time to time in accordance with the terms of the Plan. Please refer to the “Grants of Plan-Based Awards” table for awards made during the most recent fiscal year under the Existing Plan to our named executive officers and the table under “2021 Director Compensation” for awards made to our non-employee directors.
Equity Compensation Plan Information
The following table gives information, as of December 31, 2021, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	5,860,567	$9.34	4,342,334(1)
Equity compensation plans not approved by security holders	—	—	—
Total	5,860,567	$9.34	4,342,334(1)
(1)
Shares available for grant as of December 31, 2021 under the Existing Plan pursuant to which the Compensation and Human Capital Committee of the Board of Directors or the Board of Directors may make various stock-based awards, including grants of stock options, stock-settled appreciation rights, restricted stock, restricted stock units and performance stock units. In addition to these shares, shares covered by outstanding awards under the Existing Plan or the 2015 Plan that were forfeited or otherwise terminated may become available for grant under the Plan and, to the extent such shares have become available as of December 31, 2021, they are included in the table as available for grant.

Supplemental Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including comparable net sales. Comparable net sales represents net sales excluding the impact of material acquisitions and with current-period foreign operation sales translated at prior-year currency rates. We sometimes refer to comparable net sales as comparable sales.
We use comparable net sales both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe comparable net sales provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance. Comparable net sales should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measure and should be read in connection with the Company’s financial statements presented in accordance with GAAP.
The following tables provides a reconciliation of GAAP net sales and net sales change as reported to non-GAAP comparable net sales and comparable net sales change:
	Comparable Net Sales - Year Ended December 31, 2021
	GAAP Net Sales	Non-GAAP
(in millions)		Currency Translation	Acquisitions	Comparable Net Sales
ACCO Brands North America	$1,042.4	$7.4	$199.8	$835.2
ACCO Brands EMEA	662.9	22.1	37.5	603.3
ACCO Brands International	320.0	8.6	12.3	299.1
Total	$2,025.3	$38.1	$249.6	$1,737.6
	Amount of Change - Year Ended December 31, 2021 compared to the Year Ended December 31, 2020
	$ Change - Net Sales
	GAAP Net Sales Change	Non-GAAP
(in millions)		Currency Translation	Acquisitions	Comparable Net Sales Change
ACCO Brands North America	$220.3	$7.4	$199.8	$13.1
ACCO Brands EMEA	139.0	22.1	37.5	79.4
ACCO Brands International	10.8	8.6	12.3	(10.1)
Total	$370.1	$38.1	$249.6	$82.4
	% Change - Net Sales
	GAAP Net Sales Change	Non-GAAP
		Currency Translation	Acquisitions	Comparable Net Sales Change
ACCO Brands North America	26.8%	0.9%	24.3%	1.6%
ACCO Brands EMEA	26.5%	4.2%	7.2%	15.1%
ACCO Brands International	3.5%	2.8%	4.0%	(3.3)%
Total	22.4%	2.3%	15.1%	5.0%

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholders interested in submitting a proposal for inclusion in our proxy statement for the 2023 annual meeting must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Exchange Act, and we must receive such proposal at our principal executive offices on or before December 2, 2022. Article II of our By-Laws requires that we be given advance written notice of director nominations and other matters that an eligible stockholder wishes to present for action at an annual meeting other than those included in our proxy statement pursuant to Rule 14a-8. To be timely, our Corporate Secretary must receive such notice at our principal executive offices not earlier than the close of business on January 17, 2023, and not later than the close of business on February 16, 2023. Any such notice and accompanying proposal or director nomination also must be in proper form and meet the detailed disclosure and other requirements specified in Article II of our By-Laws.
Any proposals, notices or nominations must be sent to the Office of the Corporate Secretary, ACCO Brands Corporation, Four Corporate Drive, Lake Zurich, Illinois 60047. A copy of our By-laws is available upon written request to the Corporate Secretary at the address noted above, or may be accessed under the Investor Relations section of our website, www.accobrands.com. Additionally, a copy of our By-laws, which we included as an exhibit to our Current Report on Form 8-K filed with the SEC on December 14, 2015, can be accessed through the SEC’s website at www.sec.gov.

MISCELLANEOUS
Cost of Soliciting Proxies
The Company will bear the expense of soliciting proxies for this meeting, including mailing costs of the Notice, except for some costs associated with individual stockholders' use of the Internet or telephone. In addition to solicitation by mail, directors, officers and other employees may also solicit proxies personally or by telephone or other means of electronic communication but will not receive specific compensation for any such solicitation. We may reimburse brokerage firms and others holding stock in their names or in names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.
In addition to mailing copies of the Notice and mailing or making available the related proxy materials to stockholders, we will request that persons who hold stock in their names or custody, or in the name of nominees, for the benefit of others, forward copies of these materials to the beneficial owners of our stock, and request the authority to execute the proxies. Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Your prompt response is greatly appreciated.
Multiple Stockholders Having the Same Address
We are sending only one Notice of Internet Availability of Proxy Materials or one Proxy Statement and Annual Report to the address of multiple stockholders unless we have received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, can notify us by sending a written request to ACCO Brands Corporation, c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling Broadridge at 1-866-540-7095.
Other Matters
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, the people named in the accompanying proxy will vote the shares they represent in accordance with the recommendation of the Board of Directors.
April 1, 2022	By order of the Board of Directors

Pamela R. Schneider
Senior Vice President, General Counsel
and Corporate Secretary
Financial and Other Information
The Company has made available to you its Annual Report, which can be accessed by following the instructions contained in the Notice of Internet Availability of Proxy Materials. The Annual Report contains the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company's Annual Report on Form 10-K for the year ended December 31, 2021 can also be accessed online at the Investor Relations section of the Company's website at www.accobrands.com. The Annual Report and Proxy Statement are also available without charge by request made in writing to Ms. Christine Hanneman, Sr. Director, Investor Relations at ACCO Brands Corporation, Four Corporate Drive, Lake Zurich, IL 60047 or by telephone at (847) 796-4320. Additionally, the Company's Audit Committee Charter, Compensation and Human Capital Committee Charter, Corporate Governance and Nominating Committee Charter, Finance and Planning Committee Charter, Executive Committee Charter, Code of Conduct and Corporate Governance Principles are available without charge at the Investor Relations section of the Company's website at www.accobrands.com or in print upon request by any stockholder to Ms. Hanneman at the address noted above.

ANNEX A

2022 ACCO BRANDS CORPORATION INCENTIVE PLAN
Article 1. Establishment, Purpose, and Duration
1.1	Establishment. ACCO Brands Corporation, a Delaware corporation, establishes this incentive compensation plan known as the 2022 ACCO Brands Corporation Incentive Plan (this “Plan”).

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan will become effective upon initial stockholder approval on [ ][4], 2022 (the “Effective Date”). This Plan shall remain in effect as provided in Section 1.3. Upon approval of this Plan, no additional awards shall be granted under the ACCO Brands Corporation Incentive Plan Effective May 21, 2019 (the “2019 Plan”), but all awards previously granted under the 2019 Plan shall remain outstanding in accordance with their terms.

1.2
Purpose of this Plan. The purpose of this Plan is to provide incentives linked to value creation for stockholders of the Company and the achievement of certain long-term strategic and financial goals through a variety of equity-based and cash Awards designed to attract, retain and motivate the best available Employees and non-employee Directors. A further purpose of this Plan is to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are dependent can acquire and maintain ownership of Shares, thereby strengthening their concern for the welfare of the Company and its stockholders.

1.3
Duration of this Plan. Unless sooner terminated as provided herein or extended, this Plan shall terminate ten (10) years from the Effective Date, i.e., on the day before the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
(a)
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and either is (i) wholly owned by the Company through stock or equity ownership or otherwise, or (ii) designated as an Affiliate for purposes of this Plan by the Committee.

(b)
“Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under this Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(c)
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan and the applicable Award Agreement.

[4]	The annual meeting of stockholders is scheduled for May 17, 2022

(d)
“Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(f)	“Board” or “Board of Directors” means the Board of Directors of the Company.
(g)	“Business Combination” means the consummation of a reorganization, merger, amalgamation or consolidation or sale or other disposition of all or substantially all of the assets of the Company.
(h)	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
(i)	“Cause” means if the Participant:
(i)
Is a participant in the Company Executive Severance Plan on the date of the Participant’s termination of employment, the meaning ascribed to such term in the Executive Severance Plan as in effect on such date; or

(ii)
Is not a participant in the Company’s Executive Severance Plan on the date of his termination of employment, such definition as is specified in the Participant’s applicable Award Agreement, or if no such definition is specified in the Participant’s applicable Award Agreement, “Cause” shall mean, (1) a material breach by the Participant of those duties and responsibilities, which breach is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, (2) the conviction of the Participant of a felony, or (3) dishonesty or willful misconduct in connection with the Participant’s employment or services, including any breach of the Company’s Code of Conduct (as in effect from time to time).

(j)	“Change in Control” means, unless otherwise specified in an Award Agreement or an Other Agreement,
(i)
The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of voting securities of the Company where such acquisition causes such Person to own thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this paragraph (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or a Subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

(ii)
Individuals who, as of the Effective Date, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
A Business Combination excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the Beneficial Owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person Beneficially Owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(k)
“Change in Control Price” means the closing price of a Share on the last trading day before the Change in Control occurs or, if so determined by the Committee, the value of all compensation to be paid to the holder of a Share pursuant to the terms of the transaction constituting the Change in Control.

(l)	“Change in Control Period” means the period commencing on the date of a Change in Control and ending on the twenty-four (24) month anniversary of such date.
(m)
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(n)
“Committee” means the Compensation and Human Capital Committee of the Board or such other committee designated by the Board to administer all or a portion of this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

(o)	“Company” means ACCO Brands Corporation, a Delaware corporation, and any successor thereto as provided in Article 20.

(p)	“Director” means any individual who is a member of the Board of Directors of the Company.
(q)	“Disability” means:
(i)	If the Participant is a participant in the Executive Severance Plan or is a non-employee Director, “disability” as such term is defined in the Executive Severance Plan as then in effect;
(ii)	If (i) does not apply, then
(A)
for an Employee employed in the United States, “disability” as such term is defined in the Company’s then-current long term disability income insurance policy that applies to the Employee which continues for a period of twelve (12) consecutive months;

(B)
for an Employee employed outside the United States, if there is a Company long term disability policy or program or local disability regulation applicable to the Employee, “disability” as such term is defined in such Company policy or program or local disability regulation; or

(C)	if there is not a Company long term disability policy or program or local disability regulation applicable to the Employee, then a definition approved by the Committee;

provided, however, that to the extent an amount payable under the Plan which constitutes a deferral of compensation pursuant to Section 409A would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation Section 1.409A-3.

(r)	“Effective Date” has the meaning set forth in Section 1.1.
(s)
“Employee” means any non-union individual who performs services for and is designated as an employee of the Company, Affiliate and/or Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate and/or Subsidiary during such period.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(u)	“Executive Severance Plan” means the ACCO Brands Corporation Executive Severance Plan as in effect from time to time.
(v)
“Fair Market Value” or “FMV” means the average of the high and low sales price of a Share on the New York Stock Exchange, Inc. composite tape (or if Shares are not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Shares are principally trading), on the date of measurement, and if there were no trades on such measurement date, on the first day on which a trade occurs next succeeding such measurement date; provided that for purposes of determining the amount payable with respect to an Award in connection with a Change of Control pursuant to Article 17, the Fair Market Value of a Share shall be not less than the value of the consideration to be paid for a Share pursuant to the terms of the transaction constituting the Change of Control, as determined by the Committee. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, or for purposes of determining the Fair Market Value of securities or other property other than Shares, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.
(w)
“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of fully paid Shares or, to the extent provided by the Committee, settled in whole or in part in cash rather than Shares, but shall not include any Award (i) that is not denominated in Shares or stock units or (ii) for which the terms of the Award provide for settlement only in cash.

(x)	“Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.
(y)
“Grant Price” means the price used to determine whether there is any payment due upon exercise of the SAR. The Grant Price of any SAR will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

(z)
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(aa)	“Involuntary Termination” means the Company’s, Affiliate’s and/or Subsidiary’s termination of a Participant’s employment or service other than for Cause.
(bb)	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
(cc)	“Non-Tandem SAR” means an SAR that is granted independently of any Option, as described in Article 7.
(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
(ee)
“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option. The Option Price will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

(ff)
“Other Agreement” means either (i) an applicable employment or other written agreement between the Company and a Participant or (ii) an applicable employment or other written agreement between an Affiliate or a Subsidiary and a Participant which, in either case, has been approved by the Board or Committee or executed by the person who is the Chief Executive Officer, the President, the Chief Financial Officer, or the General Counsel of the Company.

(gg)	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
(hh)	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
(ii)	“Performance Measures” means measures on which the performance goals are based.
(jj)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
(kk)
“Performance Share” means an Award under Article 9 and subject to the terms of this Plan, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(ll)
“Performance Stock Unit” means an Award under Article 9 and subject to the terms of this Plan, denominated in units (and no Shares are actually awarded to the Participant on the Grant Date), the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(mm)
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion).

(nn)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(oo)	“Plan” means this 2022 ACCO Brands Corporation Incentive Plan.
(pp)
“Plan Year” means a twelve-month period beginning with January 1 of each year; provided, however, that the initial plan year shall begin on the Effective Date and end on December 31 of the year in which the Effective Date occurs.

(qq)	“Replacement Award” shall have the meaning set forth in Section 17.1(a)(ii).
(rr)	“Restricted Stock” means an Award under Article 8 and subject to the terms of this Plan, denominated in fully paid Shares.
(ss)	“Resignation for Good Reason” means a resignation for “good reason”:
(i)
If the Participant is a participant in the Company Executive Severance Plan on the date of the Participant’s “separation from service,” as defined by Section 409A, the meaning ascribed to such term in the Executive Severance Plan as in effect on such date; or

(ii)
If the Participant is not on the date of such “separation from service,” as defined by Section 409A, a participant in the Company’s Executive Severance Plan, such definition as is specified in the Participant’s Award Agreement.

If the Participant is not a participant in the Executive Severance Plan, and the Participant’s Award Agreement does not define the term “good reason”, any provision of this Plan that applies to a Resignation for Good Reason shall not apply to such Participant.

(tt)	“Restricted Stock Unit” means an Award under Article 8, and subject to the terms of this Plan denominated in units (and no Shares are actually awarded to the Participant on the Grant Date).
(uu)	“Retirement” means:
(i)
the Participant’s termination of employment on or after attaining age 55 and completion of either (A) at least five years of service with the Company, an Affiliate and/or a Subsidiary without a break in service (due to a termination of employment and re-employment) of more than one year or (B) at least five years of continuous service with the Company, an Affiliate and/or a Subsidiary; provided, that Retirement shall not include a termination of employment for Cause, or

(ii)
retirement from service as a member of the Board by a non-employee Director after five or more years of service as a Non-employee Director of the Company (together with any prior service as an Employee).

For the avoidance of doubt, if a Participant has met the relevant Retirement criteria set forth above but terminates without Cause, the Participant shall remain eligible for Retirement under this Plan.

(vv)
“Section 16 Insider” means an individual who is, on the relevant date, an executive officer or Director of the Company as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

(ww)	“Share” means a registered share of common stock of the Company, par value $.01 per share, or such other par value as may be in effect from time to time.
(xx)	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7.
(yy)
“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns 50 percent or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code. For purposes of this definition of “Subsidiary”, references to a corporation and its voting stock shall also mean any other form of entity and its voting equity interests.

(zz)
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3. Administration
3.1
General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall consist of not fewer than two (2) Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and independent directors, as contemplated by any rules and regulations of the New York Stock Exchange, or any similar rule or listing requirement that may be applicable to the Company from time to time. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2	Authority of the Committee.
(a)
Discretionary Authority. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions (including the terms and conditions set forth in Award Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of this Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including accelerating the vesting of any Award (subject to the limitations in Section 3.4) or extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A), and any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

(b)
Settlement of Awards. To the extent determined by the Committee, any Award may be settled in whole or in part in cash rather than Shares, regardless of whether the Award Agreement specified settlement in Shares. The Committee may arrange for payment to be made on the Participant’s behalf as part of an Award or otherwise.

(c)
Board and Committee Action. Notwithstanding the foregoing, members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of this Plan or the grant of Awards pursuant to this Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

(d)
Awards to Non-employee Directors. Notwithstanding the foregoing, the amount, form, and timing of the grant of Awards to non-employee Directors shall be determined by the Board unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board.

3.3
Delegation. The Committee may delegate to one or more of its members or to one or more officers or committees of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Section 16 Insider; (ii) the resolution providing such authorization shall set forth the total number of Shares, the total dollar value, or a combination of both, with respect to which such officer(s) may grant Awards; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4
One-Year Minimum Vesting; Limitation on Acceleration. Notwithstanding any provision of this Plan, any Award Agreement or any Other Agreement to the contrary, no portion or installment of an Award shall vest until one year from the date of grant, except (a) for Awards, in the aggregate, for such number of Shares not to exceed 5 percent of the available Shares for award under this Plan on the Effective Date, plus the number of Shares subject to Awards described in this Section 3.4(a) (or Section 3.4(a) of the 2019 Plan) that are added to the Share Authorization pursuant to Section 4.1(a)(ii)), (b) as the Committee shall otherwise specify in the Award Agreement in the case of a termination of an Employee’s employment due to death or Disability, (c) respecting Awards assumed by the Company pursuant to Section 4.3(c), or (d) as otherwise may apply pursuant to Article 17 in the event of a Change in Control. Notwithstanding Section 3.2, the Committee shall not have discretion to accelerate the vesting of any portion of an Award except in cases of termination by reason of death or Disability. Awards granted to a non-employee Director at an annual shareholder meeting that vest at the next following annual shareholder meeting will be deemed to have a vesting period of one year even if the period of time between shareholder meetings is less than one year; provided that the next annual shareholders meeting is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

3.5
No Repricing. Notwithstanding anything herein to the contrary, the Committee shall have no authority to reduce the exercise price of any Option (including any ISO) or any SAR. No Option (including any ISO) or SAR granted under this Plan may be surrendered to the Company for cancellation or as consideration for the grant of a new Option or SAR with a lower exercise price than the Option or SAR so surrendered or exchanged without the approval of the Company’s stockholders, and no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval otherwise is required under the rules of any stock exchange on which Shares are listed, except in accordance with Section 4.3 and Article 18 related to an adjustment in the number of Shares and Article 17 in the event of a Change in Control. No Option (including any ISO) or SAR granted under this Plan may be exchanged or surrendered for cash or other consideration that exceeds the excess of the Option Price or Grant Price over the FMV of the Shares at the time of the transaction.

Article 4. Shares Subject to This Plan and Maximum Awards
4.1	Number of Shares Available for Awards
(a)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:
(i)	[7,250,000] Shares;
(ii)
the number of Shares remaining for grant under the 2019 Plan as of the Effective Date and the number of shares subject to outstanding awards as of the Effective Date under the 2019 Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards including shares withheld to satisfy the exercise price or tax withholding obligations) on the basis of: (A) one share for each such share issued as an Option or SAR and (B) 2.00 Shares for each such Share issued as a Full-Value Award; plus

(iii)
the number of Shares subject to outstanding awards as of the Effective Date under the ACCO Brands Corporation Incentive Plan (As Amended and Restated Effective May 12, 2015) that on or after the Effective Date cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards including shares withheld to satisfy the exercise price or tax withholding obligations) on the basis of: (A) one share for each such share issued as an Option or SAR and (B) 2.06 Shares for each such Share issued as a Full-Value Award.

(b)	All Shares of the Share Authorization may be granted as Full-Value Awards.
(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be [7,250,000] Shares.
4.2
Share Usage. Awards granted under the Plan shall reduce the Share Authorization at the rate of (i) one Share for each Share subject to an Option or SAR and (ii) 2.00 Shares for each Share subject to a Full-Value Award. Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance and delivery of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance and delivery of Shares, for Awards not involving Shares, shall be available again for grant under this Plan and shall be added back to the limits described in this Plan on the basis of (i) one Share for each such Share subject to an Option or SAR and (ii) 2.00 Shares for each such Share subject to a Full-Value Award. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;
(b)
Any Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit (without implying that the withholding of Shares is a permissible way to satisfy the obligation), and if an amount is withheld for payment of taxes from an Award settled partly in Shares and partly in cash, a number of Shares with a value equal to the portion of the withholding that corresponds to the portion of the Award settled in Shares shall be treated as issued and shall not be added back to the applicable limit;

(c)	Shares that are reacquired by the Company with the amount received upon the exercise of an Option shall not be added back to the applicable limit; and
(d)	The aggregate Shares with respect to which an SAR settled in Shares is exercised, rather than the number of Shares actually issued, shall reduce the applicable limit.

The Company will issue new Shares either based on the Company’s conditional or authorized capital or it may, in its full discretion, deliver treasury Shares, Shares available on the open market, or otherwise existing Shares.

4.3	Adjustments in Authorized Shares.
(a)
In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

(b)
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards that are otherwise permissible under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, all Awards will be subject to the minimum vesting requirement of one year as described in Section 3.4.

(c)
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes, but the failure to give such notice shall not preclude any such action from taking effect.

Article 5. Eligibility and Participation
5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees and non-employee Directors.
5.2
Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

5.3
Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is treated by the Company as continuing intact the employment relationship with the Company, any Subsidiary or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

5.4	Transfer of Service. Notwithstanding any other provision of this Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee or non-employee Director terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Subsidiary or any Affiliate.
5.5
Termination of Employment. The Committee shall have the discretion to determine whether any corporate event or transaction that results in the sale, spin-off or transfer of a Subsidiary, Affiliate, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under this Plan.

Article 6. Stock Options
6.1
Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted and defined under Code Sections 422 and 424).

6.2
Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3
Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary, or any Affiliate, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date. In any event, the Option Price shall not be less than the aggregate par value of the Shares covered by the Option.

6.4
Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine when the Committee approves the grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date except as otherwise provided in Section 6.8(a). Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary, or an Affiliate, no such ISO shall be exercisable later than the day before the fifth (5th) anniversary of the Grant Date.

6.5
Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Fair Market Value of Shares, determined as of the Grant Date, as to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). The portion of any ISOs that become exercisable in excess of such amount, or that are exercised by a Participant more than three months (12 months in the case of Disability) after the Participant has ceased to be an Employee of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424) shall be deemed Nonqualified Stock Options.

6.6	Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee or its delegate, or by complying with any alternative procedures which may be authorized by the Committee or its delegate, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the Committee or its delegate, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a simultaneous exercise of the Option and sale of the Shares issuable upon such exercise pursuant to a broker-assisted transaction or other similar arrangement, and use of the proceeds from such sale as payment of the purchase price of such Shares (and withholding taxes) in accordance with the cashless exercise program adopted by the Committee or its delegate pursuant to Section 220.3(e) (4) of Federal Reserve Board Regulation T; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee or its delegate in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee or its delegate, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7
Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8
Termination of Employment, Service as a Non-employee Director. Each Participant’s Award Agreement shall set forth the extent to which the Option will vest and Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s Option, and the Option shall remain exercisable until the earlier of (i) the expiration of the term of the Option, or (ii) 5 years after the date of such termination; provided, however that an Option (other than an ISO) may be exercised within one year following the date of death even if later than the expiration of the term of such Option. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(b)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent an Option is not then exercisable, the Option shall continue to vest and become vested and exercisable in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the Option.
(c)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, the Option shall become vested and exercisable with respect to a number of Shares (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date, and shall remain exercisable until the expiration of the term of the Option.

(d)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a), (b) and (c) above, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (i) the expiration of the term of the Option, or (ii) 90 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be immediately forfeited.

6.9
Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7. Stock Appreciation Rights
7.1
Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to the greater of one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date or the par value of the Shares. The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.

7.2
SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine.

7.3
Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date, except as otherwise provided in Section 7.7(a).

7.4	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable, and has not yet been exercised. Notwithstanding the foregoing: (i) a Tandem SAR granted in connection with an ISO shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the Option exceeds the Option Price of the Option.
7.5	Exercise of Non-Tandem SARs. Non-Tandem SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.6	Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

7.7
Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the SAR will vest and the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent that an SAR is not then exercisable, the SAR shall immediately become vested and exercisable, and the SAR shall remain exercisable until the earlier of (i) the expiration of the term of the SAR, or (ii) 5 years after the date of such termination; provided, however that the SAR may be exercised within one year following the date of death even if later than the expiration of the term of such SAR. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(b)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent an SAR is not then exercisable, the SAR shall continue to vest and become vested and exercisable in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the SAR.

(c)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, the SAR shall become vested and exercisable with respect to a number of Shares (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date, and shall remain exercisable until the expiration of the term of the SAR.
(d)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a), (b) and (c) above, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (i) the expiration of the term of the SAR, or (ii) 90 days after the date of such termination. Such SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested SARs shall be immediately forfeited.

7.8
Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable or desirable including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 8. Restricted Stock and Restricted Stock Units
8.1
Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to an Award of Restricted Stock Units, one fully paid Share shall be issued with respect to each vested Restricted Stock Unit, which shall fully settle and satisfy the Company’s obligations with respect to such Restricted Stock Unit, subject to the authority of the Committee in its discretion to settle all or a portion of vested Restricted Stock Units by a cash payment equal to the Fair Market Value of a Share.

8.2
Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3
Other Restrictions. The Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Article 8 as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.4
Voting Rights. Unless otherwise set forth in a Participant’s Award Agreement and permitted by Applicable Law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.5
Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination by the Participant at any time during the six month period preceding the specified vesting date in the Award Agreement but after the first anniversary of the Grant Date, a number of Shares of Restricted Stock or Restricted Stock Units, as the case may be, shall become vested (rounded up to the next integer) equal to the fraction the number of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such Involuntary Termination and the denominator of which is the number of days from the Grant Date through such specified vesting date.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(c)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall continue to vest and become vested in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred).

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, a number of Restricted Stock or Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date.

(e)
Other Termination. These termination event apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through (d), all unvested Shares of Restricted Stock or all unvested Restricted Stock Units, as the case may be, shall be immediately forfeited to the Company.

(f)
Satisfaction of Performance Goals. In any situation in which the number of Shares of Restricted Stock, or Restricted Stock Units, to which a Participant is entitled depends upon the satisfaction of performance goals, the treatment of the Award upon a termination of employment or service shall be governed by the provisions of Section 9.6.

8.6
Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Stock Units/Performance Shares
9.1
Grant of Performance Stock Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Stock Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2
Performance Stock Unit/Performance Shares Agreement. Each Performance Stock Unit and/or Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or the number of Performance Stock Units granted, the applicable Performance Period, and such other terms and provisions as the Committee shall determine.

9.3
Value of Performance Stock Units/Performance Shares. Each Performance Stock Unit shall have an initial value that is established by the Committee at the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Stock Units/Performance Shares that will be paid out to the Participant.

9.4
Earning of Performance Stock Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Stock Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Stock Units/Performance Shares earned by the Participant over the Performance Period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals including the discretion to reduce the amount of the Award that would otherwise vest or be paid based on the achievement of the performance goals. The Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals. The provisions of Section 9.4 shall also apply to any other Award granted pursuant to this Plan, the terms of which provide that vesting or payment is dependent upon the achievement of performance goals.

9.5
Form and Timing of Payment of Performance Stock Units/Performance Shares. Payment of earned Performance Stock Units/Performance Shares shall be as determined by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Stock Units/Performance Shares in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Stock Units/Performance Shares at the end of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6
Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Stock Units and/or Performance Shares following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Stock Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:
(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during the last six months of a Performance Period but after the first anniversary of the Grant Date by reason of an Involuntary Termination by the Participant, the Participant shall receive a payout of the Performance Stock Units and/or Performance Shares equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the last day of the Performance Period, the Participant shall receive a payout of the Performance Stock Units and/or Performance Shares equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested based on the deemed attainment of performance at the target level, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(c)	Retirement. This termination event applies to all Participants.
(i)
In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Performance Stock Units and/or Performance Shares, which shall be valued and paid in accordance with paragraph (c)(ii). The prorated payout shall be determined as follows: (A) the total number of Performance Stock Units and/or Performance Shares, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) times (B) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service due to Retirement and the denominator of which is the number of days in the Performance Period.

(ii)
The number of Performance Stock Units and/or Performance Shares to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i), shall be determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved. The Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the last day of the Performance Period, a number of Performance Stock Units and/or Performance Shares shall become vested (rounded up to the next integer) equal to (i) the fraction the numerator of which is the number of days that the Participant was continuously employed or providing services from the first day of the Performance Period through the date of the Divestiture and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested based on the deemed attainment of performance at the target level, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(e)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), all unvested Performance Stock Units and/or Performance Shares shall be immediately forfeited to the Company.

9.7
Other Restrictions. The Committee may impose such restrictions on any Performance Shares or Performance Stock Units granted under this Article 9 as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share or each Performance Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Share or each Performance Stock Unit.

Article 10. Cash-Based Awards and Other Stock-Based Awards
10.1
Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2
Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3
Cash-Based Award or Stock-Based Award Agreement. Each Cash-Based Award or Other Stock-Based Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Cash-Based Award or Other Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Award Agreement shall provide for the issuance of Shares except on a fully paid basis.

10.4
Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such Other Stock-Based Award.
10.5
Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines.

10.6
Termination of Employment, Service as a Non-employee Director. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination by the Participant at any time during the six month period preceding the specified vesting date in the Award Agreement but after the first anniversary of the Grant Date, a portion of the Award shall become vested (rounded up to the next integer) equal to the fraction the number of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such Involuntary Termination and the denominator of which is the number of days from the Grant Date through such specified vesting date.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent any portion of the Award is not then vested, the entire Award shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(c)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent any portion of the Award is not then vested, the Award shall continue to vest and become vested in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred).

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, a portion of the Award shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date.

(e)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through (d), any unvested portion of the Award shall be immediately forfeited to the Company.

(f)
Satisfaction of Performance Goals. In any situation in which the amount of the Cash-Based Award or Stock-Based Award to which a Participant is entitled depends upon the satisfaction of performance goals, the treatment of the Award upon a termination of employment or service shall be governed by the provisions of Section 9.6.

10.7
Other Restrictions. The Committee may impose such restrictions on any Shares related to Cash-Based Awards or Other Stock-Based Awards granted under this Article 10 as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Cash-Based Awards or Other Stock-Based Awards.

Article 11. Forfeiture of Awards.
11.1
General. Notwithstanding anything else to the contrary contained herein, the Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 11, the provisions of this Article 11 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 11) be subject to the Applicable Laws. The Committee may specify in an Award Agreement or policy that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations; termination of employment for Cause; termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary; violation of Company, Affiliate, and/or Subsidiary code of conduct, conflict of interest policy, or insider trading, anti-corruption, or similar policy; breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant; fraudulent, illegal or other misconduct; or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

In order to effect a forfeiture under this Article 11, the Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Committee in its sole discretion may require. Further, as a condition of each Award, the Company shall have, and each Participant shall be deemed to have given the Company, a proxy on each Participant’s behalf, and each Participant shall be required and be deemed to have agreed to execute any other documents necessary or appropriate to carry out this Article 11.

11.2
Forfeiture Events. Unless otherwise specified by the Committee, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under this Plan will be subject to the following forfeiture conditions:

(a)
Competitive Activity. All outstanding Awards and Shares issued pursuant to an Award held by an Participant, and the proceeds of any such Shares, will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant violates any of the restrictive covenants agreed to by the Participant as part of the Award Agreement.

(b)
Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by a Participant, and the proceeds of any such Shares, will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that in the event the Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this subsection (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

(c)
Failure to Timely Accept Award Agreement. If the terms of an Award Agreement provide that a Participant must execute and return an Award Agreement (or otherwise indicate its acceptance of the Award Agreement) within a specified period of time in order for the Award to be effective, and if the Participant fails to do so within the time period specified, such Award will be forfeited in its entirety unless otherwise determined by the Committee. For the avoidance of doubt, all Awards are made as of their Grant Date.

(d)
Recoupment and Clawback Policies. All Awards are subject to recoupment and clawback policies of the Company, its Affiliates and/or its Subsidiaries in effect from time to time, which policies may require reduction, cancellation, or forfeiture (including repurchase of Shares for nominal consideration).

11.3
Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Plan or an Award Agreement and such Shares cannot be outright forfeited under current Applicable Law, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share repurchased. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

Article 12. Transferability of Awards
12.1
Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Except as permitted by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

12.2
Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 13. Director Awards
The terms and conditions of any grant to any non-employee Director shall be set forth in an Award Agreement and shall be otherwise subject to this Plan. The value (determined under applicable accounting standards for financial reporting purposes) of a non-employee Director’s total compensation from the Company in one Plan Year, including Awards from this Plan, may not exceed $500,000.
Article 14. Dividends and Dividend Equivalents
The Committee shall determine the extent to which a Participant who is granted Restricted Stock shall have the right to receive dividends declared on the Restricted Stock during the Period of Restriction, and the extent to which Participants who receive Restricted Stock Units, Options, SARs, Performance Shares, Performance Stock Units, or Other Stock Based Awards shall be granted the right to additional compensation (“dividend equivalents”) based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividends or dividend equivalents shall be paid in or converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. The crediting of dividends or dividend equivalents shall be subject to the following additional rules and limitations:
(a)
Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying Award. For avoidance of doubt, dividends or dividend equivalents with respect to any Award subject to the achievement of performance goals shall only be paid to the extent the Award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any Award subject to a time-based vesting schedule shall only be paid to the extent the Award vests.

(b)	No dividend equivalent granted with respect to an Option or a Stock Appreciation Right may be conditioned, directly or indirectly, upon exercise of such Option or Stock Appreciation Right.
(c)
To the extent a dividend or dividend equivalent is considered a 409A Award, as defined in Section 21.16, whether or not the underlying Award is also a 409A Award, the right to the dividend or dividend equivalent shall be treated as a separate form of Award that is subject to Section 21.16, and the time of payment of the dividend or dividend equivalent shall comply with Section 409A.

Article 15. Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the Committee, in its sole discretion.
Article 16. Rights of Participants
16.1
Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a non-employee Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Article 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.
16.3
Rights as a Stockholder. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 17. Change in Control
17.1
Termination of Employment, Service as a Non-employee Director during Change in Control Period. The following provisions shall apply to all Awards in the event of a Change in Control, except as otherwise specified in an Award Agreement:

(a)	Replacement Awards; No Immediate Vesting.
(i)	An Award shall not vest upon the occurrence of a Change in Control to the extent the Participant receives a Replacement Award as defined below with respect to such Award.
(ii)
A “Replacement Award” (1) includes an outstanding Award that continues upon and after the occurrence of a Change in Control or (2) an Award provided to a Participant pursuant to Section 4.3 and Article 18 in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change in Control that satisfies the following conditions:

(A)	It has a value at least equal to the value of the Replaced Award;
(B)
It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(C)
Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control); and

(D)
Upon an Involuntary Termination (not due to Disability) or a Resignation for Good Reason occurring during the Change in Control Period the Replacement Award, to the extent not vested and unrestricted as of such Separation from Service, shall become fully vested and (if applicable) exercisable and free of restrictions, as of the later of the date of termination or the date of the Change in Control.

The Committee as constituted immediately before the Change in Control shall have the discretion to determine whether the conditions set forth in this Section 17.1(a)(ii) are satisfied.
(iii)
Such Replacement Awards shall be paid in Shares or cash, in accordance with the original terms of the Award, except that the Committee has the authority to pay all or any portion of the Fair Market Value of any Award denominated in Shares in cash.

(b)	Vesting if No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change in Control:
(i)	Any and all Options and Stock Appreciation Rights granted hereunder shall become fully vested and immediately exercisable;

(ii)	Any restrictions imposed on Restricted Stock shall lapse and such Restricted Stock shall become freely transferable;
(iii)
all Restricted Stock Units shall become fully vested and be settled in full by a payment equal to the Fair Market Value of the Shares underlying the Restricted Stock Units, which shall be paid either in cash or, in the discretion of the Committee, in whole or in part in Shares; and

(iv)
The payout opportunities attainable at target or, if greater, in the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change in Control, under all outstanding Awards of Performance Stock Units or Performance Shares or other types of performance-based Awards shall be deemed to have been earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid either the earned amount of an Award denominated in cash, or the Fair Market Value of the earned Shares in the case of an Award denominated in Shares, which shall be paid either in cash or, in the discretion of the Committee, in whole or in part in Shares.

The foregoing provisions of this Section 17.1(b) shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change in Control following an Involuntary Termination (not due to Disability) occurring during the 180-day period prior to the Change in Control. Notwithstanding the foregoing, if the Fair Market Value of a Share subject to an Option or SAR, as determined by the terms of the Change in Control transaction, does not exceed the Option Price or Grant Price, such Option or SAR may be cancelled without the issuance of a Replacement Award, and the Company shall have no further obligations with respect to such Option or SAR.

(c)
Termination of Non-employee Directors. This termination event applies only to Participants who are non-employee Directors. In the event that a Participant’s service as a non-employee Director with the Company terminates during the Change in Control Period for any reason, all of the Participant’s Awards shall be treated in the manner described in subsections (a) and (b).

Article 18. Amendment, Modification, Suspension, and Termination
18.1
Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part, subject to any requirement of stockholder approval imposed by Applicable Law.

18.2
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 and 17.1) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, the Committee shall not, directly or indirectly, reduce the Option Price of an Option or Grant Price of an SAR unless such reduction is permitted by Section 3.5 and satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) (if applicable) or other Applicable Law.

18.3
Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.1 or 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4
Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under this Plan without further consideration or action.

Article 19. Withholding
19.1
General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2
Specific Awards. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash, and (ii) in the case of the exercise of Options or payments of Awards in Shares, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such Shares, or alternatively, the Company may require or permit the Participant to elect to have withheld a number of Shares, or deliver such number of previously acquired Shares, the Fair Market Value of which does not exceed the maximum statutory withholding tax required be withheld from the shares to be received upon such exercise or payment.

Article 20. Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21. General Provisions
21.1
Effect of Other Agreements. To the extent provided in an Award Agreement or otherwise determined by the Committee (regardless of the terms of the Other Agreement), and subject to Section 3.4, the terms of an Other Agreement may be deemed incorporated into the Award Agreement, and may alter the definition of Cause, Good Reason, Retirement or Change in Control, the treatment of the Award upon a termination of employment or service or a Change in Control, or any other provisions relating to vesting or lapse of forfeiture provisions, provided that Award, as so altered, could have been granted under this Plan without violating any term of this Plan or any Applicable Law

21.2
Right of Offset. The Company, any Subsidiary, or an Affiliate may, to the extent permitted by Applicable Law, deduct from and set off against any amounts the Company, any Subsidiary, or an Affiliate, as the case may be, may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, any Subsidiary, or an Affiliate, as the case may be, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 21.2.

21.3	Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.4
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.5
Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.6
Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

21.7
Securities Law Compliance. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.8	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.10
Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.11
Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or non-employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Employees and/or non-employee Directors outside the United States are eligible to participate in this Plan;
(b)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;
(c)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Committee shall be attached to this Plan document as appendices; and

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.
21.12
Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

21.13
Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.14
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15
Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, any Subsidiary’s, or an Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.16
Deferred Compensation. It is the Company’s intent that any Awards granted under this Plan are structured to be exempt from Code Section 409A, including all Treasury Regulations and other guidance issuance pursuant thereto (“Section 409A”) or are structured to comply with the requirements of deferred compensation subject to Section 409A. Notwithstanding any contrary provision of this Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

(a)	For purposes of this Section 21.16, an Award shall constitute a “409A Award” as used in this Section 21.16 only if and to the extent either:
(i)
it is an Award (other than an Option, SAR, Performance Share or Restricted Stock) that (A) is not “subject to a substantial risk of forfeiture” as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of this Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

(ii)
the Committee (after taking into account the definition of Resignation for Good Reason as provided in Section 2(ss), and any applicable exemptions from Section 409A), determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

Notwithstanding the foregoing, an Award shall not be considered a 409A Award if at the time the Award is granted (or, if later, the time the Award is no longer subject to a substantial risk of forfeiture), the Participant is not subject to United States income tax on any of the Participant’s income (including such Award if it were taxable), or if the Award is otherwise covered by any of the exceptions contained in the Section 409A regulations relating to foreign plans.
(b)
If any amount becomes payable under any 409A Award by reason of a Participant’s termination of employment, and such Participant incurs a termination of employment as set forth in this Plan (including, without limit, Section 5.4 of this Plan) or the Award that is not a “separation from service,” as defined by Section 409A, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the termination of employment, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 21.16(d)), (ii) the date that a “change in control event” as defined in Section 409A occurs with respect to the Participant, (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date. Notwithstanding anything in this Plan, the Committee shall not exercise its discretion under Section 5.5 in a manner inconsistent with this Section 21.16.

(c)
If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by this Plan or the Award that is not a “change in control event,” as defined by Section 409A, with respect to such Participant, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the Change in Control, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 21.16(d)), (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(d)
No amount that becomes payable under any 409A Award by reason of a Participant’s separation from service (as determined after the application of Section 21.16(b) and (c)) will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death.

(e)
To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the “409A Deferral Date”) by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a “severe financial hardship” resulting from an “unforeseeable emergency,” all as defined in Section 409A.

(f)	For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A.
(g)
Any payment with respect to a 409A Award that becomes payable upon a specified vesting date, as defined in this Plan or Award, shall be paid as soon as practical after such vesting date, but not later than the last day of the calendar year in which the vesting date occurs.

(h)
Notwithstanding the Company’s intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Company nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Company or any member of the Committee for payment of any such tax.

(i)
Anything else contained in this Plan to the contrary notwithstanding, if a non-employee Director elects to defer payment of any Award pursuant to the Amended and Restated ACCO Brands Corporation Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”), such Award shall be considered a 409A Award, and such Award shall be paid at the time and in the manner provided in the Deferred Compensation Plan.

21.17
Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.18
No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s, any Subsidiary’s, or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company, any Subsidiary, or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.19
Governing Law. This Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.20
Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or any Subsidiary or member of a Company committee to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, by-laws or its organizational regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ACCO Brands Corporation
By:
Name:	Pamela R. Schneider
Title:	Senior Vice President, General Counsel and Corporate Secretary

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 16, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 12, 2022 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACCO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 16, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 12, 2022 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors:

Nominees	For	Against	Abstain
1a. Gina R. Boswell	☐	☐	☐
1b. Kathleen S. Dvorak	☐	☐	☐
1c. Boris Elisman	☐	☐	☐
1d. Pradeep Jotwani	☐	☐	☐
1e. Robert J. Keller	☐	☐	☐
1f. Thomas Kroeger	☐	☐	☐
1g. Ron Lombardi	☐	☐	☐
1h. Graciela I. Monteagudo	☐	☐	☐
1i. E. Mark Rajkowski	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.	☐	☐	☐
3. The approval, by non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
4. The approval of the 2022 ACCO Brands Corporation Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000555983_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

ACCO BRANDS CORPORATION
Annual Meeting of Stockholders
May 17, 2022 9:30 AM, CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint James M. Dudek, Jr. and Pamela R. Schneider, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCO Brands Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, CDT on May 17, 2022, via live webcast at www.virtualshareholdermeeting.com/ACCO2022.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE BUT THIS CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000555983_2 R1.0.0.24

Continued and to be signed on reverse side